                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                           (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Sections 240.14a-11(c) or
         Section 240.14a-12

                                   Filing By:


                First Sierra Financial, Inc. (File No. 0-22525)

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                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11:

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies(1):

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(2) (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [X] Fee paid previously with preliminary materials.


     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:


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

                          FIRST SIERRA FINANCIAL, INC.
                         600 TRAVIS STREET, SUITE 7050
                              HOUSTON, TEXAS 77002


                                                                   July 28, 1998


Dear Stockholder of First Sierra Financial, Inc.:


     You are invited to attend a Special Meeting of Stockholders of First Sierra Financial, Inc. ("First Sierra") to be held on August 28, 1998 at 10:00 a.m., Central Time. The Special Meeting will be held at the Four Seasons Hotel, 1300 Lamar, Houston, Texas.



     At the Special Meeting you will be asked to consider and vote upon (i) the issuance of shares of Common Stock of First Sierra (the "First Sierra Common Stock") pursuant to an Agreement and Plan of Merger, dated as of June 10, 1998 (the "Merger Agreement"), by and among First Sierra, Sierra Acquisition Corporation I ("Subsidiary"), a wholly-owned subsidiary of First Sierra, and Oliver-Allen Corporation, Inc. ("OAC" or "Oliver-Allen") (the "Merger Proposal"); (ii) a proposal to amend First Sierra's Restated Certificate of Incorporation to increase its authorized shares of Common Stock from 25,000,000 shares to 100,000,000 shares (the "Charter Proposal"); and (iii) a proposal to amend First Sierra's 1997 Stock Option Plan to increase the number of shares reserved for issuance thereunder to 20% of the shares of First Sierra Common Stock outstanding at any given time (the "Option Plan Proposal").



     The Merger Agreement provides, among other things, for the merger of Subsidiary with and into OAC (the "Merger"), pursuant to which OAC would become a wholly-owned subsidiary of First Sierra and each outstanding share of common stock of OAC, par value $10 per share ("OAC Common Stock"), would be converted into a number of shares of First Sierra Common Stock, determined by dividing (i) $79,000,000 minus any transaction fees in excess of $5,100,000 by (ii) $25 and then dividing the quotient thereof by the aggregate number of shares of OAC Common Stock issued and outstanding at the effective time of the Merger (the "Exchange Ratio"). In addition, each option to purchase OAC Common Stock that is outstanding at the Effective Time (an "OAC Option") shall be converted into an option to purchase the number of shares of First Sierra Common Stock equal to the number of shares of OAC Common Stock subject to the OAC Option multiplied by the Exchange Ratio at an exercise price equal to the exercise price under the OAC Option divided by the Exchange Ratio (the "Adjusted Exchange Ratio"). Upon consummation of the Merger, First Sierra would issue approximately 3,160,000 shares of First Sierra Common Stock to the stockholders of OAC, representing approximately 20.0% of the total shares of First Sierra Common Stock to be outstanding immediately after the Merger, based upon the number of shares of First Sierra Common Stock outstanding as of July 24, 1998. On July 27, 1998, the last reported sale price of First Sierra Common Stock on the Nasdaq National Market was $32.50 per share.



     The Merger is subject to a number of conditions, including obtaining the approval of the stockholders of First Sierra and obtaining any necessary regulatory waivers or approvals. A summary of the basic terms and conditions of the Merger, certain financial and other information relating to First Sierra and OAC and a copy of the Merger Agreement are set forth in the accompanying Proxy Statement. The affirmative vote of a majority of the total votes cast in person or by proxy at the Special Meeting is necessary to approve the issuance of shares of First Sierra Common Stock in connection with the Merger. The Merger Agreement has previously been approved by the stockholders of OAC. If the requisite approval of the stockholders of First Sierra is received, the Merger is expected to be consummated on or about August 31, 1998.



     Your Board of Directors has unanimously approved the terms and conditions of the Merger and the Merger Agreement. In addition, the Board of Directors has received an opinion from Friedman, Billings, Ramsey & Co., Inc. (a copy of which is included in the accompanying Proxy Statement) that the Exchange Ratio is fair to First Sierra from a financial point of view. THE BOARD OF DIRECTORS OF FIRST SIERRA BELIEVES THAT THE PROPOSED MERGER WITH OAC IS ADVISABLE AND IN THE BEST INTERESTS OF FIRST SIERRA AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ISSUANCE OF SHARES OF FIRST SIERRA COMMON STOCK IN CONNECTION WITH THE MERGER.

     The amendment to First Sierra's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 100,000,000 will provide First Sierra with additional shares for issuance at the Board of Directors' discretion in connection with future acquisitions, stock splits and stock dividends, equity financings, employee benefit plans and other corporate purposes.


     The affirmative vote of the holders of a majority of the outstanding shares of First Sierra Common Stock is necessary to approve the Charter Proposal. THE BOARD OF DIRECTORS OF FIRST SIERRA HAS UNANIMOUSLY APPROVED THE CHARTER PROPOSAL AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE CHARTER PROPOSAL.


     The Board of Directors of First Sierra believes that an increase in the number of shares of First Sierra Common Stock available for grant under the First Sierra Financial, Inc. 1997 Stock Option Plan is necessary in order to be able to attract and retain valuable employees through the grant of stock options. The affirmative vote of a majority of the total votes cast in person or by proxy at the Special Meeting is necessary to approve the Option Plan Proposal. THE BOARD OF DIRECTORS OF FIRST SIERRA HAS UNANIMOUSLY APPROVED THE OPTION PLAN PROPOSAL AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE OPTION PLAN PROPOSAL.


     You should read carefully the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement for details of the Merger, the Charter Proposal and the Option Plan Proposal.

     Regardless of the number of shares you hold or whether you plan to attend the Special Meeting, we urge you to complete, sign, date, and return the enclosed proxy card immediately. If you attend the Special Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                                            Sincerely,

                                            THOMAS J. DEPPING

                                            Thomas J. Depping
                                            Chairman of the Board

                          FIRST SIERRA FINANCIAL, INC.
                         600 TRAVIS STREET, SUITE 7050
                             HOUSTON, TEXAS, 77002

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON AUGUST 28, 1998


To the Stockholders of First Sierra Financial, Inc.:


     Notice is hereby given that a Special Meeting of Stockholders of First Sierra Financial, Inc. ("First Sierra") will be held at the Four Seasons Hotel, 1300 Lamar, Houston, Texas, on August 28, 1998, at 10:00 a.m., Central Time, to consider and act upon the following proposals (the "Proposals"):



          1. To approve the issuance of shares of Common Stock of First Sierra ("First Sierra Common Stock") pursuant to an Agreement and Plan of Merger, dated as of June 10, 1998 (the "Merger Agreement"), by and among Oliver-Allen Corporation, Inc. ("OAC") and Sierra Acquisition Corporation I ("Subsidiary"), a wholly-owned subsidiary of First Sierra, providing for, among other things, the merger of Subsidiary with and into OAC (the "Merger") and the conversion of each outstanding share of OAC common stock, par value $10 per share, into a number of shares of First Sierra Common Stock, determined by dividing (i) $79,000,000 minus any transaction fees in excess of $5,100,000 by (ii) $25 and then dividing the quotient thereof by the aggregate number of shares of common stock of OAC issued and outstanding as of the effective time of the Merger (the "Merger Proposal");



          2. To approve an amendment to First Sierra's Restated Certificate of Incorporation to increase its authorized shares of Common Stock from 25,000,000 to 100,000,000 (the "Charter Proposal"); and



          3. To approve an amendment to First Sierra's 1997 Stock Option Plan to increase the number of shares of First Sierra Common Stock reserved for issuance thereunder to 20% of the shares of First Sierra Common Stock outstanding at any given time (the "Option Plan Proposal").


     The meeting may be postponed or adjourned from time to time, and at any reconvened meeting actions with respect to the matters specified in this notice may be taken without further notice to stockholders unless required by the Bylaws of First Sierra.


     Only stockholders of record at the close of business on July 24, 1998, are entitled to notice of and to vote on the Proposals at the Special Meeting and any postponements or adjournments thereof. The approval and adoption of the Merger Proposal and the Option Plan Proposal each require the affirmative vote of a majority of the total votes cast in person or by proxy at the Special Meeting. The approval and adoption of the Charter Proposal requires the affirmative vote of the holders of a majority of the shares of First Sierra Common Stock outstanding on the record date. The Merger Proposal, the Charter Proposal, the Option Plan Proposal and other related matters are more fully described in the accompanying Proxy Statement and the Appendices thereto, which form a part of this notice and should be read carefully by all stockholders.


                                            By Order of the Board of Directors,

                                            /s/ SANDY B. HO
                                            Sandy B. Ho
                                            Corporate Secretary

Houston, Texas

July 28, 1998


WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                          FIRST SIERRA FINANCIAL, INC.

                                PROXY STATEMENT


     This Proxy Statement is being furnished to the stockholders of First Sierra Financial, Inc., a Delaware corporation ("First Sierra"), in connection with the solicitation of proxies by its Board of Directors to be voted at a special meeting of stockholders of First Sierra (the "Special Meeting") scheduled to be held on August 28, 1998, at 10:00 a.m., Central Time, at the Four Seasons Hotel, 1300 Lamar, Houston, Texas, and at any adjournment or postponement thereof.



     At the Special Meeting, the holders of common stock, par value $.01 per share of First Sierra ("First Sierra Common Stock"), will be asked to consider and vote upon a proposal to approve the issuance of shares of First Sierra Common Stock pursuant to an Agreement and Plan of Merger, dated as of June 10, 1998 (the "Merger Agreement"), among First Sierra, Sierra Acquisition Corporation I, a wholly-owned subsidiary of First Sierra ("Subsidiary"), and Oliver-Allen Corporation, Inc. ("OAC") providing for the merger of Subsidiary with and into OAC (the "Merger"). Such approval is a condition to consummating the Merger. Upon consummation of the Merger, OAC will become a wholly-owned subsidiary of First Sierra and each outstanding share of common stock of OAC, par value $10 per share ("OAC Common Stock"), will be converted into a number of shares of First Sierra Common Stock determined by dividing (i) $79,000,000 minus any transaction fees in excess of $5,100,000 by (ii) $25 and then dividing the quotient thereof by the aggregate number of shares of OAC Common Stock issued and outstanding at the effective time of the Merger (the "Exchange Ratio"). See "The Plan of Merger and Terms of the Merger." A copy of the Merger Agreement is attached hereto as Appendix A and incorporated herein by reference.



     On July 27, 1998, the last reported sale price of First Sierra Common Stock on the Nasdaq National Market ("Nasdaq") was $32.50 per share. Based on such closing price, the consideration to be received by stockholders of OAC pursuant to the Merger would be approximately $171,166 per share of OAC Common Stock. Based upon the number of shares of First Sierra Common Stock outstanding as of July 24, 1998, approximately 15.8 million shares of First Sierra Common Stock will be outstanding after the Merger is consummated, of which approximately 20.0% will be owned by former stockholders of OAC and approximately 80.0% will be owned by current stockholders of First Sierra.



     At the Special Meeting, the holders of First Sierra Common Stock also will be asked to vote upon (i) a proposal to amend First Sierra's Restated Certificate of Incorporation to increase its authorized shares of Common Stock from 25,000,000 shares to 100,000,000 shares (the "Charter Proposal") and (ii) a proposal to amend First Sierra's 1997 Stock Option Plan to increase the number of shares of First Sierra Common Stock reserved for issuance thereunder to 20% of the shares of First Sierra Common Stock outstanding at any given time (the "Option Plan Proposal").



     This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of First Sierra on or about July 29, 1998. A stockholder who has given a proxy may revoke it at any time prior to its exercise.



     The date of this Proxy Statement is July 28, 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FIRST SIERRA OR OAC. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH A SOLICITATION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FIRST SIERRA OR OAC SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS PROXY STATEMENT IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. ALL INFORMATION HEREIN WITH RESPECT TO FIRST SIERRA AND SUBSIDIARY HAS BEEN FURNISHED BY FIRST SIERRA, AND ALL INFORMATION HEREIN WITH RESPECT TO OAC HAS BEEN FURNISHED BY OAC.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
AVAILABLE INFORMATION.......................................  iii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........  iii
FORWARD-LOOKING STATEMENTS..................................   iv
SUMMARY.....................................................    1
  The Companies.............................................    1
  The Special Meeting.......................................    2
  The Merger................................................    2
  Other Proposals to be Presented at the Special Meeting....    6
SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL
  DATA......................................................    7
COMPARATIVE UNAUDITED PER SHARE DATA........................   12
THE MEETING.................................................   13
  Date, Time and Place of the Meeting.......................   13
  Purpose of the Meeting....................................   13
  Record Date and Outstanding Shares........................   13
  Voting and Revocation of Proxies..........................   13
  Vote Required for Approval................................   14
  Solicitation of Proxies...................................   14
  Other Matters.............................................   14
THE MERGER AND RELATED TRANSACTIONS.........................   15
  General Description of the Merger.........................   15
  Background of the Merger..................................   15
  First Sierra's Reasons for the Merger.....................   16
  Recommendation of the Board of Directors of First
     Sierra.................................................   16
  OAC's Reasons For the Merger..............................   16
  Opinion of Financial Advisor to First Sierra..............   17
  Certain Federal Income Tax Consequences...................   20
  Accounting Treatment......................................   21
  Government and Regulatory Approvals.......................   22
  Interests of Certain Persons in the Merger................   22
  Restrictions On Resales By Affiliates.....................   23
  Federal Securities Law Consequences; Resale Registration
     Statement..............................................   23
AMENDMENT TO FIRST SIERRA RESTATED CERTIFICATE OF
  INCORPORATION.............................................   24
APPROVAL OF AMENDMENT TO THE COMPANY'S 1997 STOCK OPTION
  PLAN......................................................   25
  General...................................................   25
  Summary of 1997 Stock Option Plan.........................   25
  Options Granted in 1997 Under the 1997 Stock Option
     Plan...................................................   27
  Federal Income Tax Consequences of the Plan...............   27
  Board Recommendation......................................   28
EXECUTIVE COMPENSATION......................................   29
  Employment Agreements.....................................   30
  Compensation and Stock Option Committee Interlocks and
     Insider Participation..................................   31
THE PLAN OF MERGER AND TERMS OF THE MERGER..................   32
  Effective Time of the Merger..............................   32
  Manner and Basis for Converting Shares and Options........   32
  Conditions to the Merger..................................   32
  Cooperation...............................................   34
  Representations and Warranties of First Sierra and OAC....   34
  Conduct of the Business of First Sierra and OAC Prior to
     the Merger.............................................   34
  No Solicitation of Acquisition Transactions...............   35
  Conduct of the Business of the Combined Companies
     Following the Merger...................................   36
  Termination or Amendment..................................   36
  Transaction Fees..........................................   36
  Indemnification...........................................   37
  Other Agreements..........................................   39

                                                              PAGE
                                                              ----
BUSINESS OF OAC.............................................   40
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF OAC..........................   42
SECURITIES BENEFICIALLY OWNED BY PRINCIPAL STOCKHOLDERS AND
  MANAGEMENT OF FIRST SIERRA................................   47
INDEPENDENT ACCOUNTANTS.....................................   47
PROPOSALS OF STOCKHOLDERS FOR ANNUAL MEETING................   48
OTHER MATTERS...............................................   48
INDEX TO FINANCIAL STATEMENTS...............................  F-1
APPENDIX A -- Agreement and Plan of Merger..................  A-1
APPENDIX B -- Opinion of Friedman, Billings, Ramsey & Co.,
  Inc.......................................................  B-1

                             AVAILABLE INFORMATION


     First Sierra is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information may be inspected and copied at the offices of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the Commission in Chicago, Illinois at Citicorp Center, 500 W. Madison, Suite 1400, Chicago, Illinois 60661-2511 and in New York, New York at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). First Sierra's securities are listed on Nasdaq and the reports, proxy statements and other information of First Sierra described above may also be inspected at The Nasdaq Stock Market, Inc., 1735 K Street, Washington, D.C. 20006.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     First Sierra incorporates herein by reference the following documents filed by it with the Commission (File No. 0-22525) pursuant to the Exchange Act:

          (i) its Annual Report on Form 10-K for the year ended December 31,
     1997;

          (ii) its Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;


          (iii) its Current Report on Form 8-K dated July 16, 1998.


     All documents filed by First Sierra pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be part hereof from the date of filing of such documents. All information appearing in this Proxy Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Proxy Statement, to the extent that a statement contained herein or in any subsequently filed document that is deemed to be incorporated herein modifies or supersedes any such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.


     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. FIRST SIERRA HEREBY UNDERTAKES TO PROVIDE, BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF A REQUEST, WITHOUT CHARGE, TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS REFERRED TO ABOVE THAT HAVE BEEN OR MAY BE INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). DOCUMENTS RELATING TO FIRST SIERRA ARE AVAILABLE UPON REQUEST FROM FIRST SIERRA FINANCIAL, INC., 600 TRAVIS STREET, SUITE 7050, HOUSTON, TEXAS 77002, ATTENTION: CORPORATE SECRETARY, TELEPHONE NUMBER (713) 221-8822. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY AUGUST 21, 1998.

                             ---------------------

                           FORWARD-LOOKING STATEMENTS


     Certain statements in the Summary and under the captions "The Merger and Related Transactions -- Background of the Merger," "-- First Sierra's Reasons for the Merger," "-- Recommendation of the Board of Directors of First Sierra," and elsewhere in this Proxy Statement, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the combined company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: uncertainty as to the combined company's future profitability; the combined company's ability to develop and implement operational and financial systems to manage rapidly growing operations; competition in First Sierra's and OAC's existing and potential future lines of business; the combined company's ability to integrate and successfully operate acquired businesses and the risks associated with such businesses; the combined company's ability to obtain financing on acceptable terms to finance the combined company's growth strategy and for the combined company to operate within the limitations imposed by financing arrangements; uncertainty as to the future profitability of acquired businesses; trends in the lease finance industry; competitive pressures; changes in relationships with lease sources; changes in the regulatory environment; and the impact of accounting policies required to be adopted in the future. In addition, First Sierra stockholders should consider carefully the information set forth under the captions "Business -- Competition," "-- Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Parts I and II of First Sierra's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which is incorporated by reference herein. Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized as well as other factors may also cause actual results to differ materially from those projected. First Sierra assumes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere or incorporated by reference in this Proxy Statement. The information contained in this summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Proxy Statement and the documents incorporated herein by reference.

THE COMPANIES

  First Sierra Financial, Inc. and Sierra Acquisition Corporation I

     First Sierra is a specialized finance company that acquires and originates, sells and services equipment leases. The underlying leases financed by First Sierra relate to a wide range of equipment, including computers and peripherals, computer software, medical, dental and diagnostic, telecommunications, office, automotive servicing, hotel security, food services, tree service and industrial, as well as specialty vehicles. The equipment generally has a purchase price of less than $250,000 (with an average of approximately $20,000 from inception through March 31, 1998), and thus First Sierra's leases are commonly referred to as "small ticket leases." First Sierra initially funds the acquisition or origination of its leases through its warehouse facilities or from working capital and, upon achieving a sufficient portfolio size, sells such receivables in the public and private markets, principally through its securitization program. First Sierra focuses on maximizing the spread between the yield received on its leases and its cost of funds by obtaining favorable terms on its warehouse facilities, securitizations and other structured finance transactions.

     First Sierra has established strategic alliances with a network of independent leasing companies, lease brokers and equipment vendors, each of which acts as a source from which First Sierra obtains access to equipment leases (collectively, "Sources"). First Sierra customizes lease financing products to meet the specific equipment financing needs of its Sources and in many cases provides such Sources with servicing and technological support via on-line connections to First Sierra's state-of-the-art computer system.


     First Sierra views acquisitions of equipment leasing companies as a fundamental part of its growth strategy. Since July 1996, First Sierra has completed 20 acquisitions of equipment leasing companies. First Sierra's acquisitions have substantially increased its ability to generate lease origination volume and have allowed it to introduce new programs and enter new markets. First Sierra intends to continue to seek acquisition opportunities in additional markets to further expand its business.


     Subsidiary is a wholly-owned subsidiary of First Sierra organized for the purpose of effecting a transaction such as the Merger. Subsidiary has no material assets and has not engaged in any activities except in connection with the Merger. The principal executive offices of First Sierra and Subsidiary are located at 600 Travis Street, Suite 7050, Houston, Texas 77072 and the telephone number is (713) 221-8822.

     Additional information concerning First Sierra is included in First Sierra's reports filed under the Exchange Act that are incorporated by reference in this Proxy Statement. See "Available Information" and "Incorporation of Certain Information by Reference."

  Oliver-Allen Corporation, Inc.


     OAC is an information technology leasing company that provides technology and financing solutions to middle-market companies throughout the United States. OAC specializes in configuring and leasing mid-range systems, such as IBM AS/400s, networking systems, including client server systems, desktop and laptop computers and peripherals and telecommunications equipment. OAC had lease originations of $88 million for the nine months ended March 31, 1998 and a lease portfolio at original equipment cost of $246 million at March 31, 1998. OAC also derives a small portion of its revenue from computer sales activities. OAC has offices in Larkspur, California, approximately 15 miles north of San Francisco, in Southern California and in the Minneapolis, Minnesota area. The principal executive offices of OAC are located at 801 Larkspur Landing, Larkspur, California 94939 and the telephone number is (415) 461-4600.

THE SPECIAL MEETING


     The Special Meeting will be held at 10:00 a.m., Central Time on August 28, 1998, at the Four Seasons Hotel, 1300 Lamar, Houston, Texas, for the purpose of considering and acting upon the Merger Proposal, the Charter Proposal and the Option Plan Proposal and to transact such other business as may be properly brought before the meeting or any adjournment thereof.



     Only those stockholders of First Sierra of record at the close of business on July 24, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting.



     Approval of each of the Merger Proposal and the Option Plan Proposal require the affirmative vote of a majority of the total votes cast, in person or by proxy, at the Special Meeting. At the close of business on the Record Date, there were 12,698,020 shares of First Sierra Common Stock outstanding and entitled to vote at the Special Meeting. The affirmative vote of the holders of a majority of the shares of First Sierra Common Stock issued and outstanding on the Record Date is required to approve the Charter Proposal. Holders of First Sierra Common Stock are entitled to one vote per share. All executive officers and directors of First Sierra who are stockholders of First Sierra and who, as of the Record Date, collectively had the right to vote approximately 4.7 million shares of First Sierra Common Stock, representing approximately 37.4% of the shares outstanding as of such date, have indicated to First Sierra that they intend to vote the shares of First Sierra Common Stock over which they have voting control in favor of the Merger Proposal, the Charter Proposal and the Option Plan Proposal. See "The Special Meeting -- Vote Required for Approval."


THE MERGER

  Recommendations of the Board of Directors of First Sierra

     The Board of Directors of First Sierra has unanimously approved the issuance of shares of First Sierra Common Stock pursuant to the Merger Agreement and has directed that such issuance be submitted to the stockholders of First Sierra. The Board of Directors of First Sierra recommends that the stockholders of First Sierra approve the issuance of shares of First Sierra Common Stock pursuant to the Merger Agreement. See "The Merger and Related
Transactions -- Background of the Merger," "-- First Sierra's Reasons for the Merger" and "-- Recommendation of the Board of Directors of First Sierra."

  Opinion of Financial Advisor


     On June 9, 1998, the Board of Directors of First Sierra received an oral opinion, which was subsequently confirmed in writing, from Friedman, Billings, Ramsey & Co., Inc. ("FBR") to the effect that, as of such date, the Exchange Ratio was fair to the stockholders of First Sierra from a financial point of view. The full text of the written opinion of FBR, dated July 28, 1998, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this Proxy Statement as Appendix B and is incorporated herein by reference. HOLDERS OF FIRST SIERRA COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. See "The Merger and Related Transactions -- Opinion of Financial Advisor to First Sierra."


  Certain Terms of The Merger


     Exchange Ratio and Conversion of OAC Options. At the Effective Time (as defined below), Subsidiary will merge with and into OAC, and OAC will become a wholly-owned subsidiary of First Sierra. In the Merger, each outstanding share of OAC Common Stock will be converted into the right to receive, without interest, a number of shares of First Sierra Common Stock determined by dividing
(i) $79,000,000 minus any transaction fees in excess of $5,100,000 by (ii) $25 and then dividing the quotient thereof by the aggregate number of shares of OAC Common Stock issued and outstanding at the Effective Time (the "Exchange Ratio"). In addition, each option to purchase OAC Common Stock that is outstanding at the Effective Time, whether or not exercisable (an "OAC Option"), will be converted into an option to purchase a number of shares of First Sierra Common Stock equal to the number of shares of OAC Common Stock subject to the OAC Option multiplied by the Exchange Ratio at an exercise price equal to the exercise price under the OAC Option divided by the Exchange Ratio (the "Adjusted Exchange Ratio") and First Sierra will assume each

OAC Option in accordance with the stock option agreement by which it is evidenced. As of July 24, 1998, John M. Howe, an executive officer of OAC, held an option to acquire 150 shares of OAC Common Stock, at an exercise price of $25,000 per share, pursuant to the terms of a stock option agreement. See "The Merger and Related Transactions -- Conflicts of Interest." There are no other outstanding OAC Options. At the Effective Time, each issued and outstanding share of common stock, par value $.01 per share, of Subsidiary ("Subsidiary Common Stock") will be converted into one share of common stock, par value $.01 per share, of the corporation surviving the Merger (the "Surviving Corporation").



     Based upon the number of shares of First Sierra Common Stock outstanding as of July 24, 1998, approximately 15.8 million shares of First Sierra Common Stock will be outstanding immediately after the Effective Time, of which approximately 3,160,000 shares, representing approximately 20.0% of the total number of outstanding shares, will be held by former holders of OAC Common Stock. See "The Plan of Merger and Terms of the Merger -- Manner and Basis for Converting Shares and Options".



     On June 9, 1998, the last trading day prior to announcement by First Sierra and OAC that they had reached an agreement concerning the Merger, the last reported sale price of First Sierra Common Stock as reported on Nasdaq was $24.00 per share. Assuming the Merger had occurred on such date, the equivalent market value per share of OAC Common Stock, calculated by multiplying the closing sale price of First Sierra Common Stock by the Exchange Ratio, would have been approximately $126,400.



     On July 27, 1998, the closing sale price of First Sierra Common Stock as reported on Nasdaq was $32.50 per share. The market price of First Sierra Common Stock is subject to fluctuation. The Merger Agreement may be terminated by First Sierra or OAC if the Average Closing Price (as defined herein) is less than $21.00 per share. See "The Plan of Merger and Terms of the Merger -- Termination or Amendment." Subject to this termination right, the market price of First Sierra Common Stock on the Closing Date may be more or less than the price of First Sierra Common Stock as of the date of this Proxy Statement.



     Fractional Shares. No certificates or scrip for fractional shares of First Sierra Common Stock will be issued in the Merger and no First Sierra Common Stock dividend, stock split or interest will relate to any fractional security. Fractional interests will not entitle the owner thereof to vote or to any other rights of a security holder.


     Effective Time of the Merger. The Merger will become effective at such time (the "Effective Time") as shall be stated in certificates of merger to be filed with the Secretary of State of the State of California and the Secretary of State of the State of Delaware (the "Certificates of Merger") in accordance with the California General Corporation Law (the "GCL") and the Delaware General Corporation Law (the "DGCL"), respectively. Assuming the requisite stockholder approval of the issuance of shares of First Sierra Common Stock pursuant to the Merger Agreement is obtained, it is anticipated that the Effective Time of the Merger will occur as soon as practicable following the Special Meeting. If all other conditions to the Merger have not been satisfied or waived prior to the Special Meeting, however, it is expected that the Merger will occur as soon as practicable after such conditions have been satisfied or waived.

     Indemnification. The Merger Agreement provides that (i) the indemnification provisions of the Articles of Incorporation of OAC as in effect at the Effective Time will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of OAC, and (ii) after the Effective Time, First Sierra will indemnify and hold harmless each present and former director or officer of OAC and each person who served at the request of OAC as a director, officer, partner, fiduciary, employee or agent of OAC against all costs and expenses (including reasonable attorneys fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or relating to any action or omission in their capacity as an officer, director, employee, agent or other person to whom such provision applies, in each case occurring before the Effective Time (including the transactions contemplated by the Merger Agreement). See "The Plan of Merger and Terms of the Merger -- Indemnification."

  Conditions to the Merger

     Certain Federal Income Tax Consequences. It is a condition to OAC's obligation to consummate the Merger that OAC shall have received an opinion of its counsel to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) no gain or loss will be recognized by First Sierra, OAC or Subsidiary as a result of the Merger and (iii) no gain or loss will be recognized by the holders of OAC Common Stock upon the exchange of their OAC Common Stock solely for shares of First Sierra Common Stock, except for gain or loss attributable to cash received in lieu of fractional shares. See "The Merger and Related Transactions -- Certain Federal Income Tax Consequences."

     Accounting Treatment. It is a condition to each party's obligation to consummate the Merger that First Sierra shall have received a letter from Arthur Andersen LLP, dated as of the date on which the transactions contemplated by the Merger Agreement are consummated (the "Closing Date"), to the effect that the Merger will qualify for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 ("APB No. 16") if closed and consummated in accordance with the Merger Agreement. Furthermore, it is a condition to each party's obligation to consummate the Merger that each of the parties to the Merger Agreement shall have received a letter dated the Closing Date, addressed to OAC, from Ernst & Young LLP, regarding such firm's concurrence with OAC's management's conclusions that no conditions exist related to OAC that would preclude First Sierra's accounting for the Merger with OAC as a pooling of interests under APB No. 16 if closed and consummated in accordance with the Merger Agreement. See "The Merger and Related
Transactions -- Accounting Treatment."


     Governmental and Regulatory Approvals. Consummation of the Merger is conditioned upon the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Consummation of the Merger is also conditioned upon receipt, prior to the Effective Time, of all necessary material governmental waivers, consents, orders and approvals and all necessary material consents from lenders. See "The Merger and Related Transactions -- Government and Regulatory Approvals."


     No Statute or Injunction Preventing Merger. Consummation of the Merger is subject to the condition that no statute, rule or regulation shall have been enacted by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the Merger illegal, and no injunction, preliminary or permanent, or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect.


     Other Conditions to the Merger. In addition to the approval and adoption of the issuance of shares of First Sierra Common Stock pursuant to the Merger Agreement by the requisite vote of holders of First Sierra Common Stock and the satisfaction of the conditions described above, the respective obligations of First Sierra and OAC to effect the Merger are subject to the satisfaction or waiver, where permissible, of certain other conditions, including, without limitation, (i) conditions relating to the accuracy of each party's representations and warranties and compliance with each party's covenants and
(ii) a condition to the effect that an additional listing application shall have been filed with Nasdaq with respect to the shares of First Sierra Common Stock issuable in connection with the Merger and those to be reserved for issuance upon the exercise of stock options. Additionally, the obligation of OAC to effect the Merger is further subject to satisfaction or waiver of (i) the condition that a resale registration statement covering the resale by holders of OAC Common Stock (the "OAC Stockholders") of the shares of First Sierra Common Stock issued to them in connection with the Merger (the "Resale Registration Statement") shall have been declared effective by the Commission, and (ii) certain conditions relating to delivery of First Sierra stock certificates and a legal opinion of counsel to First Sierra. The obligations of First Sierra and Subsidiary to effect the Merger are further subject to satisfaction or waiver of
(i) the condition that John M. Howe shall have terminated his employment with OAC and John F. Allen and John M. Howe shall have entered into new employment agreements with First Sierra; (ii) the condition that all necessary consents under OAC's Loan Agreement dated June 19, 1995 with Fleet Bank and other banks signatory thereto (the "Loan Agreement") shall have been obtained or all outstanding indebtedness thereunder shall have been repaid; and (iii) certain conditions relating to the delivery of OAC financial statements, stock certificates and a legal opinion of counsel to OAC and the OAC Stockholders. See "The Plan of Merger and Terms of the Merger -- Conditions to the Merger."

  No Solicitation

     The Merger Agreement provides that, after the date of the Merger Agreement and prior to the Effective Time or earlier termination of the Merger Agreement, OAC will not, and will not permit its subsidiaries to, initiate, solicit, negotiate, encourage, or provide information to facilitate, and OAC will use its reasonable efforts to cause any officer, director, or employee of OAC, or any attorney, accountant, investment banker, financial advisor or other agent retained by OAC or any of its subsidiaries not to initiate, solicit, negotiate, encourage, or provide information to facilitate, any proposal or offer to acquire all or any substantial part of the business or properties or any capital stock of OAC whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or any combination thereof (an "Acquisition Transaction").

  Termination or Amendment of Merger Agreement


     Termination. The Merger Agreement may be terminated under certain circumstances, including (a) by the mutual written consent of First Sierra and OAC or (b) either by First Sierra or OAC at any time prior to the Closing Date
(i) upon a breach of a representation or warranty by the other party (the "Non-Terminating Party") which is not cured in all material respects and which has or is likely to have a material adverse effect on the Non-Terminating Party and causes certain conditions set forth in the Merger Agreement to be incapable of being satisfied; (ii) if the Merger is not completed by December 31, 1998, (unless due to a delay or default on the part of the party requesting termination (the "Terminating Party")); (iii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the Terminating Party and if the Terminating Party shall have used reasonable efforts to prevent entry of such order; or (iv) if the average of the daily closing prices per share of First Sierra Common Stock during the 20 consecutive trading days in which such shares are traded on Nasdaq ending at the close of trading on the fifth trading day preceding any then scheduled Closing Date (the "Average Closing Price") is less than $21.00. Additionally, OAC may terminate the Merger Agreement (i) if First Sierra (a) fails to perform in any material respect any of its covenants in the Merger Agreement and (b) does not cure such default in all material respects within 30 days after written notice of such default specifying such default in reasonable detail is given to First Sierra by OAC; or (ii) if the stockholders of First Sierra fail to approve the issuance of shares of First Sierra Common Stock pursuant to the Merger Agreement at a duly held meeting of stockholders called for such purpose or any adjournment thereof.



     Amendment. The Merger Agreement may be amended or supplemented by an instrument in writing signed on behalf of each party and in compliance with applicable law. Such amendment may occur at any time prior to the Closing Date, and, subject to applicable law, whether before or after approval by the First Sierra stockholders of the issuance of shares of First Sierra Common Stock pursuant to the Merger Agreement. See "The Plan of Merger and Terms of the Merger -- Termination or Amendment."



     Transaction Fees. First Sierra and OAC have agreed that the purchase price of $79,000,000 will be reduced by the amount of any Transaction Fees in excess of $5,100,000. For purposes of the Merger Agreement, "Transaction Fees" means the sum of (i) all legal, accounting, tax, consulting and financial advisory and other fees and expenses incurred by OAC and its stockholders in connection with the transactions contemplated by the Merger Agreement that are not paid by OAC or its stockholders on or prior to the Closing Date and (ii) all amounts that, solely as a result of the Merger, OAC or First Sierra will be obligated to pay (including loans that OAC or First Sierra will be required to forgive) after the Effective Time to persons who were employees of OAC prior to the Effective Time pursuant to provisions in their employment, executive compensation, or other similar agreements relating to incentive bonuses or loan forgiveness payable in connection with the employee's continuation of employment after a change in control. See "The Plan of Merger and Terms of the Merger -- Transaction Fees."

  Dissenters' Rights

     Delaware law does not require that holders of First Sierra Common Stock who object to the issuance of shares of First Sierra Common Stock pursuant to the Merger Agreement and who vote against or abstain from voting in favor of such issuance be afforded any appraisal or dissenters' rights or the right to receive cash for their shares. First Sierra does not intend to make available any such rights to its stockholders.

  Restriction on Resale of Securities Issued In the Merger


     The shares of First Sierra Common Stock issued in connection with the Merger will not be freely transferable but will constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act and, if held by an affiliate of First Sierra or OAC, will also be subject to the restrictions on transfer agreed to by all such affiliates in connection with the pooling-of-interests requirements. First Sierra has agreed to provide the stockholders of OAC with certain registration rights with respect to the shares of First Sierra Common Stock issuable to them in connection with the Merger. See "The Merger and Related Transactions -- Federal Securities Law Consequences; Resale Registration Statement" and "The Plan of Merger and Terms of the
Merger -- Other Agreements -- Affiliate Agreements."


OTHER PROPOSALS TO BE PRESENTED AT THE SPECIAL MEETING

     At the Special Meeting, stockholders of First Sierra will also be asked to consider and act upon the following other proposals:


     Charter Proposal. To approve an amendment to the Restated Certificate of Incorporation of First Sierra to increase the number of authorized shares of First Sierra Common Stock from 25,000,000 shares to 100,000,000 shares. The Board of Directors of First Sierra believes that this amendment is necessary in order to assure that after the Merger, First Sierra will have shares available for issuance at the Board of Directors' discretion for future acquisitions, stock splits, stock dividends, equity financings, employee benefit plans and other corporate purposes. THE BOARD OF DIRECTORS OF FIRST SIERRA RECOMMENDS THAT THE STOCKHOLDERS OF FIRST SIERRA VOTE FOR THE CHARTER PROPOSAL.


     Approval and adoption of the Charter Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of First Sierra Common Stock entitled to vote on such proposal. Approval and adoption of the Charter Proposal is not a condition to the Merger.


     Stock Option Plan Proposal. To approve an amendment to the First Sierra Financial, Inc. 1997 Stock Option Plan (the "Option Plan") to increase the number of shares of First Sierra Common Stock reserved for issuance thereunder to 20% of the outstanding shares of First Sierra Common Stock. The Board of Directors of First Sierra believes that this amendment is necessary in order to be able to attract and retain valuable employees through the grant of stock options. THE BOARD OF DIRECTORS OF FIRST SIERRA RECOMMENDS THAT THE STOCKHOLDERS OF FIRST SIERRA VOTE FOR THE OPTION PLAN PROPOSAL. Approval and adoption of the Option Plan Proposal requires the affirmative vote of a majority of the total votes cast, in person or by proxy, at the Special Meeting. Approval and adoption of the Option Plan Proposal is not a condition to the Merger.

         SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA



        FIRST SIERRA FINANCIAL, INC.-SELECTED HISTORICAL FINANCIAL DATA



     The following selected historical consolidated financial data of First Sierra as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 have been derived from the historical audited consolidated financial statements of First Sierra. The selected historical consolidated financial data of First Sierra as of December 31, 1995, and as of and for the years ended December 31, 1993 and 1994 and as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 have been derived from the historical unaudited condensed consolidated financial statements of First Sierra and, in the opinion of management of First Sierra, reflect all adjustments necessary for a fair presentation of the financial position and results of operations of First Sierra for these periods. First Sierra's historical financial statements referred to above have been restated for the effects of two poolings which were consummated in the first quarter of 1998. The historical financial data is not necessarily indicative of the results to be expected after the Merger is consummated. The financial data should be read in conjunction with the separate audited consolidated financial statements and the notes thereto and the unaudited quarterly consolidated financial statements and the notes thereto included elsewhere or incorporated by reference herein. See "Available Information."



                                                                                                       THREE MONTHS
                                                               YEAR ENDED DECEMBER 31,               ENDED MARCH 31,
                                                    ----------------------------------------------   ----------------
                                                    1993(3)   1994(3)    1995     1996      1997      1997     1998
                                                    -------   -------   ------   -------   -------   ------   -------
                                                             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Gain on sale of lease financing
    receivables(1)................................  $  458    $  604    $4,176   $ 5,881   $22,476   $3,344   $ 6,550
  Interest income.................................      11       181     3,053     6,323     9,018    2,315     1,395
  Servicing income................................      --         6       323     1,050     3,092      533     1,207
  Other income....................................     707     1,004     1,566     2,956     6,537      685     2,640
                                                    ------    ------    ------   -------   -------   ------   -------
        Total revenues............................   1,176     1,795     9,118    16,210    41,123    6,877    11,792
                                                    ------    ------    ------   -------   -------   ------   -------
Expenses:
  Salaries and benefits...........................     250       652     1,881     3,548    10,010    1,458     3,661
  Interest expense................................      --       163     2,632     5,022     5,101    1,653       349
  Provision for credit losses.....................      --        28       392       537     1,891      294       693
  Depreciation and amortization...................      37        25       142       368     1,360      166       612
  Relocation of operations center.................      --        --        --        --        --       --       885
  Other general and administration................     914     1,750     2,375     3,959     9,056      844     1,567
                                                    ------    ------    ------   -------   -------   ------   -------
        Total expenses............................   1,201     2,618     7,422    13,434    27,418    4,415     7,767
                                                    ------    ------    ------   -------   -------   ------   -------
  Net income (loss) before provision (benefit) for
    income taxes..................................     (25)     (823)    1,696     2,776    13,705    2,462     4,025
  Provision (benefit) for income taxes............      --      (318)      570       932     5,131      883     1,608
                                                    ------    ------    ------   -------   -------   ------   -------
  Net income (loss)...............................     (25)     (505)    1,126     1,844     8,574    1,579     2,417
Preferred stock dividends.........................      --        --        --        60       120       39        22
                                                    ------    ------    ------   -------   -------   ------   -------
  Net income (loss) applicable to common
    shareholders..................................  $  (25)   $ (505)   $1,126   $ 1,784   $ 8,454   $1,540   $ 2,395
                                                    ======    ======    ======   =======   =======   ======   =======
Cash dividends per common share(3)................  $   --    $   --    $   --   $    --   $    --   $   --   $    --
                                                    ======    ======    ======   =======   =======   ======   =======
Earnings (loss) per common share(2)
  -- Basic........................................  $ (.04)   $(0.13)   $ 0.19   $  0.29   $  1.02   $ 0.25   $  0.21
                                                    ======    ======    ======   =======   =======   ======   =======
  -- Diluted......................................  $ (.04)   $(0.13)   $ 0.16   $  0.27   $  0.95   $ 0.23   $  0.20
                                                    ======    ======    ======   =======   =======   ======   =======
Weighted average shares outstanding(2)
  -- Basic........................................     586     3,749     6,059     6,137     8,249    6,283    11,250
                                                    ======    ======    ======   =======   =======   ======   =======
  -- Diluted......................................     586     3,842     6,895     6,744     9,006    6,911    11,999
                                                    ======    ======    ======   =======   =======   ======   =======

                                                                        AS OF DECEMBER 31,                    AS OF
                                                          -----------------------------------------------   MARCH 31,
                                                          1993(3)    1994      1995      1996      1997       1998
                                                          -------   -------   -------   -------   -------   ---------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Assets:
  Lease financing receivables, net......................   $ 106    $29,961   $67,444   $61,405   $24,769   $ 20,743
  Cash and cash equivalents.............................       6      2,307       946     2,876    13,265     47,089
  Investment in Trust Certificates......................      --         --        --     9,534    12,512     10,301
  Marketable security...................................      --         --        --        --     4,020      3,771
  Furniture and equipment, net..........................      18        187       379     1,313     3,535      3,684
  Goodwill and other intangible assets, net.............      --         --        --     3,615    20,162     20,035
  Other assets..........................................       7      1,265     1,181     1,913     7,570      6,193
                                                           -----    -------   -------   -------   -------   --------
        Total assets....................................   $ 137    $33,720   $69,950   $80,656   $85,833   $111,816
                                                           =====    =======   =======   =======   =======   ========
Liabilities and Stockholders' Equity (Deficit):
  Warehouse credit facilities...........................   $ 168    $23,539   $56,001   $52,820   $13,070   $  2,866
  Subordinated notes payable............................      --      9,000     9,000     9,000     6,000      1,000
  Other liabilities.....................................      73        865     3,467    12,386    27,276     26,503
                                                           -----    -------   -------   -------   -------   --------
        Total liabilities...............................     241     33,404    68,468    74,206    46,346     30,369
  Redeemable preferred stock............................      --         --        --     3,890     2,640      1,789
  Stockholders' equity (deficit)........................    (104)       316     1,482     2,560    36,847     79,658
                                                           -----    -------   -------   -------   -------   --------
        Total liabilities and stockholders' equity......   $ 137    $33,720   $69,950   $80,656   $85,833   $111,816
                                                           =====    =======   =======   =======   =======   ========


---------------

(1) The gain on sale of lease financing receivables in 1995 and 1997 include gains of $3.3 million and $853,000, respectively, related to leases sold through portfolio sales.


(2) See Note 2 to the First Sierra audited consolidated financial statements for a description of the computation of earnings (loss) per share.



(3) The amounts reflected during 1993 and 1994 prior to First Sierra's inception reflect the financial data of the two companies which were parties to pooling-of-interests transactions with First Sierra in the first quarter of 1998. First Sierra has never declared or paid cash dividends to its common shareholders. The amounts reflected as distribution to shareholders in First Sierra's consolidated statements of stockholders' equity reflect cash distributions made by the two pooled companies. These amounts were not included in First Sierra's cash dividends per common share since First Sierra believes that such inclusion would be misleading.

      OLIVER-ALLEN CORPORATION, INC. -- SELECTED HISTORICAL FINANCIAL DATA



     The following selected financial data of OAC as of and for each of the years ended May 31, 1993, 1994 and 1995, for the thirteen-month period ended June 30, 1996 and for the year ended June 30, 1997 have been derived from the audited financial statements of OAC. The historical financial information of OAC as of and for the nine months ended March 31, 1997 and 1998 have been derived from the historical unaudited condensed financial statements of OAC and, in the opinion of management of OAC, reflect all adjustments necessary for a fair presentation of the financial position and results of operations of OAC for these periods. The historical financial data is not necessarily indicative of the results to be expected after the Merger is consummated. The financial data should be read in conjunction with the separate audited financial statements and the notes thereto and the unaudited interim financial statements and the notes thereto included elsewhere herein.





                                                                    THIRTEEN
                                           FISCAL YEAR ENDED         MONTHS                      NINE MONTHS ENDED
                                      ---------------------------    ENDED      FISCAL YEAR    ---------------------
                                      MAY 31,   MAY 31,   MAY 31,   JUNE 30,       ENDED       MARCH 31,   MARCH 31,
                                       1993      1994      1995       1996     JUNE 30, 1997     1997        1998
                                      -------   -------   -------   --------   -------------   ---------   ---------
                                                                      (IN THOUSANDS)
Revenues:
  Sales from sales-type leases......  $5,352    $10,332   $7,721    $  7,064     $ 12,444      $  4,478    $ 11,216
  Finance lease income..............   3,095     2,891     4,016       7,167       11,121         7,657      11,302
  Rent from operating leases........   4,403     2,444     3,331       3,199        3,960         2,700       5,482
  Residual and remarketing income...   2,189     1,589     2,264       1,503        2,578         1,207       6,423
  Sales of computer equipment.......  40,862    36,068    30,974      21,854       10,370         8,161       4,649
  Fee and other income..............     991       867       440       1,220        1,380         1,286         386
                                      -------   -------   -------   --------     --------      --------    --------
        Total revenues..............  56,892    54,191    48,746      42,007       41,853        25,489      39,458
Expenses:
  Cost of sales from sales-type
    leases..........................   4,220     8,134     5,659       4,773        9,488         2,725       8,746
  Interest..........................   2,502     2,033     2,874       5,622        8,795         6,291       8,830
  Depreciation and amortization.....   2,631     2,043     1,740       2,227        2,839         1,707       3,819
  Cost of sales from residual
    disposals.......................   1,293       538       866         648        1,735           615       5,020
  Cost of computer equipment sold...  35,395    30,458    25,921      16,785        7,562         6,384       4,071
  Selling, general and
    administrative..................   9,578     9,155     9,685      10,095        8,657         5,634       5,638
                                      -------   -------   -------   --------     --------      --------    --------
        Total expenses..............  55,619    52,361    46,745      40,150       39,076        23,356      36,124
                                      -------   -------   -------   --------     --------      --------    --------
  Income before income taxes........   1,273     1,830     2,001       1,857        2,777         2,133       3,334
  Provision for income taxes........     509       732       784         676        1,167           853       1,334
                                      -------   -------   -------   --------     --------      --------    --------
        Net income..................  $  764    $1,098    $1,217    $  1,181     $  1,610      $  1,280    $  2,000
                                      =======   =======   =======   ========     ========      ========    ========
Balance Sheet Data (at end of
  period):
  Total assets......................  $47,158   $47,507   $70,148   $114,509     $165,636      $139,675    $183,329
  Non-recourse notes payable........  20,055    24,010    38,582      73,583      111,358       102,753     134,161
  Line of credit....................   6,200     2,850     6,550      14,710       15,050        11,475      18,950

                 SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA



     The following selected unaudited pro forma consolidated financial data give effect to the Merger which is expected to be completed in the third quarter of 1998. Pursuant to the definitive agreement between First Sierra and OAC dated June 10, 1998, First Sierra intends to issue approximately 3,160,000 shares of First Sierra Common Stock in exchange for all of the outstanding shares of OAC Common Stock. First Sierra will also convert an outstanding option to purchase 150 shares of OAC Common Stock into an option to purchase 790,000 shares of First Sierra Common Stock. The unaudited pro forma consolidated financial data have been prepared assuming the Merger is accounted for as a pooling-of-interests. The selected unaudited pro forma consolidated balance sheet data include the effects of the Merger and the issuance of the shares of First Sierra Common Stock to effect the Merger as if the Merger occurred on the respective balance sheet dates. The selected unaudited pro forma consolidated statements of operations data for the three years in the period ended December 31, 1997 and for the three months ended March 31, 1998 assume that First Sierra and OAC have been combined since inception.



     The following selected unaudited pro forma consolidated financial statement data should be read in conjunction with the unaudited pro forma consolidated financial statements and the related notes thereto, the audited and unaudited consolidated financial statements of First Sierra and the related notes thereto, and the audited and unaudited financial statements of OAC and the related notes thereto included elsewhere or incorporated by reference herein. Such pro forma information is based on historical data with respect to First Sierra and OAC. The pro forma information is not necessarily indicative of the results that might have occurred had this transaction actually taken place as of the aforementioned dates and is not intended to be a projection of future results.

                                                                                             THREE MONTHS
                                                                           YEAR ENDED           ENDED
                                      FISCAL 1995(1)   FISCAL 1996(1)   DECEMBER 31, 1997   MARCH 31, 1998
                                      --------------   --------------   -----------------   --------------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:(1)
Gain on sale of lease financing
  receivables.......................     $ 4,176          $ 5,881            $22,476           $ 6,550
Interest income.....................      10,220           17,444             22,569             5,354
Sales from sales-type leases........       7,064           12,444             16,373             3,705
Rent from operating leases..........       3,199            3,960              5,307             2,365
Residual and remarketing income.....       1,503            2,578              5,864             2,129
Servicing income....................         323            1,050              3,092             1,207
Sales of computer equipment.........      21,854           10,370              7,944               739
Other income........................       2,786            4,336              7,315             2,855
                                         -------          -------            -------           -------
          Total revenues............      51,125           58,063             90,940            24,904
Salaries and benefits...............       7,580            7,751             13,959             4,888
Interest expense....................       8,254           13,817             15,655             3,435
Cost of sales from sales-type
  leases............................       4,773            9,488             13,248             2,912
Depreciation and amortization.......       2,369            3,207              4,932             2,378
Cost of sales from residual and
  remarketing.......................         648            1,735              4,586             1,614
Relocation of operations center.....          --               --                 --               885
Cost of computer equipment sold.....      16,785            7,562              6,286               863
Provision for credit losses.........         392              537              2,561               518
Other general and administrative....       6,771            8,413             12,674             2,320
                                         -------          -------            -------           -------
          Total expenses............      47,572           52,510             73,901            19,813
                                         -------          -------            -------           -------
Income before provision for income
  taxes.............................       3,553            5,553             17,039             5,091
Provision for income taxes..........       1,246            2,099              6,521             2,034
                                         -------          -------            -------           -------
  Net income........................       2,307            3,454             10,518             3,057
  Preferred stock dividends.........          --               60                120                22
                                         -------          -------            -------           -------
          Net income allocable to
            common stockholders.....     $ 2,307          $ 3,394            $10,398           $ 3,035
                                         =======          =======            =======           =======
Earnings per common share
  -- Basic..........................     $  0.25          $  0.36            $  0.91           $  0.21
                                         =======          =======            =======           =======
  -- Diluted........................     $  0.22          $  0.34            $  0.84           $  0.20
                                         =======          =======            =======           =======
Weighted average shares outstanding
  -- Basic..........................       9,256            9,337             11,408            14,410
                                         =======          =======            =======           =======
  -- Diluted........................      10,288           10,136             12,463            15,531
                                         =======          =======            =======           =======



                                                                              AS OF             AS OF
                                      FISCAL 1995(2)   FISCAL 1996(2)   DECEMBER 31, 1997   MARCH 31, 1998
                                      --------------   --------------   -----------------   --------------
BALANCE SHEET DATA:(2)
Total assets........................     $184,459         $246,292          $261,575           $295,145
Non-recourse notes payable..........      129,584          164,178           141,750            134,161
Lines of credit.....................       14,710           15,050            17,650             21,816
Subordinated notes payable..........        9,000            9,000             6,000              1,000
Redeemable preferred stock..........           --            3,890             2,640              1,789


---------------


(1) For purposes of presenting the pro forma consolidated statement of operations data, First Sierra's historical results for the three months ended March 31, 1998 and for the year ended December 31, 1997 have been combined with OAC's historical results for the same periods. First Sierra's historical results for the years ended December 31, 1996 and 1995 have been combined with OAC's historical results for the fiscal periods ended June 30, 1997 and 1996, respectively. The pro forma consolidated statement of operations data for the year ended December 31, 1997 and for fiscal 1996 therefore include an overlap in OAC revenues and net income of $26,417,000 and $584,000, respectively.



(2) For purposes of presenting the pro forma consolidated balance sheet data, First Sierra's historical balance sheet data as of March 31, 1998 and December 31, 1997 have been combined with OAC's historical balance sheet data as of the same dates. First Sierra's historical balance sheet data as of December 31, 1996 and 1995 have been combined with OAC's historical balance sheet data as of June 30, 1997 and 1996, respectively.

                      COMPARATIVE UNAUDITED PER SHARE DATA


     The following table sets forth certain historical and pro forma earnings per share and book value per share data of First Sierra after giving effect to the Merger on a pooling-of-interests basis, assuming that 3,160,000 shares of First Sierra Common Stock were issued in exchange for all of the outstanding capital stock of OAC. This data should be read in conjunction with "Selected Historical and Pro Forma Consolidated Financial Data -- Selected Pro Forma Consolidated Financial Data" and the historical audited and unaudited consolidated financial statements of First Sierra and OAC and the notes thereto that are included elsewhere herein or incorporated herein by reference. The selected pro forma consolidated financial data of First Sierra and OAC is derived from and should be read in conjunction with the Unaudited Pro Forma Consolidated Financial Statements and Notes thereto included elsewhere herein. The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had First Sierra and OAC been a single entity during the periods presented. Neither First Sierra nor OAC paid any cash dividends during any of the periods presented.



                                                                                       THREE MONTHS
                                                                         YEAR ENDED       ENDED
                                                    FISCAL    FISCAL    DECEMBER 31,    MARCH 31,
                                                    1995(1)   1996(1)       1997           1998
                                                    -------   -------   ------------   ------------
BASIC EARNINGS PER SHARE:
  First Sierra historical.........................   $0.19     $0.29       $1.02          $0.21
  First Sierra pro forma combined(1)..............    0.25      0.36        0.91           0.21
DILUTED EARNINGS PER SHARE:
  First Sierra historical.........................   $0.16     $0.27       $0.95          $0.20
  First Sierra pro forma combined(1)..............    0.22      0.34        0.84           0.20
BOOK VALUE PER SHARE:(2)
  First Sierra historical.........................   $0.24     $0.41       $3.72          $6.34
  First Sierra pro forma combined(1)..............    1.66      1.91        4.11           6.18


---------------


(1) For purposes of presenting the pro forma earnings per share data, First Sierra's historical results for the three months ended March 31, 1998 and for the year ended December 31, 1997 have been combined with OAC's historical results for the same periods. First Sierra's historical results for the years ended December 31, 1996 and 1995 have been combined with OAC's historical results for the fiscal periods ended June 30, 1997 and 1996, respectively. The pro forma earnings per share data for the year ended December 31, 1997 and for fiscal 1996 therefore include an overlap in OAC revenues and net income of $26,417,000 and $584,000, respectively. For purposes of presenting the pro forma book value per share data, First Sierra's historical balance sheet data as of March 31, 1998 and December 31, 1997 have been combined with OAC's historical balance sheet data as of the same dates. First Sierra's historical balance sheet data as of December 31, 1996 and 1995 have been combined with OAC's historical balance sheet data as of June 30, 1997 and 1996, respectively.



(2) Historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period. Pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of First Sierra Common Stock that would have been outstanding had the Merger been consummated at the end of each period.

                                  THE MEETING

DATE, TIME AND PLACE OF THE MEETING


     The Special Meeting will be held at 10:00 a.m., Central Time, on August 28, 1998, at the Four Seasons Hotel, 1300 Lamar, Houston, Texas.



PURPOSE OF THE MEETING



     The purpose of the Special Meeting is to consider and act upon the Merger Proposal, the Charter Proposal and the Option Plan Proposal. Any other proper business may be transacted at the Special Meeting or any adjournments thereof. First Sierra stockholder approval of the issuance of shares of First Sierra Common Stock pursuant to the Merger Agreement is required in accordance with Nasdaq rules since the First Sierra Common Stock to be issued in connection with the Merger will be in excess of 20% of the number of shares of First Sierra Common Stock outstanding before such issuance.


RECORD DATE AND OUTSTANDING SHARES

     Only holders of record of First Sierra Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting.


     On the Record Date, there were approximately 52 holders of record of First Sierra Common Stock and approximately 12,698,020 shares of First Sierra Common Stock issued and outstanding. Each share of First Sierra Common Stock entitles the holder thereof to one vote on each matter submitted for stockholder approval.



     An automated system administered by the transfer agent of First Sierra will be used to tabulate the votes at the Special Meeting. Abstentions, directions to withhold authority, and broker non-votes are counted as shares present in the determination of whether the shares of stock represented at the meeting constitute a quorum. In the case of the Merger Proposal and the Option Plan Proposal, abstentions will be counted as part of the total number of votes cast on such proposals in determining whether the proposals have received the requisite number of favorable votes, whereas broker non-votes will not be counted as part of the total number of votes cast on such proposals. Thus, abstentions will have the same effect as votes against any such proposal, whereas broker non-votes will have no effect in determining whether any such proposal has been approved by the stockholders. In the case of the Charter Proposal, both abstentions and broker non-votes will be counted as part of the total number of votes cast on such proposal in determining whether the proposal has been approved by the stockholders. Thus, both abstentions and broker non-votes will have the same effect as a vote against such proposal.


VOTING AND REVOCATION OF PROXIES

     All properly executed proxies that are not revoked will be voted at the Special Meeting in accordance with the instructions contained therein. If a holder of First Sierra Common Stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted FOR approval and adoption of the Merger Proposal, FOR approval and adoption of the Charter Proposal and FOR approval and adoption of the Option Plan Proposal. A stockholder of First Sierra who has executed and returned a proxy may revoke it at any time before it is voted at the Special Meeting by (a) executing and returning a proxy bearing a later date, (b) filing a written notice of such revocation with the Secretary of First Sierra stating that the proxy is revoked or (c) attending the meeting and voting in person.


     Delaware law does not require that holders of First Sierra Common Stock who object to the issuance of shares of First Sierra Common Stock in connection with the Merger and who vote against or abstain from voting in favor of such issuance be afforded any appraisal rights or the right to receive cash for their shares. First Sierra does not intend to make any such rights available to its stockholders.

VOTE REQUIRED FOR APPROVAL


     The presence at the Special Meeting, in person or by proxy, of holders of a majority of the outstanding shares of First Sierra Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business. Under Nasdaq rules, approval of the issuance of shares of First Sierra Common Stock in connection with the Merger requires the affirmative vote of a majority of the shares of First Sierra Common Stock voted, in person or by proxy, at the Special Meeting. Approval and adoption of the Option Plan Proposal also requires the affirmative vote of a majority of the total votes cast, in person or by proxy, at the Special Meeting. Approval and adoption of the Option Plan Proposal is not a condition to the Merger.



     Approval and adoption of the Charter Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of First Sierra Common Stock. Approval and adoption of the Charter Proposal is not a condition to the Merger. On the Record Date, the directors and officers of First Sierra and their affiliates held approximately 4.7 million shares of First Sierra Common Stock, representing approximately 37.4% of the outstanding shares. Such persons have indicated to First Sierra that they intend to vote their shares in favor of the Merger Proposal, the Charter Proposal and the Option Plan Proposal.


SOLICITATION OF PROXIES


     In addition to solicitation by mail, the directors, officers, and employees of First Sierra may solicit proxies from its stockholders by personal interview, telephone, telegram, facsimile, or otherwise. First Sierra has engaged Corporate Investor Communications, Inc., a proxy solicitation firm, to assist in the solicitation of proxies from First Sierra stockholders. First Sierra will pay the fees in connection with the solicitation by such firm which are anticipated to be approximately $6,000, plus such firm's out-of-pocket expenses. Arrangements will be made with brokerage firms and other custodians, nominees, and fiduciaries who hold First Sierra Common Stock of record for the forwarding of solicitation materials to the beneficial owners thereof. First Sierra will reimburse brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.


OTHER MATTERS

     At the date of this Proxy Statement, the Board of Directors of First Sierra does not know of any business to be presented at the Special Meeting other than as set forth in the notice accompanying this Proxy Statement.

                      THE MERGER AND RELATED TRANSACTIONS

     The detailed terms and conditions of the Merger, including conditions to consummation of the Merger, are contained in the Merger Agreement, which is attached hereto as Appendix A and incorporated herein by reference. The following discussion sets forth a description of certain material terms and conditions of the Merger Agreement. The description in this Proxy Statement of the terms and conditions of the Merger is qualified in its entirety by reference to the Merger Agreement.

GENERAL DESCRIPTION OF THE MERGER


     The Merger Agreement provides that, at the Effective Time, Subsidiary will merge with and into OAC, whereupon OAC will become a wholly-owned subsidiary of First Sierra and each outstanding share of OAC Common Stock will be converted into the right to receive, without interest, a number of shares of First Sierra Common Stock determined by dividing (i) $79,000,000 minus any transaction fees in excess of $5,100,000 by (ii) $25 and then dividing the quotient thereof by the aggregate number of shares of OAC Common Stock issued and outstanding at the Effective Time. In addition, each OAC Option that is outstanding at the Effective Time shall be converted into an option to purchase the number of shares of First Sierra Common Stock equal to the number of shares of OAC Common Stock subject to the OAC Option multiplied by the Exchange Ratio at an exercise price equal to the Adjusted Exchange Ratio. At the Effective Time, each issued and outstanding share of Subsidiary Common Stock will be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.



     Based upon the number of shares of First Sierra Common Stock outstanding as of July 24, 1998, approximately 15.8 million shares of First Sierra Common Stock will be outstanding immediately following the Effective Time, of which approximately 3,160,000 shares, representing approximately 20.0% of the total, will be held by former holders of OAC Common Stock.


BACKGROUND OF THE MERGER


     On December 4, 1997, OAC engaged NationsBanc Montgomery Securities LLP to act as its financial advisor in pursuing strategic alternatives, including a possible sale of OAC. Between December 4, 1997 and early March 1998, representatives of OAC had discussions with representatives of a number of participants in the equipment leasing industry, including First Sierra, concerning the potential for some type of business combination. On February 24, 1998, First Sierra engaged FBR to act as its financial advisor in connection with a possible business combination with OAC.



     On March 18, 1998, Mr. Depping (Chairman of the Board and Chief Executive Officer of First Sierra) and Mr. Allen (Chairman of the Board and President of
OAC) met to discuss the potential synergies, cost-savings and other benefits that would result from a business combination between First Sierra and OAC. On March 18th and 19th, 1998, the management teams of First Sierra and OAC met to commence their respective due diligence investigations and review the operations of the two companies. During the period following such meeting, First Sierra and OAC each continued their respective due diligence investigations.



     On April 23, 1998, First Sierra presented OAC with a draft Merger Agreement which did not include the final Exchange Ratio or other economic terms.



     On April 30, 1998, at a meeting of the Board of Directors of First Sierra, Mr. Depping briefed the Board on his discussions with Mr. Allen and FBR made a presentation to the Board of Directors of First Sierra regarding various valuation and transaction structure issues related to a business combination with OAC. At the conclusion of the meeting, the Board authorized Mr. Depping to proceed with discussions regarding a possible business combination with OAC.



     Over the next several weeks, the parties exchanged drafts of the Merger Agreement and on May 13, 1998, the parties met in San Francisco to negotiate certain significant terms of the Merger Agreement, including the final Exchange Ratio, and related documents. Between May 14, 1998 and June 9, 1998, the parties continued to exchange drafts of the Merger Agreement and related documents.

     On June 9, 1998, (i) FBR rendered its oral opinion that, as of such date, the Exchange Ratio was fair to the stockholders of First Sierra from a financial point of view and (ii) Mr. Depping had telephone conversations with each of the members of First Sierra's Board of Directors in which they discussed the final terms of the proposed Merger Agreement (which were substantially similar to the terms discussed at the April 30, 1998 Board of Directors' meeting) and the probable effects of the Merger on First Sierra and the combined company.



     By unanimous written consent dated June 9, 1998, the First Sierra Board approved the Merger Agreement and recommended that the stockholders of First Sierra vote in favor of the issuance of shares of First Sierra Common Stock pursuant to the Merger Agreement.


     The Merger Agreement was executed early in the morning of June 10, 1998. A joint public announcement was made by the parties on the morning of June 10, 1998.

FIRST SIERRA'S REASONS FOR THE MERGER


     In evaluating the Merger, management and the Board of Directors of First Sierra considered a variety of factors in the context of First Sierra's strategic objectives. A key element of First Sierra's strategy is the acquisition of equipment leasing companies. First Sierra's Board concluded that OAC would provide a platform for integrating all of First Sierra's information technology finance activities and that by combining the operations of First Sierra and OAC, First Sierra could further its strategic objective of strengthening its presence in the rapidly growing information technology leasing market. In evaluating the Merger, the First Sierra Board also took into account OAC's profitability and strong history of growth and earnings and concluded that a combination with OAC would strengthen First Sierra's financial position in a number of key areas. In addition, First Sierra's Board of Directors and management concluded that (i) certain of the members of OAC's management would complement First Sierra's existing management team in pursuing acquisitions and managing the growth of First Sierra and (ii) assuming the achievement of certain operating synergies, the Merger would result in accretion to First Sierra's earnings.



     On June 9, 1998, the First Sierra Board of Directors received an opinion from FBR that the Exchange Ratio was fair as of such date, from a financial point of view, to the stockholders of First Sierra. See "-- Opinion of Financial Advisor to First Sierra."


     The foregoing discussion of the information and factors considered by the First Sierra Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the First Sierra Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the First Sierra Board may have given different weights to the different factors.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF FIRST SIERRA


     For the reasons set forth under "-- First Sierra's Reasons for the Merger," the Board of Directors of First Sierra believes that the Merger is advisable and that the terms of the Merger Agreement and the Merger are fair to, and in the best interests of, First Sierra and the holders of First Sierra Common Stock. All members of the Board of Directors approved the Merger Agreement. THE FIRST SIERRA BOARD UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF FIRST SIERRA COMMON STOCK VOTE "FOR" THE ISSUANCE OF SHARES OF FIRST SIERRA COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.


OAC'S REASONS FOR THE MERGER


     The growth of OAC's lease origination volume over the past few years has required OAC to seek access to ever-increasing sources of financing. To date, OAC has been able to fund its growth through a combination of increased non-recourse loans, increased lines of credit and greater internally generated funds. In order to sustain its growth and to capitalize on other growth opportunities, management of OAC recognized the need for greater long-term capitalization of the business. OAC management also believed there to be an opportunity to increase originations by affiliating with a company that had an established base of leasing customers to whom OAC could market its information technology finance products and services. In addition, OAC management was interested in exploring opportunities to grow through acquisition of complementary leasing companies and was aware of certain acquisition opportunities but did not have the capital or a publicly-traded security to use for acquisitions.



     In evaluating the Merger and First Sierra as a merger candidate OAC considered a number of factors including (i) First Sierra's historic and anticipated financial performance, (ii) the strength of First Sierra's current financial condition, (iii) First Sierra's ability to access capital markets cost effectively, (iv) the depth and breadth of First Sierra's customer base and the ability of OAC to cross-market to these customers, (v) First Sierra's success to date in attracting quality merger candidates and its ability in the future to attract other information technology leasing companies that would be complementary to OAC, (vi) the strength of First Sierra's management team, (vii) the attractiveness of First Sierra Common Stock as an acquisition currency, and
(viii) the ability of OAC shareholders to seek liquidity if they chose to do so.


OPINION OF FINANCIAL ADVISOR TO FIRST SIERRA


     FBR has acted as financial advisor to First Sierra in connection with the Merger. FBR was selected by First Sierra based on FBR's experience, expertise and familiarity with First Sierra and its business. FBR is a nationally recognized investment banking company and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.



     In connection with FBR's engagement, First Sierra requested that FBR evaluate the fairness, from a financial point of view, to the stockholders of First Sierra of the consideration to be paid by First Sierra in connection with the proposed Merger. On June 9, 1998, FBR rendered an oral opinion to the effect that, as of such date and based upon and subject to certain matters, the Exchange Ratio was fair to the stockholders of First Sierra from a financial point of view. On June 9, 1998, the First Sierra Board unanimously approved and authorized the execution and delivery of the Merger Agreement. FBR is updating and confirming its oral opinion by delivery of its written opinion to be included in and dated the date of this Proxy Statement. In connection with its oral opinion of June 9, 1998, and written opinion dated the date of this Proxy Statement, FBR updated certain of its analyses, as necessary, and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith.



     In arriving at its opinion dated the date of this Proxy Statement, FBR:



          1. reviewed OAC's Audited Financial Statements for the fiscal years ended June 30, 1997, 1996 and 1995;



          2. reviewed OAC's Unaudited Quarterly Financial Statements for the nine months ending March 31, 1998;



          3. reviewed OAC's Federal and State (California only) Tax Returns for the three years ended December 31, 1996, 1995 and 1994;



          4. reviewed OAC's Descriptive Memorandum and Management Presentation which were prepared by OAC's management and NationsBanc Montgomery Securities LLP;



          5. reviewed OAC's financial projections for the five years ended June 30, 1998 through 2002;



          6. reviewed First Sierra's Annual Reports on Form 10-K filed with the Commission for the fiscal years ended December 31, 1997 and 1996, and First Sierra's Quarterly Reports on Form 10-Q filed with the Commission for the fiscal quarters ended March 31, 1998, and September 30, June 30, and March 31, 1997;



          7. reviewed the reported market prices and trading activity for First Sierra Common Stock for the period May 15, 1997 through June 8, 1998;

          8. reviewed certain information, including financial forecasts, relating to the businesses, earnings, assets, liabilities and prospects of First Sierra and OAC furnished to FBR by management of First Sierra and OAC, as well as the amount and timing of the cost savings and related expenses and revenue enhancements expected to result from the Merger furnished to FBR by management of First Sierra and OAC (the "Synergies");



          9. conducted discussions with members of management of First Sierra and OAC concerning the respective businesses, prospects, regulatory conditions and contingencies of First Sierra and OAC before and after giving effect to the Merger and the Synergies;



          10. compared the results of operations and financial condition of First Sierra and OAC with those of certain publicly-traded financial services companies that FBR deemed to be reasonably comparable to First Sierra or OAC, as the case may be;



          11. reviewed the financial terms, to the extent publicly available, of certain acquisition transactions that FBR deemed to be reasonably comparable to the Merger;



          12. reviewed the potential pro forma impact of the Merger;



          13. reviewed a copy of the Merger Agreement; and



          14. reviewed such other financial studies and analyses and took into account such other matters as FBR deemed necessary, including an assessment of general economic, market and monetary conditions.



     In connection with its review, FBR did not assume any responsibility for independent verification of any of the information provided to or otherwise reviewed by FBR and relied upon its being complete and accurate in all material respects. With respect to the financial forecasts reviewed, FBR assumed that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management teams of First Sierra and OAC as to the future financial performance of First Sierra and OAC and the Synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger. FBR did not review individual credit files or make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of First Sierra or OAC, including loan or lease portfolios or the allowances for losses with respect thereto, and assumed that such allowances for First Sierra and OAC are in the aggregate adequate to cover such losses. FBR also assumed, with the consent of the First Sierra Board, that in the course of obtaining the necessary regulatory and third party consents for the Merger, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the Merger or the transactions contemplated thereby. FBR's opinion was necessarily based on information available to it and financial, stock market and other conditions as they existed and could be evaluated on the date of its opinion. FBR expressed no opinion as to what the value of the First Sierra Common Stock actually would be when issued to OAC's stockholders pursuant to the Merger or the prices at which such First Sierra Common Stock would trade subsequent to the Merger. No other limitations were imposed by First Sierra on FBR with respect to the investigations made or procedures followed by FBR in rendering its opinion.



     THE FULL TEXT OF FBR'S WRITTEN OPINION TO THE FIRST SIERRA BOARD DATED THE DATE OF THIS PROXY STATEMENT, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF FIRST SIERRA COMMON STOCK ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. FBR'S OPINIONS ARE DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO THE STOCKHOLDERS OF FIRST SIERRA, DO NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AND DO NOT CONSTITUTE A RECOMMENDATION TO ANY

STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF FBR SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.



     In preparing its opinion for the First Sierra Board, FBR performed a variety of financial and comparative analyses, including those described below. The summary of FBR's analyses set forth below does not purport to be a complete description of the analyses underlying FBR's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, FBR made qualitative judgments as to the significance and relevance of each analysis and factors considered by it. Accordingly, FBR believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, FBR made numerous assumptions with respect to First Sierra, OAC, industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of First Sierra and OAC. No company, transaction or business used in such analyses as a comparison is identical to First Sierra, OAC or the Merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, it involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, because such estimates are inherently subject to substantial uncertainty, none of First Sierra, OAC, FBR or any other person assumes responsibility for their accuracy. As described above, FBR's opinion and financial analyses were only one of many factors considered by the First Sierra Board in its evaluation of the Merger and should not be viewed as determinative of the views of First Sierra's Board or management with respect to the Exchange Ratio or the proposed Merger.



     The following is a summary of the material analyses performed by FBR in connection with its oral opinion delivered on June 9, 1998:



          Introduction. FBR calculated the price to OAC's December 31, 1997 book value and tangible book value, price to OAC's December 31, 1997 last twelve months ("LTM") earnings, and price to estimated fiscal (June 30, 1998) 1998 earnings and estimated December 31, 1998 earnings for OAC implied by the merger consideration. Using a closing stock price of $24.00 for First Sierra Common Stock and the issuance of 3.8 million shares of First Sierra Common Stock to OAC shareholders, the implied merger consideration of $91.2 million represents a price to December 31, 1997 book value and tangible book value of 4.80x and 4.80x, respectively, a price to estimated December 31, 1997 LTM earnings of 26.83x, and a price to fiscal (June 30, 1998) 1998 earnings of 23.76x and estimated December 31, 1998 LTM earnings of 17.83x. EPS estimates for OAC were based on First Sierra's and OAC's management expectations of OAC's performance for the subject periods.



          Comparable Transaction Analysis. FBR analyzed certain information relating to transactions in the leasing industry, including average, median and minimum/maximum range information for 101 leasing acquisition transactions announced between January 1, 1996 and May 31, 1998. This analysis was based on publicly available information obtained from public company disclosures, as well as information supplied by SNL Securities LC. Based on its analysis of the comparable transactions, FBR derived the average, median and ranges of various takeout ratios for the comparable transaction group and compared such ratios to OAC's comparable ratios in the Merger. The comparable transaction group's average and median price to assets ratio of 74.77% and 50.47%, and range from 8.40% to 462.96%, compared with OAC's ratio of 21.53%; the average and median price to receivables ratio of 145.13% and 73.77%, and range from 13.43% to 921.48%, compared with OAC's ratio of 52.42%; the average and median price to book value ratio of 262.18% and 199.19%, and range from 58.32% to 789.47%, compared with OAC's ratio of 479.52%; the average and median price to LTM earnings ratio of 20.96x and 18.33x, and range from 2.63x to 58.12x, compared with OAC's ratio of 26.83x; the average and median price to LTM revenues ratio of 1.48x and 1.17x, and range from 0.20x to 5.31x, compared with OAC's ratio of 2.42x. FBR calculated the OAC ratios with respect to the Merger based on a price of $24.00 per share for First Sierra Common Stock and the issuance of 3.8 million shares of First Sierra Common Stock to OAC shareholders, equating to an aggregate merger consideration of $91.2 million.



          Contribution Analysis. FBR analyzed the contribution of each of First Sierra and OAC to, among other things, origination volume, total assets, common equity and tangible equity at December 31, 1997, and estimated net income for the years ended December 31, 1997 and 1998. First Sierra's contribution in terms of origination volume, total assets, common equity and tangible equity at December 31, 1997 equaled approximately 79.3%, 32.0%, 67.3% and 50.0%, respectively. First Sierra's contribution in terms of estimated net income for the year ended December 31, 1997 and 1998 equaled approximately 69.3%, and 77.1%, respectively. Based upon the issuance of 3.8 million shares of First Sierra Common Stock to OAC shareholders, holders of First Sierra Common Stock prior to the Merger would own approximately 78.3% of the combined company upon consummation of the Merger.



          Pro Forma Merger Analysis. FBR noted that, based upon estimates of First Sierra's and OAC's management and after giving effect to First Sierra management's estimates resulting from the Synergies created from the Merger, internal asset and origination growth estimates and certain assumptions as to, among other things, the number of shares outstanding in each respective period, the proposed Merger would, based on the Exchange Ratio, be accretive to First Sierra's reported EPS on a fully diluted basis in calendar years 1998 and 1999. In this analysis, FBR assumed that both First Sierra and OAC would perform substantially in accordance with earnings forecasts provided to FBR by First Sierra's and OAC's management. The actual results achieved by the combined company may vary from projected results and the variations may be material. This analysis is based on the assumption that the Merger would be accounted for as a pooling of interests.



          Certain Other Factors and Comparative Analyses. In rendering its opinion, FBR considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of the historical financial results of First Sierra and OAC; historical stock price performance and share trading volume of First Sierra; analysis of stock price, share trading volume history and historical financial performance of comparable publicly-traded leasing companies in the U.S.; and the market capitalization of selected financial services companies involved in transactions similar to the proposed Merger both before and after such transactions.



     Pursuant to the terms of FBR's engagement letter dated as of April 20, 1998, First Sierra has agreed to pay FBR for its services in connection with the Merger an aggregate financial advisory and transaction success fee of 1% of the aggregate merger consideration of $91.2 million, or $912,000, payable as follows: (i) 25% or $228,000 payable upon the execution of the Merger Agreement; and (ii) the balance upon the closing of the Merger. First Sierra also has agreed to reimburse FBR for its reasonable out-of-pocket expenses and to indemnify FBR and certain related entities against certain liabilities, including liabilities under the federal securities laws.



     In the ordinary course of business, FBR and its affiliates may actively trade the equity securities of First Sierra for their own account and for accounts of customers, and, accordingly, may at any time hold a long or short position in such securities. FBR may provide additional financial advisory and investment banking services to First Sierra in the future.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain material federal income tax consequences of the Merger to holders of OAC Common Stock under the Code, but does not deal with all tax consequences of the Merger that may be relevant to OAC stockholders in light of their particular circumstances, such as the tax consequences to OAC stockholders who do not hold their OAC Common Stock as a capital asset, foreign persons, insurance companies, tax-exempt organizations, financial institutions, securities dealers, broker-dealers or persons who acquired their shares in compensatory transactions. Furthermore, no foreign, state or local tax considerations are addressed herein.


     It is a condition precedent to OAC's obligation to consummate the Merger that OAC shall have received from its counsel, Shartsis, Friese & Ginsburg LLP, an opinion substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by First Sierra, OAC, or Subsidiary as a result of the Merger and (iii) no gain or loss will be recognized by the holders of OAC Common Stock upon the exchange of their OAC Common Stock solely for shares of First Sierra Common Stock. The opinion of Shartsis, Friese & Ginsburg LLP is hereinafter referred to as the "Opinion." The Opinion will be subject to certain assumptions as noted therein and will be based on certain representations of First Sierra, Subsidiary, OAC and affiliates of OAC. The Opinion will be based upon the Code, applicable Treasury regulations, judicial authority and administrative rulings and practice, all as of the date of the Opinion. There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth therein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Merger. The Opinion will not be binding upon the Internal Revenue Service (the "Service"), and the Service will not be precluded from adopting a contrary position.


     Assuming the Merger qualifies as a reorganization under Section 368(a) of the Code, the following federal income tax consequences will occur:

          (a) no gain or loss will be recognized by First Sierra, Subsidiary or OAC as a result of the Merger;

          (b) no gain or loss will be recognized by holders of OAC Common Stock upon the exchange of their OAC Common Stock solely for shares of First Sierra Common Stock;

          (c) the tax basis of the shares of First Sierra Common Stock received by an OAC stockholder in the Merger will be the same as the tax basis of OAC Common Stock surrendered in exchange therefor; and

          (d) the holding period of the shares of First Sierra Common Stock received by an OAC stockholder in the Merger will include the holding period of the shares of OAC Common Stock surrendered in exchange therefor, provided that such shares of OAC Common Stock are held as capital assets at the Effective Time.


     The federal income tax consequences summarized above are for general information only. Each OAC Stockholder should consult a tax advisor as to the particular consequences of the Merger that may apply to such stockholder, including the application of state, local, foreign and other federal tax laws.



     For more information on the tax opinion to be delivered by counsel to OAC as a condition to the obligations of the parties to consummate the Merger, see "The Plan of Merger and Terms of the Merger -- Conditions to the Merger."


ACCOUNTING TREATMENT

     It is anticipated that the Merger will be accounted for using the "pooling of interests" method of accounting pursuant to APB No. 16. The pooling of interests method of accounting assumes that the combining companies have been merged from inception, and the historical financial statements for periods prior to consummation of the Merger are restated as though the companies had been combined from inception.

     Two of the conditions to the closing of the Merger are as follows: (i) Arthur Andersen LLP, certified public accountants for First Sierra, shall have delivered to First Sierra a letter, dated the Closing Date, addressed to First Sierra, in form and substance reasonably satisfactory to First Sierra, to the effect that the Merger will qualify for "pooling of interests" accounting treatment if consummated in accordance with the Merger Agreement, and (ii) Ernst & Young LLP, certified public accountants for OAC, shall have delivered a letter to OAC and First Sierra, dated the Closing Date, addressed to OAC, regarding such firm's concurrence with the conclusions of OAC's management that no conditions exist related to OAC that would preclude First Sierra's accounting for the Merger with OAC as a "pooling of interests" under APB No. 16 if closed and consummated in accordance with the Merger Agreement.

GOVERNMENT AND REGULATORY APPROVALS


     Transactions such as the Merger are reviewed by the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") to determine whether they comply with applicable antitrust laws. Under the provisions of the HSR Act, the Merger may not be consummated until such time as the specified waiting period requirements of the HSR Act have been satisfied. First Sierra and OAC intend to file notification reports with the Department of Justice and FTC under the HSR Act on July 29, 1998, and the waiting period will expire at 11:59 p.m. on August 28, 1998 unless First Sierra or OAC receives a request for additional information or documentary material, or the Antitrust Division and the FTC terminate the waiting period prior thereto. If, prior to August 28, 1998, either the Antitrust Division or the FTC requests additional information or documentary material from First Sierra or OAC, the waiting period will be extended and would expire at 11:59 p.m., Eastern time, on the twentieth calendar day after the date of substantial compliance by the parties with such request. Only one extension of the waiting period pursuant to a request for additional information is authorized by the HSR Act. Thereafter, such waiting period may be extended only by court order or with the consent of the parties.


     The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. At any time before or after the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking divestiture of substantial assets of First Sierra or OAC or their subsidiaries. Private parties and state attorneys general may also bring an action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the result.

     Consummation of the Merger is conditioned upon all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated thereby, and all consents from lenders required to consummate the Merger, having been obtained and being in effect at the Effective Time.

INTERESTS OF CERTAIN PERSONS IN THE MERGER


     Under the Articles of Incorporation and Bylaws of OAC, the directors, officers, employees and agents of OAC have certain rights of indemnification, including with respect to the approval of the Merger Agreement and the Merger. First Sierra has agreed that OAC's indemnification obligations under its Articles of Incorporation at the date of the Merger Agreement will survive the Merger and will not be amended, repealed or otherwise modified for six years after the Effective Time in any manner that would adversely affect the indemnification rights of the directors, officers, employees and agents of OAC. The Merger Agreement further provides that the officers, directors and agents of OAC will be indemnified by First Sierra against certain liabilities and costs, including those arising out of, relating to or in connection with any action or omission occurring prior to the Effective Time or arising out of or pertaining to the transactions contemplated by the Merger Agreement.


     In connection with the Merger, John F. Allen and John M. Howe, currently executive officers of OAC, will enter into employment agreements with First Sierra pursuant to which they will be entitled to specified salaries, benefits and other compensation. See "Other Agreements -- Employment Agreements." In addition, pursuant to the Merger Agreement, the Board of Directors of First Sierra has agreed to take such action as may be necessary to cause John F. Allen or an individual designated by him and acceptable to First Sierra to be elected to First Sierra's Board of Directors as a Class II Director as of a mutually agreeable time after the Closing Date.


     As of the Record Date, John M. Howe held an option to acquire 150 shares of OAC Common Stock at an exercise price of $25,000 per share. Pursuant to the Merger Agreement, at the Effective Time, such OAC Option will be converted into and become an option to purchase 790,000 shares of First Sierra Common Stock at an exercise price of $4.75 per share (assuming that OAC's Transaction Fees do not exceed $5.1 million). See "The Plan of Merger and Terms of the Merger -- Manner and Basis for Converting Shares and Options." Pursuant to the Merger Agreement, First Sierra agreed to file a Registration Statement on Form S-8 with respect to the shares of First Sierra Common Stock issuable upon exercise of such OAC Option within one business day after the consummation of the Merger. First Sierra also agreed to use its reasonable efforts to maintain the effectiveness of the Registration Statement for as long as such OAC Option remains outstanding.


RESTRICTIONS ON RESALES BY AFFILIATES

     The Merger Agreement provides that OAC and First Sierra will use their reasonable efforts to cause each of their officers, directors and each other person who is an "affiliate" of OAC or First Sierra, as the case may be, to deliver to First Sierra and/or OAC on or prior to the Effective Time a written agreement to the effect that such persons will not offer to sell, sell or otherwise dispose of any shares of First Sierra Common Stock or OAC Common Stock until after the results covering 30 days of post-Merger combined operations of First Sierra and OAC have been filed with the Commission, sent to stockholders of First Sierra or otherwise publicly issued. Under Commission guidelines interpreting generally accepted accounting principles, with certain limited exceptions, the sale of First Sierra Common Stock or OAC Common Stock by an affiliate of either First Sierra or OAC generally within 30 days prior to the Effective Time or thereafter prior to the publication of results that include a minimum of at least 30 days of combined operations of First Sierra and OAC after the Effective Time could preclude "pooling of interests" accounting treatment for the Merger.

FEDERAL SECURITIES LAW CONSEQUENCES; RESALE REGISTRATION STATEMENT


     The shares of First Sierra Common Stock to be issued in connection with the Merger have not been registered under the Securities Act and therefore will be "restricted securities" which cannot be resold in the United States unless they are registered under the Securities Act or unless an exemption from registration is available. The certificates that will represent the shares of First Sierra Common Stock to be issued in connection with the Merger will bear legends stating that the shares have not been registered under the Securities Act and referring to the restrictions on the transfer and sale of the shares.



     In general, restricted securities may be sold in the public market only if registered under the Securities Act or sold in compliance with Rule 144. Under Rule 144 as currently in effect, any person (or persons whose shares are aggregated, who has beneficially owned restricted securities for at least one year is entitled to sell, within any three-month period, a number of those securities that does not exceed the greater of 1% of the then-outstanding shares of the issuer in the same class or the average weekly trading volume in the public market during the four calendar weeks preceding the filing of the seller's Form 144, provided that certain requirements concerning the availability of public information concerning the issuer, the manner of sale and the filing of the seller's Form 144 are satisfied. A person who is not an affiliate, has not been an affiliate within three months prior to the sale and has beneficially owned restricted securities for at least two years is entitled to sell those securities under Rule 144(k) without regard to any of the other limitations described above. Rule 144 also provides that affiliates who are selling shares that are not restricted securities must nonetheless comply with the same restrictions applicable to restricted securities with the exception of the holding period requirement.


     Pursuant to the Merger Agreement, First Sierra agreed to prepare and file as soon as reasonably practicable after the date of the Merger Agreement, a Registration Statement on Form S-3 or other appropriate form pursuant to Rule 415 under the Securities Act, or other similar rule of the Commission, covering the resale by the OAC Stockholders of the First Sierra Common Stock issued to them in connection with the Merger (the "Resale Registration Agreement"). First Sierra further agreed to use all commercially reasonable efforts to cause the Resale Registration Statement to be declared effective and to keep the Resale Registration Statement continuously effective for a period of two years following the Closing Date, or, if sooner, until the date on which the OAC Stockholders have disposed of all shares of First Sierra Common Stock issued to them in connection with the Merger. First Sierra has further agreed, if necessary during the time that the Resale Registration Statement is required to be maintained effective, to amend or supplement the Resale Registration Statement when required by the registration form or the instructions applicable to such form, or by the Securities Act or the rules and regulations thereunder, and the OAC Stockholders have agreed, subject to certain limitations, to discontinue disposition of the First Sierra Common Stock covered by the Resale Registration Statement until appropriate amendments or supplements have been received by them.


        AMENDMENT TO FIRST SIERRA RESTATED CERTIFICATE OF INCORPORATION


     The authorized capital stock of First Sierra currently consists of 25,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share. On the Record Date, approximately 12,698,020 shares of First Sierra Common Stock were issued and outstanding, and approximately 2,270,826 shares were reserved for issuance upon exercise of outstanding options, warrants and convertible securities.



     The Board of Directors of First Sierra believes that it is in the best interests of First Sierra to have additional shares of First Sierra Common Stock available for issuance at the Board of Directors' discretion for future acquisitions, stock splits, stock dividends, equity financings, employee benefit plans and other corporate purposes. Accordingly, the First Sierra Board of Directors has proposed an amendment to the Restated Certificate of Incorporation of First Sierra to increase the number of shares of First Sierra Common Stock authorized for issuance from 25,000,000 shares to 100,000,000 shares.


     If the proposal is approved by the stockholders of First Sierra as described below, the additional shares of First Sierra Common Stock may be issued from time to time upon authorization of the Board of Directors, without further approval by the stockholders unless required by applicable law or Nasdaq rules, which generally require the approval of holders of a majority of the outstanding First Sierra Common Stock when First Sierra Common Stock is to be issued if such First Sierra Common Stock has voting power equal to or in excess of 20% of the voting power outstanding, and for such consideration as the First Sierra Board of Directors may determine and as may be permitted by applicable law. The availability of additional shares of First Sierra Common Stock for issuance will afford First Sierra greater flexibility in acting upon proposed transactions.

     The increase in authorized shares is not being proposed as a means of preventing or dissuading a change in control or takeover of First Sierra. However, use of these shares for such a purpose is possible. Shares of authorized but unissued or unreserved First Sierra Common Stock and Preferred Stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of First Sierra or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful.

     The proposed amendment does not change the terms of the First Sierra Common Stock, which does not have preemptive rights. The additional shares of First Sierra Common Stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the shares of First Sierra Common Stock now authorized.

     Recommendation of the Board of Directors. The Board of Directors of First Sierra recommends that the stockholders of First Sierra vote FOR the amendment to increase the number of authorized shares of First Sierra Common Stock from 25,000,000 to 100,000,000. This amendment is being proposed by the Board of Directors in order to ensure that, after the Merger, First Sierra will have shares available for issuance at the

Board of Directors' discretion for future acquisitions, stock splits, stock dividends, equity financings, employee benefit plans and other corporate purposes.

     Vote Required for Approval. Approval of the Charter Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of First Sierra Common Stock. If approved by the stockholders of First Sierra, it is anticipated that this amendment to the Restated Certificate of Incorporation will become effective as soon as practicable after stockholder approval is received.

                     APPROVAL OF AMENDMENT TO THE COMPANY'S
                             1997 STOCK OPTION PLAN

GENERAL


     The First Sierra stockholders are also being asked to approve an amendment to First Sierra's 1997 Stock Option Plan which increases the number of shares of Common Stock authorized for issuance pursuant to the plan. The 1997 Stock Option Plan currently provides that the number of shares of Common Stock that may be issued under the plan may not exceed 2,500,000 shares. The Board of Directors has amended the 1997 Stock Option Plan to provide for the grant of options to acquire up to 20% of the shares of First Sierra Common Stock outstanding at any given time and directed that such amendment be submitted to the stockholders of First Sierra for their approval. Since inception of the 1997 Stock Option Plan in May 1997 and through June 30, 1998, options to purchase 2,279,676 shares of Common Stock have been granted (net of cancellations), 8,850 shares have been issued upon exercise of options and 2,270,826 shares are reserved for issuance upon exercise of currently outstanding options.


     The Board of Directors believes that First Sierra's continued success depends upon its ability to attract and retain highly competent persons as directors, consultants, advisors and employees. The Board of Directors believes that one of the best ways to attain these objectives is to give directors, consultants, advisors and employees an opportunity to acquire a proprietary interest in First Sierra by purchasing shares of First Sierra Common Stock through the exercise of options granted under the 1997 Stock Option Plan.


     Approval of the amendment, which will be submitted at the Special Meeting in the form of the following resolution, will require the affirmative vote of a majority of the shares of First Sierra Common Stock represented in person or by proxy at the Special Meeting.


     "RESOLVED, that the second sentence of Section 5(a) of the 1997 Stock Option Plan is amended and restated in its entirety to provide as follows:

     Subject to adjustment in the same manner as provided in Paragraph VIII with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 20% of the outstanding shares of Common Stock on the date of any grant of Options hereunder."

SUMMARY OF 1997 STOCK OPTION PLAN

     The 1997 Stock Option Plan is intended to provide incentives which will attract and retain able persons to serve as directors, consultants, advisors or employees of First Sierra and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of First Sierra rest, and whose present and potential contributions to the welfare of First Sierra are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of First Sierra. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of First Sierra.

     The 1997 Stock Option Plan provides for administration by a committee of the Board of Directors comprised solely of two or more outside directors. The 1997 Stock Option Committee (the "Committee") currently consists of Mr. Campo and Mr. Metcalfe. Among the Committee's powers are the authority to construe the 1997 Stock Option Plan, prescribe rules and regulations relating to the plan, determine which employees, consultants, advisors or directors of First Sierra shall receive grants of options and determine the amount and other terms and conditions of such grants.

     Employees, consultants, advisors and directors of First Sierra or any of its subsidiaries are eligible to participate in the 1997 Stock Option Plan. As of June 30, 1998, there were approximately 360 employees and six directors who were eligible to participate in the 1997 Stock Option Plan.


     Under the 1997 Stock Option Plan, First Sierra may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code ("Incentive Stock Options") and options that are not qualified as incentive stock options ("Non-Qualified Stock Options"). Incentive Stock Options may be granted only to individuals who are employees of First Sierra or a subsidiary on the date of grant. Non-Qualified Stock Options may be granted to directors, consultants, advisors and employees of First Sierra and its subsidiaries. The exercise price of a stock option is determined by the Committee and, with respect to any given option, will not be less than the fair market value of the First Sierra Common Stock on the date the option is granted. Subject to the terms of the 1997 Stock Option Plan, the Committee is authorized to select the recipients of options from among those eligible and to establish the exercise price, vesting schedule, term of each option and the number of shares that may be issued under each option. Under the terms of the 1997 Stock Option Plan, the exercise price of an option may be paid in cash, in shares of First Sierra Common Stock (valued at fair market value on the date of exercise) or by a combination of such means of payment, as may be determined by the Committee.


     The maximum number of shares that may be subject to options granted to any one individual during any calendar year may not exceed 500,000 shares of First Sierra Common Stock, subject to adjustment in the event of certain changes in First Sierra's capital structure. To the extent that an option lapses or the rights of an optionee terminate, any shares of First Sierra Common Stock subject to such option may again be used for new awards under the 1997 Stock Option Plan.

     The 1997 Stock Option Plan provides that the total number of shares covered by such plan, the number of shares covered by each option, and the exercise price per share under each option will be proportionately adjusted in the event of a stock split, stock dividend, or similar capital adjustment effected without receipt of consideration by First Sierra.

     Pursuant to the 1997 Stock Option Plan, Non-Qualified Stock Options are not transferable otherwise than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order or with the unanimous consent of the Board of Directors. Incentive Stock Options are not transferable otherwise than by will or the laws of descent and distribution.

     The Board of Directors reserves the right to alter, amend or terminate the 1997 Stock Option Plan at any time, provided that no change in any option theretofore granted may be made which would impair the rights of the optionee without the consent of the optionee and provided further that the Board may not, without the approval of First Sierra's stockholders, (i) increase the maximum aggregate number of shares that may be issued under the 1997 Stock Option Plan, or (ii) change the class of individuals eligible to receive options under the plan.

OPTIONS GRANTED IN 1997 UNDER THE 1997 STOCK OPTION PLAN

     The following table sets forth options granted in 1997 to (i) the Named Executive Officers (as defined herein), (ii) all executive officers as a group,
(iii) all non-employee directors and (iv) all employees, including all current officers who were not executive officers, as a group, under the 1997 Stock Option Plan.

                                                                   NUMBER OF
                                                               SHARES UNDERLYING
                                                                    OPTIONS
                     NAME AND POSITION                            GRANTED(1)
                     -----------------                         -----------------
Thomas J. Depping,..........................................        367,536
  President and Chief Executive Officer
Oren M. Hall,...............................................             --
  Executive Vice President and Chief Operating Officer
Sandy B. Ho,................................................        128,941
  Executive Vice President and Chief Financial Officer
Robert H. Quinn, Jr.,.......................................        128,941
  Executive Vice President and Chief Credit Officer
Craig M. Spencer,...........................................         31,250
  Senior Vice President and Chief Accounting Officer
All executive officers as a group (5 persons)...............        656,668
All directors who were not executive officers as a group (4
  persons)..................................................        275,652
All employees who were not executive officers as a group....        100,000

---------------

(1) All options to purchase First Sierra Common Stock were issued at 100% of their fair market value on the date of grant and expire ten years from the date of grant. See "Executive Compensation".


     On July 27, 1998, the last reported sale price of the Common Stock on Nasdaq was $32.50 per share.


FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     A. Incentive Stock Options. The following general rules are applicable to holders of Incentive Stock Options and to First Sierra for Federal income tax purposes under existing law:

          1. Generally, no taxable income results to the optionee upon the grant or exercise of an Incentive Stock Option and no tax deduction is allowed to First Sierra.

          2. If shares acquired upon exercise of an Incentive Stock Option are held for: (i) two years following the date the Incentive Stock Option was granted; and (ii) one year following the date the shares are transferred to the optionee pursuant to the exercise of the Incentive Stock Option, the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

          3. If shares acquired upon exercise of an Incentive Stock Option are disposed of before the expiration of one or both of the requisite holding periods (a "disqualifying disposition"), then in most cases the lesser of:
     (i) any excess of the fair market value of the shares at the time of exercise of the Incentive Stock Option over the exercise price; or (ii) the actual gain on disposition, will be taxed as ordinary income in the year of such disposition and First Sierra will generally be entitled to a corresponding deduction for income tax purposes.

          4. Any excess of the amount realized by the optionee as the result of a disqualifying disposition over the sum of: (i) the exercise price; and
     (ii) the amount of ordinary income recognized under the above rules, will be treated as capital gain.

          5. The amount by which the fair market value of the Common Stock acquired upon exercise of the Incentive Stock Option exceeds the exercise price, may be taxable to the optionee under the "alternative minimum tax" provisions of the Code.

     B. Non-Qualified Options. The following general rules are applicable to holders of Non-Qualified Stock Options and to First Sierra for Federal income tax purposes under existing law:

          1. The optionee does not realize any taxable income upon the grant of a Non-Qualified Stock Option, and First Sierra is not allowed a tax deduction by reason of such grant.

          2. The optionee will recognize ordinary income at the time of exercise of a Non-Qualified Stock Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price and First Sierra will be entitled to a corresponding deduction.

BOARD RECOMMENDATION


     THE FIRST SIERRA BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO FIRST SIERRA'S 1997 STOCK OPTION PLAN.

                             EXECUTIVE COMPENSATION


     The following table presents summary information concerning compensation awarded or paid to, or earned by, the Chief Executive Officer and each of the other four most highly compensated executive officers of First Sierra at December 31, 1997 (together, the "Named Executive Officers") during the periods indicated for services rendered to First Sierra and its subsidiaries.


                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                                    ------------
                                            ANNUAL COMPENSATION      SECURITIES
                                            -------------------      UNDERLYING     ALL OTHER
    NAME AND PRINCIPAL POSITION      YEAR    SALARY     BONUS         OPTIONS      COMPENSATION
    ---------------------------      ----   --------   --------     ------------   ------------
Thomas J. Depping..................  1997   $239,250         --       587,536(1)     $12,750(2)
  President and Chief Executive      1996    200,000        (3)            --          2,000
  Officer
Oren M. Hall(4)....................  1997    173,250   $150,000(5)         --         30,563(6)
  Executive Vice President and
  Chief Operating Officer
Sandy B. Ho........................  1997    160,000         --       178,941(7)       4,750(8)
  Executive Vice President and       1996    131,250    100,000(9)         --          1,500
  Chief Financial Officer
Robert H. Quinn, Jr................  1997    160,000         --       168,941(10)      4,750(8)
  Executive Vice President and       1996    145,417    100,000(11)        --          1,000
  Chief Credit Officer
Craig M. Spencer(12)...............  1997    125,000         --        31,250          4,750(8)
  Senior Vice President and Chief
  Accounting Officer

---------------


 (1) Includes 220,000 options that were granted in 1998 based upon Mr. Depping's performance during 1997 and in lieu of a cash bonus pursuant to First Sierra's Executive Incentive Compensation Plan.



 (2) Consists of amounts contributed by First Sierra on behalf of Mr. Depping to First Sierra's 401(k) plan and an automobile allowance.


 (3) Mr. Depping was paid a bonus of $100,000 in 1996 based upon his performance during 1995. Mr. Depping did not receive a bonus for his performance in 1996.


 (4) Mr. Hall's employment with First Sierra began on May 20, 1997.



 (5) This amount was paid in 1998 based upon Mr. Hall's performance during 1997.



 (6) Consists of a transitional moving allowance and amounts contributed on behalf of Mr. Hall to First Sierra's 401(k) plan.



 (7) Includes 50,000 options that were granted in 1998 based upon Ms. Ho's performance during 1997 and in lieu of a cash bonus pursuant to First Sierra's Executive Incentive Compensation Plan.



 (8) Consists of amounts contributed by First Sierra on behalf of the Named Executive Officer to First Sierra's 401(k) plan.


 (9) This amount was paid in 1997 based upon Ms. Ho's performance during 1996. A bonus of $110,000 was paid in 1996 based upon Ms. Ho's performance during 1995.


(10) Includes 40,000 options that were granted in 1998 based upon Mr. Quinn's performance during 1997 and in lieu of a cash bonus pursuant to First Sierra's Executive Incentive Compensation Plan.


(11) This amount was paid in 1997 based upon Mr. Quinn's performance during 1996. A bonus of $120,000 was paid in 1996 based upon Mr. Quinn's performance during 1995.


(12) Mr. Spencer's employment with First Sierra began on November 16, 1996.

     The following table sets forth information concerning the grant of stock options during 1997 to the Named Executive Officers:

                             OPTION GRANTS IN 1997

                                                                                POTENTIAL REALIZED VALUE
                                                                                       AT ASSUMED
                                       PERCENTAGE                                 ANNUAL RATE OF STOCK
                         NUMBER OF      OF TOTAL                                          PRICE
                           SHARES       OPTIONS                                  APPRECIATION FOR OPTION
                         UNDERLYING    GRANTED TO     EXERCISE                           TERM(2)
                          OPTIONS     EMPLOYEES IN      PRICE      EXPIRATION   -------------------------
         NAME            GRANTED(1)   FISCAL 1997    (PER SHARE)      DATE          5%            10%
         ----            ----------   ------------   -----------   ----------   -----------   -----------
Thomas J. Depping......   367,536         35.6%         $8.00      5/15/2007    $1,848,706    $4,686,084
Oren M. Hall...........        --           --             --             --            --            --
Sandy B. Ho............   128,941         12.5           8.00      5/15/2007       648,573     1,643,998
Robert H. Quinn........   128,941         12.5           8.00      5/15/2007       648,573     1,643,998
Craig M. Spencer.......    31,250          3.0           8.00      5/15/2007       157,187       398,437

---------------


(1) All of such options were granted pursuant to First Sierra's 1997 Stock Option Plan and vest in increments of 20% per year over a period of five years beginning on the first anniversary of the date of grant. In addition, each of such options will vest immediately in the event that the Named Executive Officers' employment with First Sierra terminates by reason of death or upon the occurrence of a "Corporate Change" (as defined in the 1997 Stock Option Plan) while the Named Executive Officer is employed by First Sierra.


(2) Represents the potential realizable value of each grant of options assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term at the rates of 5% and 10% compounded annually.

     The following table sets forth information concerning fiscal year-end option values. No options were exercised by the Named Executive Officers during 1997.

                       FISCAL YEAR-END OPTION VALUE TABLE

                                                   NUMBER OF SECURITIES          VALUE OF IN-THE-MONEY
                                                   UNDERLYING OPTIONS AT        OPTIONS AT DECEMBER 31,
                                                     DECEMBER 31, 1997                  1997(1)
                                                ---------------------------   ---------------------------
                     NAME                       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                     ----                       -----------   -------------   -----------   -------------
Thomas J. Depping.............................         --        367,536             --      $3,583,476
Oren M. Hall..................................         --             --             --              --
Sandy B. Ho...................................         --        128,941             --       1,257,175
Robert H. Quinn...............................         --        128,941             --       1,257,175
Craig M. Spencer..............................         --         31,250             --         304,687

---------------


(1) Calculated as the difference between the aggregate fair market value of such options based on the last reported sale price of the First Sierra Common Stock on December 31, 1997 ($17.75 per share) and the aggregate exercise price.


EMPLOYMENT AGREEMENTS


     First Sierra has an employment agreement with Thomas J. Depping effective May 20, 1997. Mr. Depping's employment agreement has an initial term of three years with an evergreen three year extension continuing after the initial term unless either First Sierra or Mr. Depping gives 90 days' notice of termination. Pursuant to his employment agreement, Mr. Depping is entitled to receive an annual salary of not less than $250,000. If the agreement is terminated without cause by First Sierra, or with cause (including certain changes in control of First Sierra) by Mr. Depping, First Sierra is obligated to pay Mr. Depping a termination fee equal to three times the amount of Mr. Depping's then current annual rate of total compensation. In addition, the agreement contains a covenant prohibiting Mr. Depping from competing with First Sierra for a period of one year following termination of his employment with First Sierra. The agreement also provides for customary benefits and perquisites.



     First Sierra also has an employment agreement with Sandy B. Ho effective April 1, 1998. Ms. Ho's employment agreement has an initial term of three years with an evergreen three year extension continuing after the initial term unless either First Sierra or Ms. Ho gives 90 days' notice of termination. Pursuant to such agreement, Ms. Ho is entitled to receive an annual salary of not less than $185,000 and an annual bonus at the discretion of First Sierra's Board of Directors. If the agreement is terminated without cause by First Sierra, First Sierra is obligated to pay Ms. Ho (i) for a period of three years from the Termination Date, her base salary plus the bonus paid to Ms. Ho for the year prior to termination and (ii) a lump sum bonus at the end of the term of the agreement equal to the bonus paid to Ms. Ho for the year prior to termination pro rated for the number of days she was employed during the year of termination. If the agreement is terminated by Ms. Ho after a change in control of First Sierra, First Sierra is obligated to pay Ms. Ho a lump sum equal to her annual base salary plus the prior year's bonus. Ms. Ho's employment agreement prohibits her from competing with First Sierra for a period of one year after termination of employment and provides for customary benefits and perquisites.



     First Sierra also has a separate employment agreement with Robert H. Quinn effective May 20, 1997. Mr. Quinn's employment agreement has an initial term of three years. Pursuant to this agreement, Mr. Quinn is entitled to receive an annual salary of not less that $160,000. In addition, Mr. Quinn's agreement contains a covenant prohibiting him from competing with First Sierra for a period of one year following termination of his employment with First Sierra. The agreement with Mr. Quinn also provides for customary benefits and perquisites.



     In addition, First Sierra has an employment agreement with Oren M. Hall effective May 20, 1997. Mr. Hall's employment agreement has a term of three years and provides for an annual salary of not less than $195,000. The agreement contains a provision which requires First Sierra to pay Mr. Hall at least 12 months of base salary if the agreement is terminated without cause by First Sierra or with cause by Mr. Hall. In addition, the agreement contains a covenant prohibiting Mr. Hall from competing with First Sierra for a period of one year following termination of his employment with First Sierra. The Agreement also provides for customary benefits and perquisites.



COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION



     Messrs. Depping and Solomon are members of the Compensation Committee of the Board of Directors. Messrs. Campo and Metcalfe are members of the Stock Option Committee of the Board of Directors. Mr. Depping is President and Chief Executive Officer of First Sierra and receives compensation from First Sierra for his service as such. None of Mr. Solomon, Mr. Campo or Mr. Metcalfe is an officer of First Sierra. No member of First Sierra's Compensation or Stock Option Committees served as a director or member of the Compensation or Stock Option Committees of another entity, one of whose executive officers served as a director or member of the Compensation or Stock Option Committee of First Sierra.

                   THE PLAN OF MERGER AND TERMS OF THE MERGER

     The following summary of the terms of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Appendix A. Certain capitalized terms used herein without definition have the respective meanings set forth in the Merger Agreement.

EFFECTIVE TIME OF THE MERGER

     The Merger will become effective at such time as shall be stated in the Certificates of Merger, which shall be in a form mutually acceptable to First Sierra and OAC, and shall be filed with the Secretary of State of the State of California in accordance with the GCL and the Secretary of State of the State of Delaware in accordance with the DGCL (the "Merger Filings"). The Merger Filings will be made simultaneously with, or as soon as practicable after, the closing of the transactions contemplated by the Merger Agreement in accordance with the Merger Agreement. See "-- Conditions to the Merger."


MANNER AND BASIS FOR CONVERTING SHARES AND OPTIONS



     At the Effective Time, each outstanding share of OAC Common Stock will be converted into the right to receive, without interest, a number of shares of First Sierra Common Stock determined by dividing (i) $79,000,000 minus any transaction fees in excess of $5,100,000 by (ii) $25 and then dividing the quotient thereof by the aggregate number of shares of OAC Common Stock issued and outstanding at the Effective Time. In addition, each OAC Option that is outstanding at the Effective Time will be converted into an option to purchase the number of shares of First Sierra Common Stock equal to the number of shares of OAC Common Stock subject to the OAC Option multiplied by the Exchange Ratio at an exercise price equal to the Adjusted Exchange Ratio, and First Sierra will assume each OAC Option in accordance with the stock option agreement by which it is evidenced. As of July 24, 1998, John M. Howe, an executive officer of OAC, held all outstanding OAC Options, consisting of an option to acquire 150 shares of OAC Common Stock at an exercise price of $25,000 per share. At the Effective Time, each issued and outstanding share of Subsidiary Common Stock will be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.



     No certificates or scrip for fractional shares of First Sierra Common Stock will be issued in the Merger and no First Sierra Common Stock dividend, stock split or interest will relate to any fractional security. Fractional interests will not entitle the owner thereof to vote or to any other rights of a security holder.



     Pursuant to the Merger Agreement, the OAC Stockholders have agreed to indemnify First Sierra and its officers, directors, employees, consultants, stockholders and affiliates (collectively, the "Parent Indemnified Parties") from and against certain damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses which such parties may sustain related to or arising out of any breach or default by OAC or the OAC Stockholders of any of their representations, warranties, covenants or agreements in the Merger Agreement. On or prior to Closing, the OAC Stockholders, First Sierra and an escrow agent mutually agreed upon by First Sierra and the OAC Stockholders (the "Escrow Agent") will enter into an Indemnification Escrow Agreement (the "Escrow Agreement") pursuant to which ten percent (10%) of the shares of First Sierra Common Stock which would otherwise be delivered to the OAC Stockholders as consideration for the Merger at Closing (the "Escrowed Shares"), together with stock powers executed in the blank, will be deposited into and held in escrow pursuant to the terms of the Escrow Agreement in order to secure the indemnity obligations of the OAC Stockholders to the Parent Indemnified Parties under the Merger Agreement.


CONDITIONS TO THE MERGER


     The respective obligations of First Sierra and OAC to effect the Merger are subject to the fulfillment at or prior to the Closing Date of the following conditions: (a) the issuance of shares of First Sierra Common Stock pursuant to the Merger Agreement shall have been approved and adopted by the requisite vote of the stockholders of First Sierra under applicable law and applicable Nasdaq requirements; (b) an additional listing application shall have been filed with Nasdaq with respect to the shares of First Sierra Common Stock issuable in connection with the Merger and those to be reserved for issuance upon exercise of OAC Options that are converted into options to purchase First Sierra Common Stock; (c) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; (d) this Proxy Statement shall have been cleared by the Commission; (e) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted); (f) no statute, rule or regulation shall have been enacted by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the Merger illegal; (g) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby, and all consents from lenders required to consummate the Merger shall have been obtained and be in effect at the Effective Time; (h) Arthur Andersen LLP, certified public accountants for First Sierra, shall have delivered a letter, dated the Closing Date, addressed to First Sierra, in form and substance reasonably satisfactory to First Sierra, to the effect that the Merger will qualify for a pooling of interests accounting treatment if closed and consummated in accordance with the Merger Agreement; and (i) each of the parties to the Agreement shall have received a letter dated the Closing Date, addressed to OAC, from Ernst & Young LLP, certified public accountants for OAC, regarding such firm's concurrence with OAC's management's conclusions that no conditions exist related to OAC that would preclude First Sierra's accounting for the Merger with OAC as a pooling of interests under APB No. 16 if closed and consummated in accordance with the Merger Agreement.



     The obligation of OAC to effect the Merger is further subject to the fulfillment at or prior to the Closing Date of the following additional conditions, unless waived by OAC: (a) First Sierra and Subsidiary shall have performed in all material respects their agreements contained in the Merger Agreement required to be performed on or prior to the Closing Date and the representations and warranties of First Sierra and Subsidiary contained in the Merger Agreement shall be true and correct on and as of the date made and (except to the extent that such representations and warranties speak as of an earlier date) on and as of the Closing Date as if made at and as of such date, and OAC shall have received a certificate of the Chairman of the Board and Chief Executive Officer, the President or a Vice President of First Sierra and of the President and Chief Executive Officer or a Vice President of Subsidiary to that effect; (b) OAC shall have received an opinion of Shartsis, Friese & Ginsburg LLP, in form and substance reasonably satisfactory to OAC, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and neither First Sierra, Subsidiary, OAC, nor the holders of OAC's Common Stock will recognize gain or loss for federal income tax purposes; (c) OAC shall have received from McDermott, Will & Emery a written opinion dated the Closing Date;
(d) on the Closing Date, First Sierra shall have delivered to each OAC Stockholder a certificate representing the number of shares of First Sierra Common Stock which such holder has the right to receive; and (e) the Resale Registration Statement shall have been declared effective by the Commission on or before the Closing Date and shall be effective on the Closing Date.



     The obligation of First Sierra and Subsidiary to effect the Merger is further subject to the fulfillment at or prior to the Closing Date of the following additional conditions, unless waived by First Sierra and Subsidiary:
(a) OAC shall have performed its agreements contained in the Merger Agreement required to be performed on or prior to the Closing Date and the representations and warranties of OAC and the OAC Stockholders contained in the Merger Agreement shall be true and correct on and as of the date made and (except to the extent that such representations and warranties speak as of an earlier date) on and as of the Closing Date as if made at and as of such date, and First Sierra shall have received a certificate of the President and Chief Executive Officer of OAC and of each OAC Stockholder to that effect; (b) First Sierra shall have received
(i) from Shartsis, Friese & Ginsburg LLP a written opinion dated the Closing Date, and (ii) from attorneys representing each OAC Stockholder written opinions dated the Closing Date; (c) each holder of OAC Common Stock shall have delivered to First Sierra the certificates representing such OAC Common Stock, which certificates shall be properly endorsed for transfer or accompanied by duly executed stock powers in either case executed in blank or in favor of First Sierra or its designee; (d) First Sierra, the Escrow Agent and each OAC Stockholder shall have executed and delivered the Escrow Agreement; (e) prior to the Effective

Time, John M. Howe shall have terminated his employment with OAC pursuant to the Employment Termination Agreement between him and OAC and each of John F. Allen and John M. Howe shall have executed and delivered employment agreements by and between the Surviving Corporation or First Sierra, as the case may be, and each such person; (f) each director and officer of OAC shall have resigned from his or her position as a director or officer of the OAC, as the case may be, effective as of the Effective Time; (g) either (i) OAC shall have obtained all necessary consents or waivers under its Loan Agreement to enable the Merger and the other transactions contemplated by the Merger Agreement to be consummated without causing an event of default or any acceleration of indebtedness under the Loan Agreement or all amounts outstanding under the Loan Agreement shall have been repaid and the Loan Agreement shall have been terminated prior to the Effective Time; and (h) OAC shall have delivered certain financial statements of OAC to First Sierra.


COOPERATION

     Pursuant to the Merger Agreement, each of the parties has agreed to take, or to cause to be taken, all action and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement.

REPRESENTATIONS AND WARRANTIES OF FIRST SIERRA AND OAC

     In the Merger Agreement, First Sierra and OAC have made various representations and warranties relating to, among other things, their respective businesses and financial condition, the accuracy of First Sierra's filings with the Commission, the satisfaction of certain legal requirements for the Merger and the absence of undisclosed liabilities or material litigation matters. The representations and warranties of each of the parties to the Merger Agreement will expire on the date of issuance of the first report of First Sierra's independent auditors on the combined operations of First Sierra and OAC following the Merger.

CONDUCT OF THE BUSINESS OF FIRST SIERRA AND OAC PRIOR TO THE MERGER


     Pursuant to the Merger Agreement, OAC has agreed that, after the date of the Merger Agreement and prior to the Closing Date or earlier termination of the Merger Agreement, and except as otherwise agreed to in writing by First Sierra, it shall, and shall cause each of its subsidiaries to: (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice; (b) not (i) amend or propose to amend their respective charters or by-laws, (ii) split, combine or reclassify their outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions to OAC by a wholly-owned subsidiary of OAC; (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that OAC may issue shares upon exercise of outstanding stock options; (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than borrowings in the ordinary course of business (other than pursuant to credit facilities) or borrowings under the existing credit facilities of OAC or any of its subsidiaries (the "Existing Credit Facilities") up to the existing borrowing limit on the date of the Merger Agreement or borrowings to refinance existing indebtedness on terms which are reasonably acceptable to First Sierra, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) take any action that would jeopardize the treatment of the Merger as a pooling of interests under APB No. 16, (iv) take or fail to take any action which action or failure to take action is reasonably likely to cause OAC or the OAC Stockholders (except to the extent of stockholders in special circumstances) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger or otherwise is reasonably likely to cause the Merger not to qualify as a reorganization under Section 368(a) of the Code, (v) make any acquisition of any assets or businesses other than expenditures for current assets in the ordinary course of business and expenditures for fixed or capital assets in the ordinary course of business, (vi) sell, pledge, dispose of or encumber any material assets or businesses other than (a) sales of businesses or assets in the ordinary course of business, (b) sales of businesses or assets disclosed in OAC's disclosure schedule to the Merger Agreement, and (c) pledges or encumbrances pursuant to Existing Credit Facilities or other permitted borrowings, or (vii) enter into any binding contract, agreement, commitment or arrangement with respect to any of the foregoing; (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by the Merger Agreement or the documents contemplated thereby; (f) subject to restrictions imposed by applicable law, confer with one or more representatives of First Sierra to report operational matters of materiality and the general status of ongoing operations; (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice; provided, however, that OAC and its subsidiaries shall in no event enter into or amend any written employment agreement providing for an annual base salary in excess of $50,000 per annum; (h) not adopt, enter into or amend any pension or retirement plan, trust or fund, except as required to comply with changes in applicable law and not adopt, enter into or amend in any material respect any bonus, profit sharing, compensation, stock option, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employees or retirees generally, other than in the ordinary course of business, except (i) as required to comply with changes in applicable law, or (ii) as required pursuant to an existing contractual arrangement or agreement; (i) use commercially reasonable efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice; (j) not make, change or revoke any material tax election or make any material agreement or settlement regarding taxes with any taxing authority; and (k) not take or fail to take any action which action or failure to take action would materially delay consummation of the Merger.



     Pursuant to the Merger Agreement, First Sierra has agreed that, after the date of the Merger Agreement and prior to the Closing Date or earlier termination of the Merger Agreement, and except as otherwise agreed to in writing by OAC, it shall, and shall cause each of its subsidiaries to: (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice; (b) not (i) amend or propose to amend their respective charters (except for any amendments by First Sierra of its Restated Certificate of Incorporation to increase the number of authorized shares of First Sierra Common Stock) or by-laws, (ii) split, combine or reclassify (whether by stock dividend or otherwise) their outstanding capital stock, or
(iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions to First Sierra by a wholly-owned subsidiary of First Sierra; (c) not (i) take any action that would jeopardize the treatment of the Merger as a pooling of interests under APB No. 16, (ii) take or fail to take any action which action or failure to take action is reasonably likely to cause OAC or the OAC Stockholders to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger or otherwise is reasonably likely to cause the Merger not to qualify as a reorganization under Section 368(a) of the Code, or (iii) take or fail to take any action which action or failure to take action would materially delay consummation of the Merger; and (d) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by the Merger Agreement.


NO SOLICITATION OF ACQUISITION TRANSACTIONS


     The Merger Agreement provides that after the date of the Merger Agreement and prior to the Effective Time or earlier termination of the Merger Agreement, OAC shall not, and shall not permit any of its subsidiaries to, initiate, solicit, negotiate, encourage or provide information to facilitate, and OAC shall, and shall use its reasonable efforts to cause any officer, director or employee of OAC, or any attorney, accountant, investment banker, financial advisor or any other agent retained by it or any of its subsidiaries not to, initiate, solicit, negotiate, encourage or provide information to facilitate, any Acquisition Transaction. The Merger Agreement requires that OAC immediately notify First Sierra after receipt of any proposal for an Acquisition Transaction, indication of interest or request for information relating to OAC or its subsidiaries in connection with an Acquisition Transaction or for access to the properties, books or records of OAC or any subsidiary by any person or entity that informs the Board of Directors of OAC or such subsidiary that it is considering making, or has made, a proposal for an Acquisition Transaction. Such notice to First Sierra must be made orally and in writing.


CONDUCT OF THE BUSINESS OF THE COMBINED COMPANIES FOLLOWING THE MERGER


     Following the Merger, OAC will be a wholly-owned subsidiary of First Sierra. Pursuant to the Merger Agreement, the Articles of Incorporation and the Bylaws of Subsidiary, as in effect immediately prior to the Effective Time, will be the Articles of Incorporation and Bylaws of the Surviving Corporation after the Effective Time as amended pursuant to the Merger Filings, and (subject to certain provisions of the Merger Agreement) thereafter may be amended in accordance with their terms as provided in the DGCL.


TERMINATION OR AMENDMENT


     The Merger Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of First Sierra, by the mutual written consent of OAC and First Sierra or as follows: (a) by either First Sierra or OAC (i) upon a breach of a representation or warranty of the Non-Terminating Party contained in the Merger Agreement which has not been cured in all material respects and which has caused certain conditions to the obligation of the Terminating Party to effect the Merger to be incapable of being satisfied by the Termination Date, (ii) if the Merger is not completed by December 31, 1998 (unless due to a delay or default on the part of the Terminating Party), (iii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the Terminating Party and if the Terminating Party shall have used reasonable efforts to prevent the entry of such order or (iv) if the Average Closing Price is less than $21.00. Additionally, OAC may terminate the Merger Agreement (i) if First Sierra
(a) fails to perform in any respect any of its material covenants in the Merger Agreement and (b) does not cure such default in all material respects within 30 days after written notice of such default specifying such default in reasonable detail is given to First Sierra by OAC; or (ii) if the stockholders of First Sierra fail to approve the issuance of First Sierra Common Stock pursuant to the Merger Agreement at a duly held meeting of stockholders called for such purpose or any adjournments thereof.


     The Merger Agreement may be amended or supplemented by an instrument in writing signed on behalf of each party and in compliance with applicable law. Such amendment may take place at any time prior to the Closing Date, and, subject to applicable law, whether before or after approval by the stockholders of First Sierra.

TRANSACTION FEES


     First Sierra and OAC have agreed that the Merger consideration of $79,000,000 shall be reduced by the amount of any Transaction Fees in excess of $5.1 million. For purposes of the Merger Agreement "Transaction Fees" means the sum of (i) all legal, accounting, tax, consulting and financial advisory and other fees and expenses incurred by OAC and its stockholders in connection with the transactions contemplated by the Merger Agreement that are not paid by OAC or its stockholders on or prior to the Closing Date (the "Professional Advisory Expenses") and (ii) all amounts that, solely as a result of the Merger, OAC or First Sierra will be obligated to pay (including loans that OAC or First Sierra will be required to forgive) after the Effective Time to persons who were employees of OAC prior to the Effective Time pursuant to provisions in their employment, executive compensation, or other similar agreements relating to incentive bonuses or loan forgiveness payable in connection with the employee's continuation of employment after a change in control (the "Compensation Expenses").

     Pursuant to the Merger Agreement, at least two days prior to the Closing Date, OAC will calculate the amount of Compensation Expenses to be paid by First Sierra or OAC after Closing and OAC, the OAC Stockholders and First Sierra will estimate, by mutual agreement, the amount of Professional Advisory Expenses as of the Closing Date for purposes of determining the number of shares of First Sierra Common Stock to be delivered at the Closing (the sum of such Compensation Expenses and estimated Professional Advisory Expenses being referred to herein as the "Preliminary Value"). Within 60 days after the Closing Date, First Sierra will prepare and deliver to the OAC Stockholders a determination (the "Determination") of the actual amount of the Professional Advisory Expenses as of the Closing Date (which amount, when added to the amount of Compensation Expenses shall be referred to herein as the "Actual Value"), together with documentation supporting any adjustments in the Professional Advisory Expenses from the Preliminary Value, which will be prepared on a basis consistent with the determination of the Preliminary Value. The Merger Agreement provides a mechanism for resolution of any dispute between First Sierra and the OAC Stockholders relating to the Determination. If the Actual Value and the Preliminary Value both exceed $5.1 million and the Actual Value is greater than the Preliminary Value, First Sierra will be entitled to set off against the Escrowed Shares the difference between the Actual Value and the Preliminary Value (assuming a value per share of First Sierra Common Stock for purposes of such calculation equal to $25 per share). If the Actual Value exceeds $5.1 million and the Preliminary Value is less than $5.1 million, First Sierra will be entitled to set off against the Escrowed Shares the difference between the Actual Value and $5.1 million (assuming a value per share of First Sierra Common Stock for purposes of such calculation equal to $25 per share). The Minimum Loss (as hereinafter defined) will not be applicable to any such set off and such set off will not count against such Minimum Loss. If the Actual Value and the Preliminary Value both exceed $5.1 million and the Actual Value is less than the Preliminary Value, then the Purchase Price will be increased by a number of additional shares of First Sierra Common Stock equal to the amount determined by dividing such difference by $25, and such shares will be issued and delivered to the OAC Stockholders. If the Preliminary Value exceeds $5.1 million and the Actual Value is less than $5.1 million, then the Purchase Price will be increased by a number of additional shares of First Sierra Common Stock determined by dividing the difference between the Preliminary Value and $5.1 million by $25, and such shares will be issued and delivered to the OAC Stockholders. In the event that the Actual Value is less than $5.1 million, the difference between $5.1 million and the Actual Value will be paid to employees of OAC designated by mutual agreement of Thomas J. Depping and John F. Allen provided that such employees were not stockholders of OAC prior to the Effective Time.


INDEMNIFICATION


     The Merger Agreement provides that, subject to certain limitations described below, after the Effective Time, each OAC Stockholder will indemnify and hold harmless the Parent Indemnified Parties from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and attorney's fees) ("Indemnified Costs") to which any of the Parent Indemnified Parties may be subjected related to or arising out of any breach or default by OAC or the OAC Stockholders of any representations or warranties or covenants or agreements under the Merger Agreement. The Merger Agreement also contains a similar obligation of First Sierra to indemnify OAC, the OAC Stockholders and certain affiliates of OAC.


     The following limitations apply to claims for indemnification made pursuant to the Merger Agreement; except that (i) these limitations do not apply to claims related to the Resale Registration Statement and (ii) the limitations relating to Minimum Loss do not apply to any claims related to or arising out of a breach of the representations and warranties of OAC and the OAC Stockholders relating to Compensation Expenses.


          a) Minimum Loss. No indemnifying party will be required to indemnify an indemnified party except to the extent that the aggregate amount of Indemnified Costs for which the indemnified party is otherwise entitled to indemnification exceeds $500,000 (the "Minimum Loss"), whereupon the indemnified party will be entitled to be paid the entire amount of such Indemnified Costs, subject to the limitations on recovery and recourse set forth below. For purposes of determining the aggregate amount of Minimum Loss suffered by an indemnified party, each representation and warranty contained in the

     Merger Agreement for which indemnification can be or is sought will be read (including, without limitation, for purposes of determining whether a breach of such representation or warranty has occurred) without regard to materiality qualifications that may be contained therein.


          b) Limitation as to Time. No indemnifying party will be liable for any Indemnified Costs relating to or arising out of any breach of a representation or warranty contained in the Merger Agreement unless a written claim for indemnification is given by the indemnified party to the indemnifying party with respect thereto by 5:00 p.m., Eastern time, on the date of issuance of the first report of First Sierra's independent auditors on the combined operations of First Sierra and OAC following the Merger; except that (i) there will be no time limitation with respect to claims relating to or arising out of a breach of a covenant or agreement contained in the Merger Agreement; and (ii) the representations and warranties of OAC relating to Compensation Expenses will survive for a period of four years after the Closing Date.


          c) Liability Cap. The indemnification obligations of OAC and the OAC Stockholders on the one hand and First Sierra on the other hand are limited to $7.9 million in Indemnified Costs.


          d) NOL Offset. Any indemnification obligations of the OAC Stockholders with respect to a breach of any representations or warranties of OAC or the OAC Stockholders relating to taxes will first be satisfied by setting off an equivalent amount of the accrued Net Operating Loss of OAC (up to the aggregate amount of the actual accrued Net Operating Loss of OAC as of the Effective Date); provided that the OAC Stockholders will only be entitled to apply the accrued Net Operating Loss of OAC as a setoff with respect to that portion of the indemnification obligation that represents amounts owed to any taxing authority for which the Net Operating Loss of OAC could otherwise be applied (e.g., to the extent that such indemnification obligations include any amounts due as a result of penalties assessed by a taxing authority for which OAC's accrued Net Operating Loss could not be applied, such amount may not be set off by the OAC Stockholders). Any amount of the accrued Net Operating Loss of OAC which is used by the OAC Stockholders to set off against any indemnification obligation with respect to the representations and warranties of OAC and the OAC Stockholders relating to taxes will not be counted towards the Minimum Loss or the liability cap provisions set forth above.



          e) Limitations on Indemnification. The indemnification obligations set forth in the Merger Agreement do not apply to any claims arising under or related to the Employment Agreements, the Escrow Agreement or the Affiliate Letters (as defined herein).



     Any claim by a Parent Indemnified Party against any OAC Stockholder for Indemnified Costs (other than a claim related to or arising out of a breach of the representation and warranty of OAC and the OAC Stockholders relating to Compensation Expenses) will be payable only out of the Escrowed Shares for all amounts due to the Parent Indemnified Party from such OAC Stockholder with respect to such claim and will be payable in an amount not to exceed the Maximum Escrow Amount (as defined below) of such OAC Stockholder. In no event will a Parent Indemnified Party be entitled to be paid out of the Escrowed Shares in respect of claims against an OAC Stockholder an amount in excess of such OAC Stockholder's Maximum Escrow Amount. In the event of any claim for Indemnified Costs by a Parent Indemnified Party against one or more OAC Stockholders, each such OAC Stockholder's Maximum Escrow Amount will be reduced (but not below zero) by such OAC Stockholder's pro rata portion of the amount paid out of the Escrowed Shares in respect of such claim, and, to the extent that the portion of such claim for which such OAC Stockholder is liable exceeds such OAC Stockholder's Maximum Escrow Amount as of the time of payment of such claim out of the Escrowed Shares, the Parent Indemnified Party will then be entitled to seek the remaining amount of such claim from such other OAC Stockholders whose respective Maximum Escrow Amounts exceed zero, pro rata based upon the Maximum Escrow Amounts of such OAC Stockholders as of the time of payment of such claim, until such claim has been paid in full or each Stockholder's Maximum Escrow Amount has been reduced to zero. An OAC Stockholder's "Maximum Escrow Amount" will mean, at any time, such OAC Stockholder's pro rata share of the Escrowed Shares, less any amounts previously deducted from such OAC Stockholder's Maximum Escrow Amount.

OTHER AGREEMENTS

  Employment Agreements

     The Merger Agreement provides that, at the Closing, First Sierra will offer to enter into Employment Agreements with each of John F. Allen and John M. Howe, such agreements to be effective at the Effective Time, and it is expected that such individuals will enter into such Employment Agreements. Pursuant to the Employment Agreements, First Sierra will agree to pay annual compensation of $250,000 to each of Messrs. Allen and Howe in consideration of certain non-competition agreements of each employee and each employee's performance of certain duties on First Sierra's behalf.


     The Employment Agreements will contain non-competition provisions pursuant to which each employee will agree not to, during the period which is the longer of (i) the period that begins on the Closing Date and ends one year after the Employment Agreement expires or is terminated or (ii) the period that begins on the Closing Date and ends three years thereafter (the "Noncompete Period"), engage in any business engaged in by First Sierra as of the date of the Employment Agreement, any business engaged in by OAC as of the date of termination, or any other business that such employee has been involved in on behalf of First Sierra at any time prior to the date of termination in direct competition with First Sierra or any of its subsidiaries. Notwithstanding the above, each employee may continue to engage in charitable, social or community activities and in personal and family investing; provided, however, that unless prior approval is given by First Sierra's Chief Executive Officer, such investments may not include (i) investments in equipment leases, (ii) interests in non-publicly traded entities engaged in equipment leasing or the sale of new and used computer and technology equipment or (iii) investments in excess of 1% of the outstanding capital stock of publicly traded entities engaged in equipment leasing or the sale of new and used computer and technology equipment.



     The term of each Employment Agreement will be two years and each Employment Agreement will be terminable by First Sierra for good cause. Each Employment Agreement also will be terminable by First Sierra without cause provided that the employee is paid for the remainder of the employment term.


  Escrow Agreement


     Pursuant to the Merger Agreement, the OAC Stockholders have agreed to indemnify the Parent Indemnified Parties from and against certain damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses which such parties may sustain related to or arising out of any breach or default by OAC or the OAC Stockholders of any of their representations, warranties, covenants or agreements in the Merger Agreement. On or prior to Closing, the OAC Stockholders, First Sierra and the Escrow Agent will enter into an Escrow Agreement pursuant to which ten percent (10%) of the shares of First Sierra Common Stock which would otherwise be delivered to the OAC Stockholders as consideration for the Merger at Closing, together with stock powers executed in the blank, will be deposited into and held in escrow pursuant to the terms of the Escrow Agreement in order to secure the indemnity obligations of the OAC Stockholders to the Parent Indemnified Parties under the Merger Agreement.


  Affiliate Agreements


     The affiliates of First Sierra and OAC have agreed in writing (the "Affiliate Letters") that, until First Sierra announces financial results covering at least 30 days of post-Merger combined operations of First Sierra and OAC, they will not sell, exchange, transfer, pledge, distribute or otherwise dispose of, or in any other way reduce their risk relative to, any shares of First Sierra Common Stock or OAC Common Stock owned by them.

                                BUSINESS OF OAC



     OAC is an information technology ("IT") leasing company that provides technology and financing solutions to middle-market companies throughout the United States. OAC specializes in configuring and leasing mid-range systems, such as IBM AS/400s, networking systems, including client server systems, desktop and laptop computers and peripherals, and telecommunications equipment. OAC also derives a small portion of its revenue from computer sales activities. OAC was founded in 1973 as predominantly a computer sales and service business. OAC offered leasing options to its customers as a convenience and as a way to help facilitate a sale. In the early 1990's a combination of factors, including lower computer equipment prices, shrinking margins on computer equipment sales, a shift from mainframe systems to networked systems and a positive experience with its leasing business, caused OAC to revise its business plan to de-emphasize computer sales and focus its efforts in the higher margin and more promising IT leasing arena. OAC is headquartered in Larkspur, California, approximately 15 miles north of San Francisco, and has offices in Southern California and the Minneapolis, Minnesota area.



     OAC's lease transactions are net lease transactions with a specified non-cancelable lease term. These non-cancelable leases require the lessee to make all lease payments under all circumstances and require the lessee to pay any other expenses associated with the use of the equipment such as maintenance, casualty and liability insurance, sales or use taxes, and personal property taxes. OAC's typical lease ranges in size from $75,000 to $1 million with an average of approximately $221,000 at March 31, 1998. The initial term of the leases typically ranges from 24 to 60 months.



     OAC funds the majority of its leases on a non-recourse basis. On substantially all transactions greater than $100,000, OAC secures a funding commitment from one of over 25 funding sources with which it has a relationship before committing the lease to the lessee. Smaller transactions are funded internally via OAC's line of credit until pooled for non-recourse or limited recourse financing.



     OAC markets its lease products to middle market companies throughout the United States. A salesforce of 24 persons identifies target customers from database sources and uses telemarketing as a means of contacting a prospect initially. In addition, OAC receives leads from existing customers and from vendors. Preliminary contacts are targeted towards the prospect's IT/MIS manager or chief financial officer.



     OAC seeks to differentiate itself from its competitors by providing a flexible, fair and customer friendly lease delivered with a high level of service and IT equipment expertise. OAC offers principally fair market value leases which provide it with the opportunity to utilize its IT expertise and strong customer relationships to enhance its return through the residuals realized at the end of the initial lease term. The lease agreement includes the option to renew the lease at the fair market value at the end of the lease term, but may also include fair market value purchase options, mid-term technology exchange options, and other customized terms and conditions.



     OAC tailors lease transactions to suit the needs of individual customers as well as sourcing and designing IT systems for these customers. The high level of service provided by OAC enables the customer to have a leasing professional explain the leasing process, develop customized procurement procedures and create an optimal asset tracking mechanism for its IT system.



     OAC's relationships with vendors and distributors, combined with its technology expertise, allow it to offer customers a wide range of technical products and services. In addition, OAC has on staff personnel with expertise in mid-range, network and open systems thus allowing it to offer customers assistance in systems configuration, sizing, installation, training, maintenance, and other support services. OAC receives fees for many of these services.



     OAC's management team has extensive experience in computer leasing, sales and remarketing. John Allen, a founder of OAC, and John Howe, Executive Vice President of OAC, together have almost 50 years of experience in the computer leasing and sales industry. Mr. Howe was a sales representative with Honeywell Information Systems prior to joining OAC in 1981. Kobert Smith, Vice President of Lease Financing of OAC, has over 15 years of experience in the financial services industry, including 13 years of affiliation with the leasing industry. Prior to joining OAC in 1997, Mr. Smith served in management roles at several companies, including Deutsche Credit Corporation, Manufacturers Hanover Leasing Company and Bank of America.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

                        AND RESULTS OF OPERATIONS OF OAC


NINE MONTHS ENDED MARCH 31, 1998 COMPARED TO NINE MONTHS ENDED MARCH 31, 1997

NET INCOME

     Net income increased 54% to $2.0 million for the nine month period ended March 31, 1998, compared with $1.3 million for the corresponding prior year period. This increase was primarily due to the 55% increase in total revenues to $39.5 million for the nine month period ended March 31, 1998 compared with $25.5 million for the same nine month period of the prior year.

REVENUES


     Total leasing revenues accounted for 87% of total revenues for the nine month period ended March 31, 1998, compared with 63% for the corresponding prior year period. Leasing revenues increased 115% to $34.4 million for the nine month period ended March 31, 1998, compared with $16.0 million for the same period a year ago. This increase was primarily due to (i) an increase of 26%, or $18.1 million, to $87.7 million in new lease originations in the nine month period ended March 31, 1998, compared with $69.6 million in new lease originations in the same period a year ago; and (ii) a 433% increase in the sale of residuals to $6.4 million for the nine month period ended March 31, 1998, compared with $1.2 million for the corresponding prior year period.



     Total equipment sales and other fee income accounted for $5 million, or 12.8% of total revenues, for the nine month period ended March 31, 1998 compared with $9.4 million or 37% of total revenues for the corresponding prior year period. This decrease is consistent with OAC's strategy to de-emphasize this lower margin business and focus on growing the leasing business.


GROSS PROFIT


     Total gross margin increased 15.4% to $9.0 million for the nine month period ended March 31, 1998, compared with $7.8 million for the corresponding period a year ago. This net increase of $1.2 million in gross margin was due to an increase of $3.3 million, or 70%, in leasing revenues for the nine month period ended March 31, 1998, offset by a decrease of $2.1 million, or 69%, in gross margin from the equipment sales during the nine month period ended March 31, 1998, compared with the corresponding prior year period.


     Before allocation of interest expense to the various components of leasing revenues, finance lease income for the nine month period ended March 31, 1998 increased $3.6 million; gross margin from sale of residuals increased $0.8 million; and gross margin from sales-type leases and operating leases each increased $0.7 million, offset by an increase in interest expense of $2.5 million compared with the corresponding nine month period a year ago.

EXPENSES

     Selling, general and administrative expense was approximately $5.6 million for both comparable periods. As a percentage of total revenues, these expenses were 14.3% and 22.1% for the nine months ended March 31, 1998 and 1997, respectively. This decrease reflected the processing of a significantly higher volume of transactions with a higher average original equipment cost while maintaining the same level of staff and general office expenses. The average original equipment cost of a lease transaction increased 33% in the nine month period ended March 31, 1998 to $221,000, compared with $166,000 for the same prior year period.

TAXES


     OAC's tax provision was 40% for the nine months ended March 31, 1998 and 1997, representing its estimated annual tax rate for the years ending June 30, 1998 and 1997.

LIQUIDITY AND CAPITAL RESOURCES


     OAC funds its operating activities through non-recourse and limited recourse debt, revolving lines of credit, and internally generated funds. At March 31, 1998, OAC had aggregate outstanding balances of $134 million and $19 million on non-recourse debt and lines of credit, respectively. OAC's revolving credit line was increased from $18 million to $24 million in February of 1998.



     OAC will continue to require access to capital as it expands its volume of lease originations. OAC believes that cash flows generated from operations, the availability of funds under non-recourse and limited recourse arrangements with existing lenders, and available borrowings under the revolving credit facility are sufficient to fund its ongoing operations for the foreseeable future.


FISCAL 1997 COMPARED TO FISCAL 1996

OVERVIEW


     In 1996, OAC changed its year-end from May 31 to June 30 to align its reporting periods with calendar quarters. As a result, fiscal year 1996 was a thirteen month period. Comparisons of fiscal 1996 with fiscal 1997 may be skewed by the difference in the length of the fiscal years.



     OAC's investment in leased assets increased from $103.4 million at June 30, 1996 to $159.4 million at June 30, 1997, a 54% increase. Lease originations in fiscal year 1997 increased 25% to $92.2 million, compared to $73.8 million for the prior year. Total cumulative original equipment cost increased 61% to $226.9 million as of June 30, 1997, compared with $140.7 million at the end of the prior fiscal year. Net income for the year ended June 30, 1997 and the thirteen months ended June 30, 1996 was $1.6 million and $1.2 million, respectively.


REVENUES


     Revenues are derived from three main sources: equipment leasing; sales of computer equipment that are separate from OAC's leasing operations; and fee and other income, including brokerage fees from business partners and third parties, charges for the installation of computer equipment and late fees. Fiscal 1997 revenue attributable to each of these areas was as follows: leasing operations -- 72%; sale of equipment -- 25%; and fee and other income -- 3%.



     Revenues decreased slightly to $41.9 million for the twelve months ended June 30, 1997, compared with $42.0 million for the thirteen months ended June 30, 1996. Leasing revenues increased 59% to $30.1 million in fiscal 1997, compared with $18.9 million in fiscal 1996. This increase was a result of the significant increase in lease originations. Offsetting the increase in leasing revenue was a decrease in sales of computer equipment from $21.9 million in fiscal year 1996 to $10.4 million in fiscal year 1997, a decline of 53%. This decline was a result of (i) the sale in fiscal 1997 of a majority-owned subsidiary engaged in the computer equipment sales business and (ii) management's conscious effort to exit the lower-margin equipment sales business and focus on the more profitable IT leasing business. Fee and other income accounted for $1.4 million of total revenues in fiscal 1997, or an increase of 17% from $1.2 million in fiscal 1996.


EXPENSES


     Total direct expenses as a percentage of total revenues were 73% and 72% for the fiscal periods ended June 30, 1997 and 1996, respectively. Leasing expenses as a percentage of leasing revenue increased from 70% in fiscal 1996 to 76% in fiscal 1997. This increase was attributable to (i) the increased cost of sales from sales-type leases (the cost of sales from sales-type leases as a percentage of sales from sales-type leases was 76% and 68% in fiscal years 1997 and 1996, respectively); and (ii) an increase of 56% in interest expense as a result of funding of increased new lease originations. OAC's non-recourse notes payable balance at June 30, 1997 was $111.4 million, a 51% increase over the prior year end balance. Cost of equipment sales as a percentage of equipment sales declined from 77% in fiscal 1996 to 73% in fiscal 1997. This decrease was primarily a result of eroding profit margin in the equipment sales business, and management's efforts to focus on the higher margin IT leasing business.

     Selling, general and administrative expense decreased 14% from $10.1 million in fiscal 1996 to $8.7 million in fiscal 1997. This decrease was primarily attributable to an increase in the deferral of initial direct costs and a decline in payroll and related expenses that resulted from OAC's reduction of employees from 77 at the end of fiscal 1996 to 67 at the end of fiscal 1997, offset by a one-time charge of $880,000 for a legal settlement with the U.S. Attorney's office in fiscal 1997, more fully described in the footnotes to OAC's financial statements. FASB 13 allows a lessor to defer specific costs, such as initial direct costs related to the origination of a lease, for the purpose of matching revenues and expenses over the term of the lease. Management of OAC expects that initial direct costs will continue to increase with higher lease origination volumes.



     OAC accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. This statement requires the use of a liability method of accounting for income taxes. A deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences between the financial and tax reporting of assets and liabilities. These differences are measured using the rates and rules of the current tax law. OAC currently is an alternative minimum taxpayer. In fiscal year 1997, OAC's income tax rate was 42.0%. As of June 30, 1997, OAC had carryforwards of federal net operating loss ("NOL"), alternative minimum tax ("AMT") NOL and AMT credit against regular income tax of $2.6 million, $1.1 million and $2.6 million, respectively. OAC's California NOL and AMT NOL carryforwards were $0.2 million each, and AMT credit against regular income tax was $0.4 million.


NET INCOME


     As mentioned above, net income for the fiscal periods ended June 30, 1997 and 1996 was $1.6 million and $1.2 million, respectively, an increase of 33%. Excluding the non-recurring items mentioned above (namely (i) the thirteenth month of net income in fiscal 1996, (ii) the operations of the majority owned subsidiary sold in fiscal 1997 for both years, and (iii) the non-recurring payment to the government in fiscal 1997) net income would have been $2.1 million and $1.2 million in fiscal 1997 and fiscal 1996, respectively.


FISCAL 1996 COMPARED TO FISCAL 1995

OVERVIEW


     Net income for the thirteen months ended June 30, 1996 and the year ended May 31, 1995 were both $1.2 million.


     During fiscal year 1996, the Company's investment in leased assets increased from $56.5 million to $103.4 million, an 83% increase. Lease originations in fiscal year 1996 increased 120% to $73.8 million compared to $33.5 million for the prior year.

REVENUES

     Leasing revenues increased 9% to $18.9 million in fiscal 1996, compared with $17.3 million in fiscal 1995. This increase was primarily a result of the 120% year-to-year increase in lease originations. Since the accretion of income on a capital lease is recognized over the term of the lease, not all revenues from increased lease originations will be realized upon commencement of the lease.


     Total revenues decreased 14% to $42.0 million for the thirteen months ended June 30, 1996, compared with $48.7 million for year ended May 31, 1995. The decrease was primarily due to a 29% decrease in sales of computer equipment from OAC's brokered dealer operations. This resulted from the closure of two equipment sales divisions, Horizon Systems and the Atlanta sales office, with combined revenues of $10.9 million in fiscal year 1995. Horizon Systems was an IBM Industry Remarketer, whose services were subsequently replaced by OAC's new partnership arrangement with Target Solutions. The Atlanta office was closed as part of OAC's strategy to de-emphasize the sale of used computer equipment in favor of growing the IT leasing business.

GROSS PROFIT

     Total gross margin as a percentage of total revenues increased to 29% for the period ended June 30, 1996, compared with 24% for the year ended May 31, 1995. The increase was due primarily to an increase in gross margin associated with equipment sales, which increased from 16% to 23%, and an increase of 177% in fee income.


     Leasing gross margin decreased to 30% in 1996, compared with 36% in 1995. This was due primarily to the timing and increased volume of lease originations. More than 60% of lease originations commenced at the end of the year. This provided for lower earnings accretion during the fiscal year. In addition, interest expense increased by 96% in 1996 due to a two-fold increase in non-recourse and limited recourse debt outstanding, which was necessary to fund the 120% growth of lease originations. Outstanding balances on the revolving line of credit facility ranged from $4.2 million to $14.7 million in 1996 compared with $0.0 to $6.7 million in 1995.


     Selling, general and administrative expenses as a percentage of total revenues showed a moderate increase to 24% for the thirteen months ended June 30, 1996, compared with 20% for year ended May 31, 1995. The increase as a percentage of total revenues was due to decreased revenues from $48.7 million in 1995 to $42.0 million in 1996 as indicated above, while expenses remained flat at about $10 million in both years.

LIQUIDITY AND CAPITAL RESOURCES

     Funding for both equipment leases and day-to-day operations comes from three sources:


     - Net cash provided by (used in) operating activities. Net cash provided by (used in) operating activities was $1.7 million, ($0.9) million, and ($1.4) million during the periods ended June 30, 1997 and 1996 and May 31, 1995, respectively. This increase was primarily caused by an increase in net income, an increase in non-cash depreciation and amortization expense, and an increase in accounts payable and other liabilities.



     - Proceeds from long-term non-recourse borrowings. OAC has relationships with a network of lenders where lease rental payments are discounted on a non-recourse basis. Advances totaled $75.0 million, $58.1 million, and $27.4 during the periods ended June 30, 1997 and 1996 and May 31, 1995, respectively. Total outstanding non-recourse notes payable were $111.4 million, $73.6 million, and $38.6 million at June 30, 1997 and 1996, and May 31, 1995, respectively. The weighted average interest rate on this debt at June 30, 1997 was 8.7%. The increase in the balance of notes payable was due to the increase in lease originations. OAC typically seeks credit pre-approval from its lenders for prospective lessees before a lease is underwritten. Upon commencement of a lease, OAC discounts the remaining lease payment stream to the lender. Proceeds received from the lender are generally used to pay down the revolving line of credit facility.



     - Revolving line of credit. This facility provides funding of up to $18 million with Fleet Bank, N.A. as agent and Sumitomo Bank of California as 33% participant. The facility provides for a two-year revolving line converting to a two-year term facility amortizing to a 33% balloon payment. The facility was increased to $24 million in February 1998 and is renewed annually. The revolver is available through January 31, 1999. The credit facility is secured by the OAC's unassigned assets. Amounts outstanding under the line were $15.1 million, $14.7 million, and $6.6 million at June 30, 1997 and 1996, and May 31, 1995, respectively. Total interest expense incurred on this facility amounted to $1.1 million, $0.8 million, and $0.4 million for the fiscal periods ended June 30, 1997, June 30, 1996, and May 31, 1995, respectively. OAC uses this facility (i) as a bridge-financing vehicle to purchase equipment for lease until the lease has commenced and can be discounted to a non-recourse lender (approximately 55%, or $8.3 million, of the total outstanding balance was used in this way during fiscal year 1997); (ii) to finance unfunded leases that have not been discounted to lenders until such leases can be pooled and funded on a non-recourse or limited recourse basis (this category accounted for approximately 27%, or $4.1 million, of the total outstanding balance during fiscal 1997); and (iii) to finance equipment sales and general working capital needs (this category accounted for the remaining 18%, or $2.7 million, of the total outstanding balance during fiscal 1997).

     OAC believes that cash flows from operations, the excellent relationships maintained with its non-recourse lenders and the revolving facility are sufficient to fund its ongoing operations for the foreseeable future.


INFLATION


     OAC does not believe that inflation has had a significant impact on its results of operations.

                        SECURITIES BENEFICIALLY OWNED BY
             PRINCIPAL STOCKHOLDERS AND MANAGEMENT OF FIRST SIERRA


     The following table sets forth the beneficial ownership of First Sierra's Common Stock as of the Record Date by (i) each stockholder known by First Sierra to be the beneficial owner of more than 5% of the outstanding shares of First Sierra Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated, each such person (alone or with family members) has sole voting and dispositive power with respect to the shares listed opposite such person's name. The address of Redstone Group, Ltd. ("Redstone") and Messrs. Shindeldecker and Solomon is 5847 San Felipe Road, Suite 320, Houston, Texas 77057. The address of all other named individuals is c/o First Sierra Financial, Inc., 600 Travis Street, Suite 7050, Houston, Texas 77002.



                                                               NUMBER OF
                                                              BENEFICIALLY     PERCENT
NAME                                                          OWNED SHARES   OF CLASS(1)
----                                                          ------------   -----------
Thomas J. Depping...........................................   1,605,800        12.6%
Redstone Group, Ltd.(2).....................................   1,408,151        11.0%
David C. Shindeldecker(3)...................................   1,513,018        11.9%
David L. Solomon(3).........................................   2,118,000        16.6%
Oren M. Hall................................................     450,000         3.5%
Sandy B. Ho.................................................     220,790         1.7%
Robert H. Quinn, Jr.........................................     236,578         1.8%
Richard J. Campo............................................      20,000           *
Norman J. Metcalfe..........................................      20,000           *
Craig M. Spencer............................................       6,250           *
Michael Sabel...............................................          --           *
Robert Ted Enloe III........................................          --           *
All directors and executive officers as a group (10
  persons)..................................................   4,750,247        37.4%


---------------

 *  Less than one percent


(1) The applicable percentage of ownership is based upon 12,698,020 shares of First Sierra Common Stock outstanding as of the Record Date.


(2) Redstone is a Texas limited partnership, of which Redstone, Inc. is the general partner.


(3) Includes 1,408,151 shares which are owned of record by Redstone. Messrs. Shindeldecker and Solomon are Co-Chief Executive Officers of Redstone, Inc., the general partner of Redstone.


                            INDEPENDENT ACCOUNTANTS

     Representatives of Arthur Andersen LLP, First Sierra's certified public accountants, are expected to be present at the Special Meeting and will have the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

                  PROPOSALS OF STOCKHOLDERS FOR ANNUAL MEETING

     The Board of Directors of First Sierra will consider proposals of stockholders intended to be presented for action at First Sierra's 1999 annual meeting of stockholders. A stockholder proposal must be submitted in writing and be received at First Sierra's principal executive offices, 600 Travis Street, Suite 7050, Houston, Texas 77002, no later than December 2, 1998, to be considered for inclusion in First Sierra's proxy statement and form of proxy relating to the 1999 annual meeting of stockholders. Submission of a stockholder proposal does not assure inclusion in the proxy statement or form of proxy because proposals must meet certain Commission rules and First Sierra By-law requirements.

                                 OTHER MATTERS

     The Board of Directors of First Sierra does not know of any other matters to be presented for action at the Special Meeting other than those listed in its Notice of Meeting and referred to herein. If any other matter should properly come before the Special Meeting or any adjournment thereof, it is intended that the proxies solicited hereby be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

                         INDEX TO FINANCIAL STATEMENTS

FIRST SIERRA FINANCIAL, INC. -- UNAUDITED PRO FORMA
  CONSOLIDATED FINANCIAL STATEMENTS
  Introduction to Unaudited Pro-Forma Consolidated Financial
     Statements.............................................  F-2
  Unaudited Pro Forma Consolidated Balance Sheet as of March
     31, 1998...............................................  F-3
  Unaudited Pro Forma Consolidated Statement of Operations
     for the Three Months Ended March 31, 1998..............  F-4
  Unaudited Pro Forma Consolidated Statement of Operations
     for the Year Ended December 31, 1997...................  F-5
  Notes to Unaudited Pro Forma Consolidated Financial
     Statements.............................................  F-6
OLIVER-ALLEN CORPORATION, INC. -- CONSOLIDATED FINANCIAL
  STATEMENTS
  Balance Sheets as of March 31, 1998 and December 31, 1997
     (unaudited)............................................  F-7
  Statements of Income for the Nine Month Periods Ended
     March 31, 1998 and 1997 (unaudited)....................  F-8
  Statements of Cash Flows for the Nine Month Periods Ended
     March 31, 1998 and 1997 (unaudited)....................  F-9
  Notes to Unaudited Financial Statements...................  F-10
OLIVER-ALLEN CORPORATION, INC. -- FINANCIAL STATEMENTS
  Report of Independent Auditors............................  F-12
  Balance Sheets as of June 30, 1997 and 1996...............  F-13
  Statements of Income for the Years Ended June 30, 1997 and
     May 31, 1995 and for the 13-Month Period Ended June 30,
     1996...................................................  F-14
  Statements of Stockholder's Equity for the Years Ended
     June 30, 1997, May 31, 1995 and for the 13-Month Period
     Ended June 30, 1996....................................  F-15
  Statements of Cash Flows for the Years Ended June 30, 1997
     and May 31, 1995 and for the 13-Month Period Ended June
     30, 1996...............................................  F-16
  Notes to Financial Statements.............................  F-17

                 FIRST SIERRA FINANCIAL, INC. AND SUBSIDIARIES

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following tables set forth the unaudited pro forma consolidated balance sheet of First Sierra Financial, Inc. (the "Company") as of March 31, 1998, and the unaudited pro forma consolidated statements of operations of the Company for the year ended December 31, 1997 and for the three months ended March 31, 1998 after giving effect to the proposed merger transaction (the "Merger") with Oliver-Allen Corporation, Inc. ("Oliver-Allen"), which is expected to be completed in the third quarter of 1998. Pursuant to the definitive agreement between the Company and Oliver-Allen dated June 10, 1998, the Company intends to issue 3,160,000 shares of its common stock in exchange for all of the outstanding shares of Oliver-Allen Common Stock. The Company will also convert an outstanding option to purchase 150 shares of Oliver-Allen Common Stock into an option to purchase 790,000 shares of the Company's common stock. The unaudited pro forma consolidated financial statements have been prepared assuming the Merger is accounted for as a pooling-of-interests. The unaudited pro forma consolidated balance sheet as of March 31, 1998 includes the issuance of the Company's common stock to effect the Merger and assumes that the Merger occurred on March 31, 1998. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1997 and for the three months ended March 31, 1998 assume that Company and Oliver-Allen have been combined since inception. The pro forma earnings per common share reflected in the unaudited pro forma consolidated statements of operations assume that the common stock used as consideration to effect the Merger was outstanding as of the beginning of the applicable period.

     The following unaudited pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company and the related notes thereto, and the financial statements of Oliver-Allen and the related notes thereto included elsewhere herein or incorporated by reference. Such pro forma information is based on historical data with respect to the Company and Oliver-Allen. The pro forma information is not necessarily indicative of the results that might have occurred had this transaction actually taken place as of the aforementioned dates and is not intended to be a projection of future results. The pro forma information presented herein is provided to comply with the requirements of the Securities and Exchange Commission ("Commission").

     The unaudited pro forma consolidated statements of operations do not assume any additional profitability resulting from the application of the Company's revenue or yield enhancement measures or cost containment programs to the historical results of Oliver-Allen, nor does it assume increases in corporate general and administrative expenses, which may have resulted from the Company managing Oliver-Allen for the year ended December 31, 1997 and the three months ended March 31, 1998. The unaudited pro forma consolidated financial statements are based on management's estimates, available information and certain assumptions that management deems appropriate. The pro forma information does not reflect any adjustments to reflect the manner in which Oliver-Allen will be operated under the control of the Company.

                 FIRST SIERRA FINANCIAL, INC. AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     ASSETS

                                                                           PRO FORMA
                                                            ----------------------------------------
                                                                                      FIRST SIERRA
                                                  FIRST     OLIVER-    PRO FORMA    AND OLIVER-ALLEN
                                                  SIERRA     ALLEN     ADJUSTMENT      PRO FORMA
                                                 --------   --------   ----------   ----------------
Investment in financing transactions...........  $ 20,743   $147,069      $ --          $167,812
Cash and cash equivalents......................    47,089         --        --            47,089
Inventory of computer equipment held for
  existing lease commitments...................        --     16,894        --            16,894
Equipment under operating lease................        --     14,908        --            14,908
Investment in trust certificates...............    10,301         --        --            10,301
Furniture and equipment, net...................     3,684        719        --             4,403
Marketable security............................     3,771         --        --             3,771
Accounts receivable, net.......................        --      2,488        --             2,488
Goodwill and other intangible assets, net......    20,035         --        --            20,035
Other assets...................................     6,193      2,279        --             8,472
                                                 --------   --------      ----          --------
          Total assets.........................  $111,816   $184,357      $ --          $296,173
                                                 ========   ========      ====          ========
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Debt:
  Nonrecourse notes............................  $     --   $134,161      $ --          $134,161
  Lines of credit..............................     2,866     18,950        --            21,816
  Subordinated note payable....................     1,000         --        --             1,000
Other liabilities:
  Holdback reserve payable.....................    12,442         --        --            12,442
  Accounts payable and accrued liabilities.....     9,338     11,631        --            20,969
  Income taxes payable.........................     4,723      2,167        --             6,890
                                                 --------   --------      ----          --------
          Total liabilities....................    30,369    166,909        --           197,278
Commitments and contingencies
Redeemable preferred stock.....................     1,789         --        --             1,789
Stockholders' equity:
  Common stock.................................       126          8        24(A)            158
  Additional paid-in capital...................    68,037         --       (24)(A)        68,013
  Retained earnings............................    11,495     17,440        --            28,935
                                                 --------   --------      ----          --------
          Total stockholders' equity...........    79,658     17,448        --            97,106
                                                 --------   --------      ----          --------
          Total liabilities and stockholders'
            equity.............................  $111,816   $184,357      $ --          $296,173
                                                 ========   ========      ====          ========

See Accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

                 FIRST SIERRA FINANCIAL, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                         FIRST SIERRA AND
                                                                                           OLIVER-ALLEN
                                                           FIRST SIERRA   OLIVER-ALLEN      PRO FORMA
                                                           ------------   ------------   ----------------
Gain on sale of lease financing receivables..............    $ 6,550        $    --          $ 6,550
Interest income..........................................      1,395          3,959            5,354
Sales from sales-type leases.............................         --          3,705            3,705
Rent from operating leases...............................         --          2,365            2,365
Residual and remarketing income..........................         --          2,129            2,129
Servicing income.........................................      1,207             --            1,207
Sales of computer equipment..............................         --            739              739
Other income.............................................      2,640            215            2,855
                                                             -------        -------          -------
          Total revenues.................................     11,792         13,112           24,904
Salaries and benefits....................................      3,661          1,227            4,888
Interest expense.........................................        349          3,086            3,435
Cost of sales from sales-type leases.....................         --          2,912            2,912
Depreciation and amortization............................        612          1,766            2,378
Cost of sales from residual and remarketing..............         --          1,614            1,614
Relocation of operations center..........................        885             --              885
Cost of computer equipment sold..........................         --            863              863
Provision for credit losses..............................        693           (175)             518
Other general and administrative.........................      1,567            753            2,320
                                                             -------        -------          -------
          Total expenses.................................      7,767         12,046           19,813
                                                             -------        -------          -------
Income before provision for income taxes.................      4,025          1,066            5,091
Provision for income taxes...............................      1,608            426            2,034
                                                             -------        -------          -------
  Net income.............................................      2,417            640            3,057
  Preferred stock dividends..............................         22             --               22
                                                             -------        -------          -------
          Net Income Allocable to Common Shareholders....    $ 2,395        $   640          $ 3,035
                                                             =======        =======          =======
Earnings per Common Share
  -- Basic...............................................                                    $  0.21(AA)
                                                                                             =======
  -- Diluted.............................................                                    $  0.20(AA)
                                                                                             =======
Weighted Average Shares Outstanding
  -- Basic...............................................                                     14,410(AA)
                                                                                             =======
  -- Diluted.............................................                                     15,531(AA)
                                                                                             =======

See Accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

                 FIRST SIERRA FINANCIAL, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                       FIRST SIERRA AND
                                                                                         OLIVER-ALLEN
                                                         FIRST SIERRA   OLIVER-ALLEN      PRO FORMA
                                                         ------------   ------------   ----------------
Interest income........................................    $ 9,018        $13,551          $22,569
Gain on sale of lease financing receivables............     22,476             --           22,476
Sales from sales-type leases...........................         --         16,373           16,373
Sales of computer equipment............................         --          7,944            7,944
Residual and remarketing income........................         --          5,864            5,864
Rent from operating leases.............................         --          5,307            5,307
Servicing income.......................................      3,092             --            3,092
Other income...........................................      6,537            778            7,315
                                                           -------        -------          -------
          Total revenues...............................     41,123         49,817           90,940
Salaries and benefits..................................     10,010          3,949           13,959
Interest expense.......................................      5,101         10,554           15,655
Cost of sales from sales-type leases...................         --         13,248           13,248
Cost of computer equipment sold........................         --          6,286            6,286
Depreciation and amortization..........................      1,360          3,572            4,932
Cost of sales from residual and remarketing............         --          4,586            4,586
Provision for credit losses............................      1,891            670            2,561
Other general and administrative.......................      9,056          3,618           12,674
                                                           -------        -------          -------
          Total expenses...............................     27,418         46,483           73,901
                                                           -------        -------          -------
Income before provision for income taxes...............     13,705          3,334           17,039
Provision for income taxes.............................      5,131          1,390            6,521
                                                           -------        -------          -------
  Net income...........................................      8,574          1,944           10,518
  Preferred stock dividends............................        120             --              120
                                                           -------        -------          -------
          Net income allocable to common
            shareholders...............................    $ 8,454        $ 1,944          $10,398
                                                           =======        =======          =======
Earnings per Common Share
  -- Basic.............................................                                    $  0.91(AA)
                                                                                           =======
  -- Diluted...........................................                                    $  0.84(AA)
                                                                                           =======
Weighted Average Shares Outstanding....................
  -- Basic.............................................                                     11,408(AA)
                                                                                           =======
  -- Diluted...........................................                                     12,463(AA)
                                                                                           =======

See Accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENT

     The accompanying unaudited pro forma consolidated balance sheet as of March 31, 1998 assumes that the Merger occurred on March 31, 1998. The Merger is expected to be accounted for as a pooling-of-interests and accordingly, an adjustment has been made to give effect to the issuance of Common Stock to be issued as consideration for the shares of Oliver-Allen.

     (A) Reflects the issuance of approximately 3,200,000 shares of Company's Common Stock, par value $0.01 per share, in exchange for all of the outstanding shares of Oliver-Allen.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENT

     The accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 1997 and the three months ended March 31, 1998, assume that the Company and Oliver-Allen had been combined since inception.

     (AA) Pro forma earnings per share is computed assuming the Merger is accounted for as a pooling-of-interests. Following is a reconciliation of the numerators and denominators used in calculating unaudited pro forma basic and diluted earnings per share for the year ended December 31, 1997 and the three months ended March 1998 (in thousands, except per share amounts):

                                                           YEAR ENDED,                           THREE MONTHS ENDED,
                                                        DECEMBER 31, 1997                          MARCH 31, 1998
                                             ---------------------------------------   ---------------------------------------
                                             FIRST SIERRA   OLIVER-ALLEN   PRO FORMA   FIRST SIERRA   OLIVER-ALLEN   PRO FORMA
                                             ------------   ------------   ---------   ------------   ------------   ---------
Earnings per common share, basic --
  Net Income...............................     $8,574         $1,944       $10,518      $ 2,417         $  640       $ 3,057
  Preferred stock dividends................        120             --           120           22             --            22
                                                ------         ------       -------      -------         ------       -------
  Net income available to common
    stockholders...........................     $8,454         $1,944       $10,398      $ 2,395         $  640       $ 3,035
                                                ======         ======       =======      =======         ======       =======
  Weighted average shares outstanding......      8,248          3,160        11,408       11,250          3,160        14,410
                                                ======         ======       =======      =======         ======       =======
  Earnings per common share, basic.........     $ 1.02         $ 0.61       $  0.91      $  0.21         $ 0.20       $  0.21
                                                ======         ======       =======      =======         ======       =======
Earnings per common share, diluted --
  Net income...............................     $8,574         $1,944       $10,518      $ 2,417         $  640       $ 3,057
                                                ======         ======       =======      =======         ======       =======
  Weighted average shares outstanding......      8,248          3,160        11,408       11,250          3,160        14,410
  Dilutive securities --
    Options................................        250            297           547          494            372           866
    Warrants...............................         79             --            79           --             --            --
    Redeemable preferred stock.............        429             --           429          255             --           255
                                                ------         ------       -------      -------         ------       -------
  Weighted average shares outstanding,
    diluted................................      9,006          3,457        12,463       11,999          3,532        15,531
                                                ======         ======       =======      =======         ======       =======
  Earnings per common share, diluted.......     $ 0.95         $ 0.56       $  0.84      $  0.20         $ 0.18       $  0.20
                                                ======         ======       =======      =======         ======       =======

                         OLIVER-ALLEN CORPORATION, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                               MARCH 31,       JUNE 30,
                                                                  1998           1997
                                                              ------------   ------------
                                                              (UNAUDITED)
Cash........................................................  $         --   $    513,033
Accounts receivable, net of allowance for doubtful accounts
  of $364,192 and $367,179 on March 31, 1998 and June 30,
  1997......................................................     2,487,718      2,786,875
Inventory of computer equipment held for existing lease
  commitments...............................................    16,894,635     28,755,493
Inventory of computer equipment held for sale...............       994,222      1,774,634
Equipment under operating leases at cost, net of accumulated depreciation of $6,078,520 and $3,790,860 on March 31,
  1998 and June 30, 1997....................................    14,907,893      8,305,020
Investment in financing transactions........................   147,068,963    122,292,372
Property and equipment at cost, net of accumulated
  depreciation of $1,654,262 and $1,486,894 on March 31,
  1998 and June 30, 1997....................................       719,125        692,146
Notes receivable and other assets...........................     1,285,052        516,765
                                                              ------------   ------------
          Total assets......................................  $184,357,608   $165,636,338
                                                              ============   ============

                          LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
  Nonrecourse notes payable.................................  $134,161,137   $111,358,175
  Line of credit............................................    18,950,000     15,050,000
  Accounts payable -- inventory.............................     1,359,288     12,826,168
  Trade accounts payable....................................     1,275,532        301,247
  Customer security deposits................................     6,329,229      4,825,733
  Other liabilities.........................................     2,534,826      2,748,835
  Deferred and accrued executive comp payable...............       132,125             --
  Income taxes payable......................................     1,244,169      1,237,175
  Deferred income taxes.....................................       923,445      1,841,200
                                                              ------------   ------------
          Total liabilities.................................   166,909,751    150,188,533
Stockholder's equity:
  Common stock:
     Authorized shares -- 7,500
     Issued and outstanding shares -- 600...................         7,700          7,700
  Retained earnings.........................................    17,440,157     15,440,105
                                                              ------------   ------------
          Total stockholder's equity........................    17,447,857     15,447,805
                                                              ------------   ------------
          Total liabilities and stockholder's equity........  $184,357,608   $165,636,338
                                                              ============   ============

                            See accompanying notes.

                         OLIVER-ALLEN CORPORATION, INC.

                              STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                             NINE MONTHS ENDED   NINE MONTHS ENDED
                                                                 MARCH 31,           MARCH 31,
                                                                   1998                1997
                                                             -----------------   -----------------
Revenues:
  Sales from sales-type leases.............................     $11,215,689         $ 4,477,860
  Finance lease income.....................................      11,302,390           7,657,232
  Rent from operating leases...............................       5,482,256           2,699,424
  Residual and remarketing income..........................       6,422,833           1,207,473
  Sales of computer equipment..............................       4,648,847           8,161,391
  Fee and other income.....................................         386,055           1,285,951
                                                                -----------         -----------
          Total revenues...................................      39,458,070          25,489,331
Expenses:
  Cost of sales from sales-type leases.....................       8,746,259           2,725,390
  Interest.................................................       8,829,631           6,290,904
  Depreciation and amortization............................       3,819,187           1,706,663
  Cost of sales from residual and remarketing..............       5,020,090             615,373
  Cost of computer equipment sold..........................       4,070,734           6,383,652
  Selling, general and administrative......................       5,638,416           5,634,255
                                                                -----------         -----------
          Total expenses...................................      36,124,317          23,356,237
                                                                -----------         -----------
Income before income taxes.................................       3,333,753           2,133,094
Provision for income taxes.................................       1,333,702             853,238
                                                                -----------         -----------
          Net income.......................................     $ 2,000,051         $ 1,279,856
                                                                ===========         ===========

                            See accompanying notes.

                         OLIVER-ALLEN CORPORATION, INC.

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                             NINE MONTHS ENDED   NINE MONTHS ENDED
                                                                 MARCH 31,           MARCH 31,
                                                                   1998                1997
                                                             -----------------   -----------------
OPERATING ACTIVITIES
Net income.................................................    $  2,000,051        $  1,279,855
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization............................       4,724,770           2,978,415
  Provision for doubtful accounts, net of write-offs.......          (2,977)             (7,563)
  Provision for deferred income taxes......................        (917,755)           (272,111)
  Gain on sale of leased assets............................      (1,382,623)           (586,565)
  Changes in operating assets and liabilities:
     Accounts receivable...................................         302,134           1,669,670
     Inventory.............................................      12,641,271          (2,878,197)
     Trade accounts/income taxes payable...................     (10,485,600)          1,737,481
     Customer security deposits............................       1,460,763           1,230,648
     Deferred and accrued executive compensation...........          61,200             (70,872)
     Other liabilities.....................................        (100,352)            300,034
                                                               ------------        ------------
          Net cash provided by operating activities........       8,300,882           5,380,795
INVESTING ACTIVITIES
Lease payments received, net of earned income..............      40,060,510          28,642,809
Investment in leased equipment.............................     (81,015,238)        (64,965,431)
Proceeds from sale of leased assets........................       6,402,713           1,201,937
Acquisition of property and equipment......................        (196,575)            (85,583)
Investment in subsidiary...................................               0             781,620
Increase (decrease) in other assets........................        (768,287)            123,518
                                                               ------------        ------------
          Net cash used in investing activities............     (35,516,877)        (34,301,130)
FINANCING ACTIVITIES
Advances on line of credit.................................      40,300,000          39,560,000
Repayments on line of credit...............................     (36,400,000)        (42,795,000)
Proceeds from nonrecourse notes............................      65,861,531          55,002,701
Payments on nonrecourse notes..............................     (43,058,569)        (25,832,694)
                                                               ------------        ------------
          Net cash provided by financing activities........      26,702,962          25,935,007
Net decrease in cash.......................................        (513,033)         (2,985,328)
Cash at beginning of year..................................         513,033           2,985,328
                                                               ------------        ------------
Cash at March 31, 1998 and 1997............................    $         --        $         --
                                                               ============        ============

                            See accompanying notes.

                         OLIVER-ALLEN CORPORATION, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                 MARCH 31, 1998

1. ACCOUNTING POLICIES

  Description of Business

     Oliver-Allen Corporation, Inc. was incorporated in the state of California on December 28, 1973, and engages primarily in the sale and lease of new and used computer and technology equipment to customers located throughout the United States. The Company is headquartered in Larkspur, California and has offices in southern California and Minnesota. The Company works with diverse information technology assets, including mid-range, network and open systems as well as check processing equipment.

  Basis of Presentation

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission for interim financial statements. Accordingly, the interim statements do not include all of the information and disclosures required for annual financial statements. In the opinion of the Company's management, all adjustments (consisting solely of adjustments of a normal recurring nature) necessary for a fair presentation of these interim results have been included. Intercompany accounts and transactions have been eliminated. These financial statements and related notes should be read in conjunction with the audited financial statements and notes thereto included herein. The results for the interim periods are not necessarily indicative of the results to be expected for the entire year.

2. INVESTMENT IN FINANCING TRANSACTIONS

     The Company's investment in financing transactions is summarized below:

                                                 DIRECT
                                               FINANCING     SALES-TYPE       TOTAL
                                              ------------   -----------   ------------
MARCH 31, 1998
Lease and other contracts receivable........  $130,931,389   $19,460,643   $150,392,032
Estimated residual value of leased
  equipment.................................    15,410,686     2,384,640     17,795,326
Initial direct costs, net of amortization...     2,875,405             0      2,875,405
Less unearned income........................   (21,103,552)   (2,890,248)   (23,993,800)
                                              ------------   -----------   ------------
Net investment in financing transactions....  $128,113,928   $18,955,035   $147,068,963
                                              ============   ===========   ============
JUNE 30, 1997
Lease and other contracts receivable........  $112,011,840   $15,460,828   $127,472,668
Estimated residual value of leased
  equipment.................................    11,301,833     1,609,702     12,911,535
Initial direct costs, net of amortization...     2,812,230            --      2,812,230
Less unearned income........................   (18,908,603)   (1,995,458)   (20,904,061)
                                              ------------   -----------   ------------
Net investment in financing transactions....  $107,217,300   $15,075,072   $122,292,372
                                              ============   ===========   ============

3. NOTES PAYABLE AND LINE OF CREDIT

     Various nonrecourse notes payable total $134,161,137 and $111,358,175 at March 31, 1998 and June 30, 1997, respectively. These notes are secured by assignment of rentals and security interests in specific equipment subject to operating and financing leases (direct financing and sales type) due through May 2001. Interest rates are fixed at time of funding, at rates that range from 6.3% to 15.0%.

     In addition, OAC has a working-capital line of credit facility with a bank for $24,000,000 available through January 31, 1999, at which time all outstanding principal is due. The line is secured by all OAC assets

                         OLIVER-ALLEN CORPORATION, INC.

not otherwise assigned. Interest is payable monthly at a rate based either on the prime rate of interest or LIBOR, as specified by OAC at the time of drawing. Amounts outstanding under the line were $18,950,000 and $15,050,000 at March 31, 1998 and June 30, 1997, respectively.

14. SUBSEQUENT EVENT

     On June 10, 1998, OAC announced the signing of a definitive agreement with First Sierra Financial, Inc. ("First Sierra") whereby First Sierra will issue its common stock in exchange for each share of OAC's common stock. First Sierra, headquartered in Houston, Texas, is a specialty finance company that acquires, originates, sells and services equipment leases on a wide range of information technology and other specialized equipment. It is expected that the transaction will be accounted for as a pooling of interests. Consummation of the merger is expected to be completed in the third quarter of 1998 and is subject to, among other things, approval by the shareholders of First Sierra.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Oliver-Allen Corporation, Inc.

     We have audited the accompanying balance sheets (as restated) of Oliver-Allen Corporation, Inc. as of June 30, 1997 and 1996, and the related statements (as restated) of income, stockholder's equity, and cash flows for the year ended June 30, 1997, the 13 month period ended June 30, 1996, and the year ended May 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oliver-Allen Corporation, Inc. at June 30, 1997 and 1996, and the results of its operations and its cash flows for the year ended June 30, 1997, the 13 month period ended June 30, 1996, and the year ended May 31, 1995, in conformity with generally accepted accounting principles.

June 12, 1998

                         OLIVER-ALLEN CORPORATION, INC.

                                 BALANCE SHEETS
                                 (AS RESTATED)

                                     ASSETS

                                                                        JUNE 30
                                                              ---------------------------
                                                                  1997           1996
                                                              ------------   ------------
Cash........................................................  $    513,033   $  2,970,599
Accounts receivable, net of allowance for doubtful accounts
  of $367,179 and $268,345 on June 30, 1997 and 1996........     2,786,875      4,115,714
Inventory of computer equipment held for existing lease
  commitments...............................................    28,755,493     14,262,828
Inventory of computer equipment held for sale...............     1,774,634      2,072,970
Equipment under operating leases at cost, net of accumulated depreciation of $3,790,860 and $2,356,168 on June 30, 1997
  and 1996..................................................     8,305,020      6,256,121
Investment in financing transactions........................   122,292,372     82,881,493
Property and equipment at cost, net of accumulated
  depreciation of $1,486,894 and $1,318,482 on June 30, 1997
  and 1996..................................................       692,146      1,018,976
Notes receivable and other assets...........................       516,765        913,238
Income taxes receivable.....................................            --         17,535
                                                              ------------   ------------
          Total assets......................................  $165,636,338   $114,509,474
                                                              ============   ============

                          LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
  Nonrecourse notes payable.................................  $111,358,175   $ 73,583,447
  Line of credit............................................    15,050,000     14,710,000
  Accounts payable -- inventory.............................    12,826,168      3,833,322
  Other accounts payable....................................       301,247      1,172,904
  Customer security deposits................................     4,825,733      3,174,667
  Other liabilities.........................................     2,748,835      1,666,370
  Income taxes payable......................................     1,237,175             --
  Deferred income taxes.....................................     1,841,200      2,531,065
                                                              ------------   ------------
          Total liabilities.................................   150,188,533    100,671,775
Stockholder's equity:
  Common stock:
     Authorized shares -- 7,500.............................
     Issued and outstanding shares -- 600...................         7,700          7,700
  Retained earnings.........................................    15,440,105     13,829,999
                                                              ------------   ------------
          Total stockholder's equity........................    15,447,805     13,837,699
                                                              ------------   ------------
          Total liabilities and stockholder's equity........  $165,636,338   $114,509,474
                                                              ============   ============

                            See accompanying notes.

                         OLIVER-ALLEN CORPORATION, INC.

                              STATEMENTS OF INCOME
                                 (AS RESTATED)

                                                       YEAR ENDED      13 MONTHS      YEAR ENDED
                                                        JUNE 30,     ENDED JUNE 30,     MAY 31,
                                                          1997            1996           1995
                                                       -----------   --------------   -----------
Revenues:
  Sales from sales-type leases.......................  $12,443,745    $ 7,064,235     $ 7,721,456
  Sales of computer equipment........................   10,370,700     21,854,253      30,973,888
  Rent from operating leases.........................    3,960,013      3,199,315       3,331,188
  Finance lease income...............................   11,120,501      7,166,540       4,016,391
  Residual and remarketing income....................    2,577,941      1,502,943       2,263,721
  Commission income..................................      722,967        631,969         274,526
  Other..............................................      657,502        588,029         165,459
                                                       -----------    -----------     -----------
          Total revenue..............................   41,853,369     42,007,284      48,746,629
Expenses:
  Cost of computer equipment sold....................    7,561,915     16,784,990      25,921,427
  Cost of sales from sales-type leases...............    9,488,358      4,773,466       5,658,862
  Cost of sales from residual disposals..............    1,734,953        647,524         866,437
  Selling, general and administrative................    8,657,388     10,095,146       9,684,471
  Depreciation expense...............................    2,688,077      2,109,747       1,658,478
  Amortization expense...............................      150,007        117,749          81,727
  Interest...........................................    8,795,161      5,621,561       2,874,567
                                                       -----------    -----------     -----------
          Total expenses.............................   39,075,859     40,150,183      46,745,969
                                                       -----------    -----------     -----------
Income before income taxes...........................    2,777,510      1,857,101       2,000,660
Provision for income taxes...........................    1,167,404        675,910         783,797
                                                       -----------    -----------     -----------
          Net income.................................  $ 1,610,106    $ 1,181,191     $ 1,216,863
                                                       ===========    ===========     ===========

                            See accompanying notes.

                         OLIVER-ALLEN CORPORATION, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY
                                 (AS RESTATED)

                                                    COMMON STOCK
                                                 ------------------
                                                 NUMBER OF   DOLLAR     RETAINED
                                                  SHARES     AMOUNT     EARNINGS         TOTAL
                                                 ---------   ------    -----------    -----------
Balance, May 31, 1994 as previously reported...     600      $7,700    $11,617,945    $11,625,645
  Cumulative adjustment for accounting for
     interim rent..............................      --          --       (186,000)      (186,000)
                                                    ---      ------    -----------    -----------
Balance, May 31, 1994 as Restated..............     600       7,700     11,431,945     11,439,645
  Net income...................................      --          --      1,216,863      1,216,863
                                                    ---      ------    -----------    -----------
Balance, May 31, 1995..........................     600       7,700     12,648,808     12,656,508
  Net income...................................      --          --      1,181,191      1,181,191
                                                    ---      ------    -----------    -----------
Balance, June 30, 1996.........................     600       7,700     13,829,999     13,837,699
  Net income...................................      --          --      1,610,106      1,610,106
                                                    ---      ------    -----------    -----------
Balance, June 30, 1997.........................     600      $7,700    $15,440,105    $15,447,805
                                                    ===      ======    ===========    ===========

                            See accompanying notes.

                         OLIVER-ALLEN CORPORATION, INC.

                            STATEMENTS OF CASH FLOWS
                                 (AS RESTATED)

                                                    YEAR ENDED    13 MONTHS ENDED    YEAR ENDED
                                                     JUNE 30,        JUNE 30,         MAY 31,
                                                       1997            1996             1995
                                                   ------------   ---------------   ------------
OPERATING ACTIVITIES
Net income.......................................  $  1,610,106    $  1,181,191     $  1,216,863
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization..................     2,838,084       2,227,496        1,740,205
  Provision for doubtful accounts, net of
     write-offs..................................        98,824           7,852           43,424
  Provision for deferred income taxes............      (689,865)        235,039          219,437
  Gain on sale of leased assets..................      (828,149)       (852,614)      (1,408,744)
  Other gains....................................      (190,804)             --
  Changes in operating assets and liabilities:
     Accounts receivable.........................       319,634       1,479,056       (2,440,649)
     Inventory...................................   (14,578,190)     (6,310,046)      (2,707,523)
     Trade accounts/income taxes payable.........    10,347,860        (571,017)       1,227,326
     Customer security deposits..................     1,651,066       1,595,830          945,270
     Deferred and accrued executive
       compensation..............................       (42,409)         (7,646)             763
     Other liabilities...........................     1,195,244         152,307         (194,053)
                                                   ------------    ------------     ------------
          Net cash provided by (used in)
            operating activities.................     1,731,401        (862,552)      (1,357,681)
INVESTING ACTIVITIES
Lease payments received, net of earned income....    40,705,868      26,716,312       16,237,063
Investment in leased equipment...................   (86,634,345)    (68,118,325)     (36,858,542)
Proceeds from disposition of residual value
  interests......................................            --         184,143          251,764
Proceeds from sale of leased assets..............     2,563,102         476,065        2,432,730
Acquisition of property and equipment............       (16,457)       (580,430)        (382,497)
Increase (decrease) in other assets..............       423,137         485,410        1,261,949
Other............................................       715,000         454,897          409,364
                                                   ------------    ------------     ------------
          Net cash (used in) investing
            activities...........................   (42,243,695)    (40,381,928)     (16,648,169)
FINANCING ACTIVITIES
Advances on line of credit.......................    52,860,000      48,220,000       22,230,000
Repayments on line of credit.....................   (52,520,000)    (40,060,000)     (18,530,000)
Proceeds from nonrecourse notes..................    74,970,745      58,108,033       27,364,125
Payments on nonrecourse notes....................   (37,196,017)    (23,106,225)     (12,452,626)
Payments on recourse notes.......................       (60,000)       (339,805)              --
                                                   ------------    ------------     ------------
          Net cash provided by financing
            activities...........................    38,054,728      42,822,003       18,611,499
Net (decrease) increase in cash..................    (2,457,566)      1,577,523          605,949
Cash at beginning of year........................     2,970,599       1,393,076          787,127
                                                   ------------    ------------     ------------
Cash at end of year..............................  $    513,033    $  2,970,599     $  1,393,076
                                                   ============    ============     ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Income taxes paid................................  $    649,577    $    277,617     $    846,738
Interest paid....................................  $  8,845,977    $  5,562,661     $  3,010,063

                            See accompanying notes.

                         OLIVER-ALLEN CORPORATION, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 (AS RESTATED)
                                 JUNE 30, 1997

1. ACCOUNTING POLICIES

  Description of Business

     Oliver-Allen Corporation, Inc. was incorporated in the state of California on December 28, 1973, and engages primarily in the sale and lease of new and used computer and technology equipment to customers located throughout the United States. The Company is headquartered in Larkspur, California and has offices in southern California and Minnesota. The Company works with diverse information technology assets, including mid-range, network and open systems as well as check processing equipment.

  Change in Year End

     The Company elected to change its year end from May 31 to June 30, effective June 30, 1996. The change was made to align the Company's reporting periods with calendar quarters. In connection with the year-end change, the 13-month period from June 1, 1995 through June 30, 1996 is being reported in the accompanying statements of income and retained earnings and of cash flows.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Sales of computer equipment are recognized upon shipment or transfer of title, whichever occurs later. Cost of computer equipment sold includes the cost of equipment purchased for resale, as well as the depreciated book value of leased equipment sold.

     Financing transactions consist primarily of sales-type and direct financing leases as defined by Statement of Financial Accounting Standards (SFAS) No. 13. Gross margin from sales-type leases is recognized as revenue upon commencement of the lease and is measured using the fair market value of the consideration received (i.e., minimum lease payments and residual value) discounted at a 10% implicit rate. Unearned lease income associated with financing transactions is amortized over the life of the related transaction using the interest method.

  Description of Lease Arrangements

     The Company's leasing activity consists principally of leasing various types of data processing and office equipment. With the exception of leases for selected types of data processing peripherals, the majority of the Company's leases are classified as direct financing or sales-type leases. Data processing peripheral equipment leases are generally classified as operating leases and have terms of less than four years. The direct financing and sales-type leases expire over the next five years. Generally, lessees are responsible for maintenance, repairs, insurance and excise taxes.

  Initial Direct Costs

     The Company capitalizes initial direct costs on direct finance and operating leases and amortizes them over the terms of the related leases in proportion to revenues.

                         OLIVER-ALLEN CORPORATION, INC.

  Residual Values

     The residual value of equipment under direct financing and sales-type leases is the estimated amount to be received by the Company from the disposition of equipment upon expiration of the lease. The Company reviews residual value estimates at least annually. If the review results in a lower estimate than had been previously established and the decline is judged to be other than temporary, the accounting for the transaction is revised using the new estimate, and the resulting reduction in the net investment is recognized as an expense in the period in which the change is made. The Company had no such revisions for the periods ending June 30, 1997 and 1996 and May 31, 1995.

  Inventory of Computer Equipment Held for Sale

     The Company purchases equipment for resale and also sells off-lease equipment from its lease equipment portfolio. Inventory of computer equipment held for sale is recorded at the lower of fair market value or average cost, less accumulated depreciation, if applicable.

  Depreciation

     The Company depreciates equipment subject to operating leases using the straight-line method over the initial lease term to its stated residual value, and for renewals, to the end of its estimated useful life to its estimated salvage value. If the net book value of the leased equipment at the end of the existing lease term is expected to be greater than the estimated fair value of the equipment at that date, the Company increases depreciation over the remaining lease term by an amount sufficient to reduce the net book value of such equipment to its fair market value at lease termination. Whenever the amount of depreciation required to reduce the net book value of such equipment to its fair market value exceeds the remaining minimum lease payments due under the lease, the Company records an additional charge to depreciation in the current period to the extent of such excess.

     Property and equipment are stated at cost. Depreciation is provided on the straight-line method over estimated useful lives of assets ranging from three to ten years. Leasehold improvements are amortized over the lesser of the lease term or the anticipated life of the asset.

  Income Taxes

     The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes," which requires the use of the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on temporary differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

  Statement of Cash Flows

     The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents for the purposes of presentation in the statement of cash flows.

  Fair Value of Financial Instruments

     The carrying values of the Company's cash, notes receivable, notes payable, and variable rate line of credit approximate fair value. The aggregate fair value of the Company's fixed rate notes payable was estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

                         OLIVER-ALLEN CORPORATION, INC.

  Restatement of Financial Statements

     The accompanying financial statements have been restated to defer rents received during the first several months of many leases (interim rent) as unearned income and amortize such rents to income over the lease term so as to produce a constant periodic rate of return on the net investment in the leases. Previously, the Company had recognized all interim rent as income when due. In addition, certain prior year amounts have been reclassified to conform with the current year presentation.

     Accordingly, the previously reported financial results as of and for these periods have been restated, resulting in the following changes:

                                                           AS REPORTED      RESTATED
                                                           ------------   ------------
YEAR ENDED JUNE 30, 1997
Equipment under operating lease..........................  $  8,120,020   $  8,305,020
Investment in financing transactions.....................   125,080,372    122,292,372
Income taxes payable.....................................       541,441      1,237,175
Deferred income taxes....................................     3,578,934      1,841,200
Retained earnings........................................    17,001,105     15,440,105
Rent from operating leases...............................     6,670,013      3,960,013
Finance lease income.....................................     9,341,501     11,120,501
Cost of sales from residual disposals....................            --      1,734,953
Selling, general and administrative......................     8,936,664      8,657,388
Depreciation and amortization............................     4,478,761      2,838,084
Provision for income taxes...............................     1,465,404      1,167,404
Net income...............................................     2,058,106      1,610,106
THIRTEEN MONTHS ENDED JUNE 30, 1996
Investment in financing transactions.....................    84,738,493     82,881,493
Income taxes payable.....................................       132,349        (17,535)
Deferred income taxes....................................     3,125,181      2,531,065
Retained earnings........................................    14,942,999     13,829,999
Rent from operating leases...............................     5,240,315      3,199,315
Finance lease income.....................................     6,182,540      7,166,540
Cost of sales from residual disposals....................            --        647,524
Selling, general and administrative......................    11,007,790     10,095,146
Depreciation and amortization............................     1,962,376      2,227,496
Provision for income taxes...............................     1,098,910        675,910
Net income...............................................     1,815,191      1,181,191
YEAR ENDED MAY 31, 1995
Rent from operating leases...............................  $  4,213,188   $  3,331,188
Finance lease income.....................................     3,623,391      4,016,391
Cost of sales from residual disposals....................            --        866,437
Selling, general and administrative......................    10,749,899      9,684,471
Depreciation and amortization............................     1,541,214      1,740,205
Provision for income taxes...............................       979,797        783,797
Net income...............................................     1,509,863      1,216,863

                         OLIVER-ALLEN CORPORATION, INC.

2. INVESTMENT IN FINANCING TRANSACTIONS

     The Company's investment in financing transactions is summarized below:

                                                 DIRECT
                                               FINANCING     SALES-TYPE       TOTAL
                                              ------------   -----------   ------------
JUNE 30, 1997
Lease and other contracts receivable........  $112,011,840   $15,460,828   $127,472,668
Estimated residual value of leased
  equipment.................................    11,301,833     1,609,702     12,911,535
Initial direct costs, net of amortization...     2,812,230            --      2,812,230
Less unearned income........................   (18,908,603)   (1,995,458)   (20,904,061)
                                              ------------   -----------   ------------
Net investment in financing transactions....  $107,217,300   $15,075,072   $122,292,372
                                              ============   ===========   ============
JUNE 30, 1996
Lease and other contracts receivable........  $ 76,674,237   $12,139,761   $ 88,813,998
Estimated residual value of leased
  equipment.................................     4,971,196     1,021,908      5,993,104
Initial direct costs, net of amortization...     2,048,107            --      2,048,107
Less unearned income........................   (12,524,685)   (1,449,031)   (13,973,716)
                                              ------------   -----------   ------------
Net investment in financing transactions....  $ 71,168,855   $11,712,638   $ 82,881,493
                                              ============   ===========   ============

     Lease and other contracts receivable as of June 30, 1997 are due in installments as follows:

1998..................................................   $ 54,922,618
1999..................................................     43,861,893
2000..................................................     21,171,792
2001..................................................      6,236,914
2002..................................................      1,279,451
                                                         ------------
                                                         $127,472,668
                                                         ============

3. OPERATING LEASES

     Future minimum rents receivable under noncancelable operating leases as of June 30, 1997, are due as follows:

1998...................................................   $ 6,066,562
1999...................................................     3,477,948
2000...................................................     1,002,898
2001...................................................       456,169
2002...................................................        48,328
                                                          -----------
          Total........................................   $11,051,905
                                                          ===========

     Unamortized initial direct costs of $260,237 and $211,618 are included in equipment under operating lease at June 30, 1997 and 1996, respectively.

                         OLIVER-ALLEN CORPORATION, INC.

4. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                      JUNE 30
                                                             -------------------------
                                                                1997          1996
                                                             -----------   -----------
Furniture, fixtures and equipment..........................  $ 1,728,364   $ 1,934,201
Leasehold improvements.....................................      450,676       403,257
                                                             -----------   -----------
                                                               2,179,040     2,337,458
Accumulated depreciation and amortization..................   (1,486,894)   (1,318,482)
                                                             -----------   -----------
Net property and equipment.................................  $   692,146   $ 1,018,976
                                                             ===========   ===========

5. NOTES PAYABLE AND LINE OF CREDIT

     Various nonrecourse notes payable total $111,358,175 and $73,583,447 at June 30, 1997 and 1996, respectively. These notes are secured by assignment of rentals and security interests in specific equipment subject to operating and financing leases (direct financing and sales type) due through May 2001. Interest rates are fixed at time of funding, at rates that range from 6.3% to 15.0%.

     In addition, the Company has a working-capital line of credit facility with a bank for $18,000,000 available through January 31, 1999, at which time all outstanding principal is due. The line is secured by all the Company's assets not otherwise assigned. Interest is payable monthly at a rate based either on the prime rate of interest or LIBOR, as specified by the Company at the time of drawing. Amounts outstanding under the line were $15,050,000 and $14,710,000 at June 30, 1997 and 1996, respectively.

     As of June 30, 1997, the Company was in compliance with all financial covenants as provided for in the working capital line of credit facility, except as waived by the financial institution. The Company obtained waivers in 1996 from the two banks allowing the change in year end and capital expenditures in excess of a stipulated threshold.

     Principal payments on nonrecourse notes payable required in future years are as follows:

Year ending June 30:
1998...................................................  $ 50,889,526
1999...................................................    37,446,633
2000...................................................    16,765,452
2001...................................................     5,403,632
2002...................................................       852,932
                                                         ------------
                                                         $111,358,175
                                                         ============

6. INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                         OLIVER-ALLEN CORPORATION, INC.

     Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                         JUNE 30
                                                -------------------------     MAY 31
                                                   1997          1996          1995
                                                -----------   -----------   -----------
Deferred tax assets:
  Alternative minimum tax credit..............  $ 2,623,821   $ 1,347,039   $   237,376
  Losses not currently deductible.............      890,892       522,495            --
  Reserves not currently deductible...........      456,976       107,708       104,557
  Capitalized expenses........................      101,487        38,646        92,253
  Other.......................................      388,352       212,911       126,800
                                                -----------   -----------   -----------
          Total deferred tax assets...........    4,461,528     2,228,799       560,986
Deferred tax liabilities:
  Book/tax basis differences due to
     depreciation.............................   (5,922,998)   (4,526,048)   (2,592,467)
  Other.......................................     (379,730)     (233,816)     (264,545)
                                                -----------   -----------   -----------
          Total deferred tax liabilities......   (6,302,728)   (4,759,864)   (2,857,012)
                                                -----------   -----------   -----------
          Net deferred tax (liability)........  $(1,841,200)  $(2,531,065)  $(2,296,026)
                                                ===========   ===========   ===========

     Included in net deferred tax liability is a deferred state tax benefit of approximately $700,000.

     A reconciliation between the federal statutory tax rate and the Company's effective tax rate is shown below:

                                                                JUNE 30
                                                              -----------   MAY 31
                                                              1997   1996    1995
                                                              ----   ----   ------
Federal statutory income tax rate...........................  34.0%  34.0%   34.0%
State tax provision, net of federal tax benefit.............   6.2    6.5     6.2
Other.......................................................   1.8   (1.8)   (0.7)
                                                              ----   ----    ----
Effective tax rate..........................................  42.0%  38.7%   39.5%
                                                              ====   ====    ====

                         OLIVER-ALLEN CORPORATION, INC.

     The Company's provision for income taxes consists of the following:

                                                             JUNE 30
                                                      ---------------------    MAY 31
                                                         1997        1996       1995
                                                      ----------   --------   --------
Current:
  Federal...........................................  $1,273,658   $256,089   $405,459
  State.............................................     583,611    184,782    158,901
                                                      ----------   --------   --------
                                                       1,857,269    440,871    564,360
                                                      ----------   --------   --------
Deferred:
  Federal...........................................    (193,436)   329,436    206,297
  State.............................................    (496,429)   (94,397)    13,140
                                                      ----------   --------   --------
                                                        (689,865)   235,039    219,437
                                                      ----------   --------   --------
                                                      $1,167,404   $675,910   $783,797
                                                      ==========   ========   ========

7. LEASE COMMITMENTS

     The Company leases its headquarters office facility and sales offices under noncancelable leases with terms expiring through 2004. Under the terms of these leases, the Company pays certain related operating expenses. The Company has options to renew the leases for additional years at the then agreed upon rates, based on fair market values. Future minimum rental payments required under the office leases having remaining terms in excess of one year, as of June 30, 1997, are as follows:

1998.....................................................  $  416,064
1999.....................................................     323,190
2000.....................................................     237,861
2001.....................................................     238,110
2002.....................................................     242,340
Thereafter...............................................     666,435
                                                           ----------
                                                           $2,124,000
                                                           ==========

     Rent expense for the periods ended June 30, 1997 and 1996 and May 31, 1995 was $429,204, $625,154, and $628,306, respectively.

8. EMPLOYEE RETIREMENT BENEFIT PLANS

     The Company has a 401(k) Plan covering eligible employees who meet certain requirements. Under the terms of the 401(k) Plan, each eligible employee is allowed to contribute up to 15% of his or her annual salary to the Plan. Contributions by eligible employees, of up to 6%, are matched by the Company, in an amount equal to 50% of the contribution. Company contributions become 100% vested upon the date of funding. Company contributions are made annually on December 31. The Company contributed $26,937, $14,345, and $30,000 under its matching agreement for the periods ending June 30, 1997 and 1996 and May 31, 1995, respectively.

9. COMPENSATION PROGRAMS AND TRANSACTIONS WITH RELATED PARTIES

     The Company has, from time to time, made short-term advances against future compensation to officers and other employees. Such advances outstanding at June 30, 1997 and 1996 were $182,496 and $119,310, respectively.

                         OLIVER-ALLEN CORPORATION, INC.

     The Company has provided certain executive officers with compensation agreements which provide for incentive bonuses based on a formula derived from net income, as defined. Certain bonuses are payable in future years if certain financial targets are achieved; these bonuses are accrued when their payment becomes probable.

     During 1993, the Company made several loans to employees. During fiscal year 1997, additional loans were made to those employees. These loans bear interest at 7.5% and are due in June 2001. The outstanding balance at June 30, 1997 and 1996 are $200,000 and $133,798, respectively, and are included in other assets.

     In 1993, the Company granted an option to an executive officer to purchase 150 shares of stock at a purchase price of $25,000 per share which options are fully vested as of June 30, 1997. As part of the merger agreement discussed in
Note 13, First Sierra has agreed to assume these options. The executive expects to exercise certain provisions of the agreement resulting in the option exercise period expiring one year from the merger closing date.

10. OUT OF PERIOD ADJUSTMENT

     Included in selling, general and administrative expenses in the accompanying 1997 statement of income is an expense accrual of $880,000 related to final settlement with respect to a federal government investigation conducted in the eastern district of New York. The Company has agreed to forfeit revenues of $780,000 received in 1992 from transactions consummated by employees in the Company's Atlanta office who were not acting in a manner consistent with Company policies and procedures. The Atlanta office has since been closed. In addition, the Company has agreed to a fine of $100,000 which will be paid in fiscal year end 2001.

11. CONCENTRATION OF CREDIT RISK

     The Company is a distributor/dealer of computer equipment to companies in diversified industries. Sales are throughout the United States. The Company has a well-defined credit policy for its different types of customers. Terms are generally net 30 days or less for end-users and payment in full before shipment for wholesalers/brokers.

     The Company is also active in placing equipment on leases for its own portfolio. The lease portfolio is diversified with no concentrations of lessees in excess of 15% of the portfolio. All lease transactions are subject to credit review. The Company manages its overall credit exposure by the assignment of lease receivables on a nonrecourse basis to third-party lending institutions.

12. IMPACT OF THE YEAR 2000 (UNAUDITED)

     The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions or engage in similar normal business activities.

     Management of the Company believes that it will not be required to modify or replace significant portions of its software and that the year 2000 issue will not pose significant operational problems for its computer systems. Ultimately, the potential impact of the year 2000 issue will depend not only on the corrective measures the Company undertakes, but also on the way in which the year 2000 issue is addressed by businesses and other entities whose financial condition or operational capability is important to the Company as lenders, customers, or vendors. Therefore, the Company is communicating to these parties to ensure they are aware of the year 2000 issue, to learn how they are addressing it, and to evaluate any likely impact on the Company.

                         OLIVER-ALLEN CORPORATION, INC.

13. SUBSEQUENT EVENT

     On June 10, 1998, the Company announced the signing of a definitive agreement with First Sierra Financial, Inc. ("First Sierra") whereby First Sierra will issue its common stock in exchange for each share of the Company's common stock. First Sierra, headquartered in Houston, Texas, is a specialty finance company that acquires, originates, sells and services equipment leases on a wide range of information technology and other specialized equipment. It is expected that the transaction will be accounted for as a pooling of interests. Consummation of the merger is expected to be completed in the third quarter of 1998 and is subject to, among other things, approval by the shareholders of First Sierra.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF JUNE 10, 1998

                                  BY AND AMONG

                          FIRST SIERRA FINANCIAL, INC.

                        SIERRA ACQUISITION CORPORATION I

                                      AND

                         OLIVER-ALLEN CORPORATION, INC.

                               TABLE OF CONTENTS


                                                                              PAGE NO.
                                                                              --------
                                      ARTICLE I
                                      THE MERGER
SECTION 1.1    The Merger..................................................      A-5
SECTION 1.2    Effective Time of the Merger................................      A-5

                                      ARTICLE II
                        THE SURVIVING AND PARENT CORPORATIONS
SECTION 2.1    Certificate of Incorporation................................      A-5
SECTION 2.2    By-Laws.....................................................      A-5
SECTION 2.3    Directors...................................................      A-6
SECTION 2.4    Officers....................................................      A-6

                                     ARTICLE III
                               CONVERSION OF SECURITIES
SECTION 3.1    Conversion of Company Securities in the Merger..............      A-6
SECTION 3.2    Anti-Dilution Provisions....................................      A-7
SECTION 3.3    Effect of Merger on Capital Stock...........................      A-7
SECTION 3.4    No Fractional Securities....................................      A-8
SECTION 3.5    Conversion of Howe Option...................................      A-8
SECTION 3.6    Closing.....................................................      A-8
SECTION 3.7    Closing of the Company's Transfer Books.....................      A-9
SECTION 3.8    Escrow Agreement............................................      A-9

                                      ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY
SECTION 4.1    Organization and Qualification..............................      A-9
SECTION 4.2    Capitalization..............................................      A-9
SECTION 4.3    Subsidiaries................................................     A-10
SECTION 4.4    Authority; Non-Contravention; Approvals.....................     A-10
SECTION 4.5    Reports and Financial Statements............................     A-11
SECTION 4.6    Absence of Undisclosed Liabilities..........................     A-12
SECTION 4.7    Absence of Certain Changes or Events........................     A-12
SECTION 4.8    Litigation..................................................     A-12
SECTION 4.9    No Violation of Law.........................................     A-12
SECTION 4.10   Compliance with Agreements..................................     A-13
SECTION 4.11   Taxes.......................................................     A-13
SECTION 4.12   Environmental Matters.......................................     A-14
SECTION 4.13   Non-competition Agreements..................................     A-14
SECTION 4.14   Title to Assets.............................................     A-15
SECTION 4.15   Reorganization and Pooling of Interests.....................     A-15
SECTION 4.16   Parent Stockholders' Approval...............................     A-15
SECTION 4.17   Brokers and Finders.........................................     A-15
SECTION 4.18   Ownership of Company Common Stock...........................     A-15
SECTION 4.19   Proxy Statement.............................................     A-15
SECTION 4.20   Certain Business Practices..................................     A-15
SECTION 4.21   Fairness Opinion and Pooling Letter.........................     A-16

                                      ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS
SECTION 5.1    Organization and Qualification..............................     A-16
SECTION 5.2    Capitalization..............................................     A-16
SECTION 5.3    Subsidiaries................................................     A-17

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                                                                              --------
SECTION 5.4    Authority; Non-Contravention; Approvals.....................     A-17
SECTION 5.5    Financial Statements........................................     A-18
SECTION 5.6    Absence of Undisclosed Liabilities..........................     A-18
SECTION 5.7    Absence of Certain Changes or Events........................     A-19
SECTION 5.8    Litigation..................................................     A-19
SECTION 5.9    Proxy Statement.............................................     A-19
SECTION 5.10   Permits; Compliance With Law................................     A-19
SECTION 5.11   Contracts and Agreements....................................     A-20
SECTION 5.12   Taxes.......................................................     A-20
SECTION 5.13   Employee Benefit Plans; ERISA...............................     A-21
SECTION 5.14   Labor Controversies.........................................     A-24
SECTION 5.15   Environmental Matters.......................................     A-24
SECTION 5.16   Non-competition Agreements..................................     A-25
SECTION 5.17   Title to Assets.............................................     A-25
SECTION 5.18   Reorganization and Pooling of Interests.....................     A-25
SECTION 5.19   Certain Business Practices..................................     A-26
SECTION 5.20   Intellectual Property Rights................................     A-26
SECTION 5.21   Insider Interests...........................................     A-26
SECTION 5.22   Brokers and Finders.........................................     A-26
SECTION 5.23   Business Relations..........................................     A-26
SECTION 5.24   Compensation Arrangements...................................     A-26

                                      ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
SECTION 6.1    Owners of Company Common Stock..............................     A-27
SECTION 6.2    Authority...................................................     A-27
SECTION 6.3    No Conflicts................................................     A-27
SECTION 6.4    Investor Status.............................................     A-27
SECTION 6.5    Restrictions on Transfer....................................     A-28
SECTION 6.6    Reorganization and Pooling of Interests.....................     A-28

                                     ARTICLE VII
                        CONDUCT OF BUSINESS PENDING THE MERGER
SECTION 7.1    Conduct of Business by the Company Pending the Merger.......     A-28
SECTION 7.2    Conduct of Business by Parent and Subsidiary Pending the
               Merger......................................................     A-30
SECTION 7.3    Control of the Company's Operations.........................     A-30
SECTION 7.4    Control of Parent's Operations..............................     A-30
SECTION 7.5    Acquisition Transactions....................................     A-30

                                     ARTICLE VIII
                                ADDITIONAL AGREEMENTS
SECTION 8.1    Access to Information.......................................     A-31
SECTION 8.2    Proxy Statement.............................................     A-31
SECTION 8.3    Stockholders' Approvals.....................................     A-31
SECTION 8.4    Compliance with the Securities Act..........................     A-31
SECTION 8.5    Nasdaq Listing..............................................     A-32
SECTION 8.6    Expenses and Fees...........................................     A-32
SECTION 8.7    Agreement to Cooperate......................................     A-32
SECTION 8.8    Public Statements...........................................     A-32
SECTION 8.9    Notification of Certain Matters.............................     A-32
SECTION 8.10   Corrections to Proxy Statement..............................     A-33
SECTION 8.11   Employment Agreements.......................................     A-33
SECTION 8.12   Benefits and Contracts......................................     A-33

                                                                              PAGE NO.
                                                                              --------
SECTION 8.13   Cooperation With Respect to Tax Returns.....................     A-33
SECTION 8.14   Indemnification of Directors and Officers...................     A-33
SECTION 8.15   Miscellaneous Matters.......................................     A-34
SECTION 8.16   Announcement of Post-Merger Results.........................     A-34
SECTION 8.17   Resale Registration Statement...............................     A-34
SECTION 8.18   Document Review.............................................     A-38

                                      ARTICLE IX
                                      CONDITIONS
SECTION 9.1    Conditions to Each Party's Obligation to Effect the
               Merger......................................................     A-38
SECTION 9.2    Conditions to Obligation of the Company to Effect the
               Merger......................................................     A-39
SECTION 9.3    Conditions to Obligations of Parent and Subsidiary to Effect
               the Merger..................................................     A-39

                                      ARTICLE X
                                   INDEMNIFICATION
SECTION 10.1   Indemnification of Parent Indemnified Parties...............     A-40
SECTION 10.2   Indemnification of the Company Indemnified Parties..........     A-40
SECTION 10.3   Defense of Third-Party Claims...............................     A-41
SECTION 10.4   Direct Claims...............................................     A-42
SECTION 10.5   Limitations.................................................     A-42
SECTION 10.6   Recourse Against Escrowed Shares............................     A-43

                                      ARTICLE XI
                          TERMINATION, AMENDMENT AND WAIVER
SECTION 11.1   Termination.................................................     A-44
SECTION 11.2   Effect of Termination.......................................     A-44
SECTION 11.3   Amendment...................................................     A-45
SECTION 11.4   Waiver......................................................     A-45

                                     ARTICLE XII
                                  GENERAL PROVISIONS
SECTION 12.1   Survival of Representations and Warranties..................     A-45
SECTION 12.2   Notices.....................................................     A-45
SECTION 12.3   Interpretation..............................................     A-46
SECTION 12.4   Miscellaneous...............................................     A-46
SECTION 12.5   Counterparts................................................     A-46
SECTION 12.6   Parties in Interest.........................................     A-46
SECTION 12.7   Captions....................................................     A-47
SECTION 12.8   No Waiver Relating to Claims for Fraud......................     A-47
SECTION 12.9   Severability................................................     A-47

Exhibit A -- Indemnification Escrow Agreement
Exhibit B -- Warrior Stockholders
Exhibit C -- Affiliate Letter
Exhibit D -- Opinion of McDermott, Will & Emery
Exhibit E -- Opinion of Shartsis, Friese & Ginsburg LLP
Exhibit F -- Employment Termination Agreement

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of June 10, 1998 (this "Agreement"), is made and entered into by and among First Sierra Financial, Inc., a Delaware corporation ("Parent"), Sierra Acquisition Corporation I, a Delaware corporation and a wholly-owned subsidiary of Parent ("Subsidiary"), Oliver-Allen Corporation, Inc., a California corporation (the "Company"), and the stockholders of the Company identified on the signature pages hereto (each a "Stockholder" and collectively the "Stockholders");

                                  WITNESSETH:

     WHEREAS, the Boards of Directors of each of Parent, Subsidiary and the Company (i) are of the opinion that the transactions described herein are in the best interests of Parent, Subsidiary and the Company, as the case may be, and their respective stockholders and (ii) have approved the merger of Subsidiary with and into the Company on the terms set forth in this Agreement (the "Merger");

     WHEREAS, Parent, Subsidiary and the Company intend the Merger to qualify as a (i) tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder and (ii) pooling of interests for accounting purposes; and

     WHEREAS, the stockholders of the Company have approved and adopted this Agreement and the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) in accordance with the California General Corporation Law (the "GCL"), Subsidiary shall be merged with and into the Company and the separate existence of Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."

     SECTION 1.2 Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as shall be stated in a certificate of merger, in a form mutually acceptable to Parent and the Company, to be filed with the Secretary of State of the State of California in accordance with the GCL (the "Merger Filing"). The Merger Filing shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.6. The parties acknowledge that it is their mutual desire and intent to consummate the Merger as soon as practicable after the date hereof. Accordingly, the parties shall, subject to the provisions hereof and to the fiduciary duties of their respective boards of directors, use all reasonable efforts to consummate, as soon as practicable, the transactions contemplated by this Agreement in accordance with Section 3.6.

                                   ARTICLE II

                     THE SURVIVING AND PARENT CORPORATIONS

     SECTION 2.1 Certificate of Incorporation. The Certificate of Incorporation of Subsidiary in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time, as amended pursuant to the Merger Filing.

     SECTION 2.2 By-Laws. The By-laws of Subsidiary as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation after the Effective Time.

     SECTION 2.3 Directors. The Board of Directors of Parent shall take such action as may be necessary to cause one of John F. Allen or another individual designated by John F. Allen and acceptable to Parent (the "OAC Board Member") to be elected to Parent's Board of Directors effective as of a mutually agreeable time after Closing (as defined herein). The OAC Board Member shall be a Class II Director of Parent with a term of office expiring at Parent's annual meeting of stockholders in 1999. The directors of Subsidiary in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation after the Effective Time, and such directors shall serve in accordance with the By-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

     SECTION 2.4 Officers. The officers of Subsidiary in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation after the Effective Time, and such officers shall serve in accordance with the By-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

                            CONVERSION OF SECURITIES

     SECTION 3.1 Conversion of Company Securities in the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Parent, Subsidiary or the Company:

          (a) Each share of the common stock, par value $10 per share, of the Company (the "Company Common Stock") shall, as of the Effective Time and subject the provisions of this Article III, be converted into the right to receive, without interest, a number of shares of the common stock, par value $.01 per share, of Parent ("Parent Common Stock") determined by dividing (i) $79,000,000 (the "Purchase Price") minus any Transaction Fees (as defined below) in excess of $5.1 million by (ii) $25 and then dividing the quotient thereof by the aggregate number of shares of Company Common Stock issued and outstanding at the Effective Time (the "Exchange Ratio"), payable upon surrender of the certificate formerly representing such share of Company Common Stock (the "Common Stock Consideration");

          (b) Each share of capital stock of the Company, if any, owned by Parent or any subsidiary of Parent or held in treasury by the Company or any subsidiary of the Company immediately prior to the Effective Time shall be canceled and no consideration shall be paid in exchange therefor and each such share shall cease to exist from and after the Effective Time; and

          (c) Each issued and outstanding share of common stock, par value $.01 per share, of Subsidiary ("Subsidiary Common Stock") shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

          (d) The parties hereto agree that the Purchase Price shall be reduced by the amount of any Transaction Fees in excess of $5.1 million. For purposes of this Agreement, "Transaction Fees" shall mean the sum of (i) all legal, accounting, tax, consulting and financial advisory and other fees and expenses incurred by the Company and the Stockholders in connection with the transactions contemplated hereby that are not paid by the Company or the Stockholders on or prior to Closing (the "Professional Advisory Expenses") and (ii) all amounts that, solely as a result of the Merger, the Company or Parent will be obligated to pay (including loans that the Company or Parent will be required to forgive) after the Effective Time to persons who were employees of the Company prior to the Effective Time pursuant to provisions in their employment, executive compensation, or other similar agreements relating to incentive bonuses or loan forgiveness payable in connection with the employee's continuation of employment after a change in control (the "Compensation Expenses"); provided, however, that the term Compensation Expenses shall not include any asset protection payments, severance payments or distributions of long-term deferred compensation.

          (e) At least two days prior to the Closing Date (as defined herein), the Company shall calculate the amount of Compensation Expenses to be paid by Parent or the Company after Closing and the Company, the Stockholders and Parent shall estimate, by mutual agreement, the amount of Professional Advisory Expenses as of the Closing Date for purposes of determining the number of shares of Parent Common Stock to be delivered at the Closing (the sum of such Compensation Expenses and estimated Professional Advisory Expenses being referred to herein as the "Preliminary Value"). Within 60 days after the Closing Date, Parent shall prepare and deliver to the Stockholders (in accordance with the notice provisions of Section 12.2) a determination (the "Determination") of the actual amount of the Professional Advisory Expenses as of the Closing Date (which amount, when added to the amount of Compensation Expenses shall be referred to herein as the "Actual Value"), together with documentation supporting any adjustments in the Professional Advisory Expenses from the Preliminary Value, which shall be prepared on a basis consistent with the determination of the Preliminary Value. If, within 30 days after the date on which a Determination is delivered to the Stockholders, the Stockholders shall not have given written notice to Parent setting forth in detail any objection to such Determination, then such Determination shall be final and binding on the parties hereto. In the event the Stockholders give written notice of any objection to such Determination within the 30-day period, Parent and the Stockholders shall use all reasonable efforts to resolve the dispute within the 30-day period following delivery of the written notice. If the parties are unable to reach an agreement within such 30-day period, the matter shall be submitted to a firm of independent certified public accountants acceptable to the parties (the "Independent Accountants"), for determination of the Actual Value which shall be final and binding upon Parent and the Stockholders. Parent and the Stockholders shall contribute equally to all costs (including fees and expenses charged by the Independent Accountants) in connection with the resolution of any such dispute. If the Actual Value and the Preliminary Value both exceed $5.1 million and the Actual Value is greater than the Preliminary Value, Parent shall be entitled to set off against the Escrowed Shares (as defined in Section 3.9) the difference between the Actual Value and the Preliminary Value (assuming a value per share for purposes of such calculation equal to $25 per share), which set off shall be deemed to be Parent Indemnified Costs (as defined in Section 10.1). If the Actual Value exceeds $5.1 million and the Preliminary Value is less than $5.1 million, Parent shall be entitled to set off against the Escrowed Shares the difference between the Actual Value and $5.1 million (assuming a value per share for purposes of such calculation equal to $25 per share), which set off shall be deemed to be Parent Indemnified Costs. Notwithstanding anything herein to the contrary, the Minimum Loss (as defined in Section 10.5) shall not be applicable to any such set off and such set off shall not count against such Minimum Loss. If the Actual Value and the Preliminary Value both exceed $5.1 million and the Actual Value is less than the Preliminary Value, then the Purchase Price shall be increased by a number of additional shares of Parent Common Stock equal to the amount determined by dividing such difference by $25, and such shares shall be issued and delivered to the Stockholders. If the Preliminary Value exceeds $5.1 million and the Actual Value is less than $5.1 million, then the Purchase Price shall be increased by a number of additional shares of Parent Common Stock determined by dividing the difference between the Preliminary Value and $5.1 million by $25, and such shares shall be issued and delivered to the Stockholders. Notwithstanding anything herein to the contrary, in the event that the Actual Value is less than $5.1 million, the difference between $5.1 million and the Actual Value shall be paid to employees of the Company designated by mutual agreement of Thomas J. Depping and John F. Allen provided that such employees were not stockholders of the Company prior to the Effective Time.

     SECTION 3.2 Anti-Dilution Provisions. In the event Parent changes the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     SECTION 3.3 Effect of Merger on Capital Stock. As of the Effective Time, all shares of Company Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Common Stock Consideration. If any holder of Company Common Stock is unable to surrender such holder's certificate(s) theretofore representing Company Common Stock because such certificate has been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity agreement in form and substance reasonably satisfactory to Parent at the Closing. No interest shall be paid on any Common Stock Consideration payable to former holders of Company Common Stock. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate for shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any applicable transfer or other taxes required by reason of such issuance.

     SECTION 3.4 No Fractional Securities. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of Parent Common Stock shall be issued in the Merger and no Parent Common Stock dividend, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder.

     SECTION 3.5  Conversion of Howe Option.

          (a) At the Effective Time, each option to purchase or acquire shares of Company Common Stock disclosed in Section 5.2(b) of the Company Disclosure Schedule (as defined herein) (each a "Company Option"), which is outstanding at the Effective Time, whether or not exercisable, shall be converted into and become an option to purchase or acquire Parent Common Stock, and Parent shall assume each Company Option in accordance with the stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Parent and its stock option committee shall administer such Company Option, (ii) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (iii) the number of shares of Parent Common Stock subject to such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price (or similar threshold price, in the case of stock awards) under each such Company Option shall be adjusted by dividing the per share exercise (or threshold) price under each such Company Option by the Exchange Ratio and rounding up to the nearest cent.

          (b) After the Effective Time, each Company Option shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) after giving effect to the Merger) as existed prior to the Effective Time. At or prior to the Effective Time, Parent shall take all corporate action necessary to authorize and reserve for issuance sufficient shares of Parent Common Stock for delivery upon exercise of Company Options assumed by Parent in accordance with this
     Section 3.5, which shares of Parent Common Stock will, upon payment of the exercise price and issuance of such Parent Common Stock pursuant to the terms of the Company Options, be validly issued and non-assessable. As soon as reasonably practicable after the Effective Time, and, in any event within one business day after the date of the Effective Time, Parent shall file (at the expense of Parent) a registration statement on Form S-8 (or any successor or other similar form) with respect to the shares of Parent Common Stock to be issued upon exercise of such Company Options. After filing of such registration statement, Parent shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options remain outstanding. As soon as reasonably practicable after the Effective Time, Parent shall deliver to each holder of a Company Option a notice to the effect that the Company Option has been duly assumed by Parent in accordance with this Section 3.5.

     SECTION 3.6 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at a location mutually agreeable to Parent and the Company as promptly as practicable (but in any event within five business days) following the date on which the last of the conditions set forth in Article VIII is fulfilled or waived, or at such other time and place as Parent and the Company shall agree. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

     SECTION 3.7 Closing of the Company's Transfer Books. At and after the Effective Time, holders of Company Common Stock shall cease to have any rights as stockholders of the Company, except for the right to receive shares of Parent Common Stock pursuant to Section 3.1. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made.

     SECTION 3.8 Escrow Agreement. Pursuant to Article X hereof, the Stockholders have agreed to indemnify the Parent Indemnified Parties (as hereinafter defined) from and against certain Parent Indemnified Costs (as hereinafter defined). On or prior to Closing, the Stockholders, Parent and an escrow agent mutually agreed upon by Parent and the Stockholders (the "Escrow Agent") shall enter into an Indemnification Escrow Agreement in the form of Exhibit A attached hereto, subject to any changes requested by the Escrow Agent (the "Escrow Agreement"). Notwithstanding any other provision in this Agreement to the contrary, in order to secure the indemnity obligations of the Stockholders to the Parent Indemnified Parties under this Agreement, ten percent (10%) of the shares of Parent Common Stock which would otherwise be delivered to the Stockholders as Common Stock Consideration at Closing pursuant to Section 3.1(a) (the "Escrowed Shares"), together with stock powers executed in blank, shall be deposited into and held in escrow pursuant to the terms of the Escrow Agreement. Parent is hereby directed by each Stockholder to deposit the number of Escrowed Shares required to be delivered to the Escrow Agent pursuant to this
Section 3.8 with the Escrow Agent at the Closing and Parent shall make such deposit as directed.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY

     Parent and Subsidiary, jointly and severally, each represent and warrant to the Company and the Stockholders that, as of the date hereof and as of the Closing Date:

     SECTION 4.1 Organization and Qualification. Each of Parent and Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole ("Parent Material Adverse Effect"). For purposes of this Agreement, Parent Material Adverse Effect shall not be deemed to include the impact of (a) actions and omissions by Parent (or any of its subsidiaries) taken at the request of the Company in contemplation of the transactions contemplated hereby, and (b) the Merger and compliance with the provisions of this Agreement on the financial condition or results of operations of Parent. True, accurate and complete copies of each of Parent's and Subsidiary's charters and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company.

     SECTION 4.2  Capitalization.

          (a) As of May 12, 1998, the authorized capital stock of Parent consisted of 25,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share ("Parent Preferred Stock"). As of May 12, 1998, (i) 12,602,015 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and are fully paid, nonassessable and free of preemptive rights, (ii) 38,437 shares of Parent Preferred Stock were issued and outstanding, (iii) no shares of Parent Common Stock or Parent Preferred Stock were held in the treasury of Parent,
     (iv) 1,713,320 shares of Parent Common Stock were reserved for issuance pursuant to the exercise of outstanding options and warrants to purchase Parent Common Stock and (v) 210,247 shares of Parent Common Stock were reserved for issuance upon conversion of outstanding Parent Preferred Stock. Assuming the conversion of

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

     all outstanding Parent Preferred Stock and the exercise of all outstanding options and warrants to purchase Parent Common Stock, as of May 12, 1998, there would be 14,525,582 shares of Parent Common Stock issued and outstanding. In addition, as of May 12, 1998, no shares of Parent Common Stock were reserved and unissued pending conversion of shares of acquired companies.

          (b) The authorized capital stock of Subsidiary consists of 1,000 shares of Subsidiary Common Stock, of which 100 shares are issued and outstanding, which shares are owned beneficially and of record by Parent.

          (c) Except as disclosed in the Parent SEC Reports (as defined in Section 4.5) or in Section 4.2(a) or as otherwise contemplated by this Agreement, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating Parent or any subsidiary of Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent or obligating Parent or any subsidiary of Parent to grant, extend or enter into any such agreement or commitment. Except as otherwise disclosed in the Parent SEC Reports, there are no voting trusts, proxies or other agreements or understandings to which Parent or any subsidiary of Parent is a party or is bound with respect to the voting of any shares of capital stock of Parent, other than voting agreements executed in connection with this Agreement. The shares of Parent Common Stock issued to stockholders of the Company in the Merger will be at the Effective Time duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

     SECTION 4.3 Subsidiaries. Except as disclosed in Section 4.3 of the disclosure schedule of Parent, dated as of the date hereof and signed by an authorized officer of Parent ("Parent Disclosure Schedule"), each direct and indirect subsidiary of Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and each subsidiary of Parent is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary; except in all cases where the failure to be so qualified and in good standing will not have a Parent Material Adverse Effect. All of the outstanding shares of capital stock of each corporate subsidiary of Parent are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by Parent free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any corporate subsidiary of Parent, including any right of conversion or exchange under any outstanding security, instrument or agreement. The Subsidiary was formed for the sole purpose of engaging in a transaction similar to those contemplated by this Agreement, has conducted no other business activities and has conducted its operations only as contemplated by this Agreement.

     SECTION 4.4  Authority; Non-Contravention; Approvals.

          (a) Parent and Subsidiary each have full corporate power and authority to enter into this Agreement and, subject to the Parent Stockholders' Approval (as defined in Section 8.3) and the Parent Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Boards of Directors of Parent and Subsidiary and Parent in its capacity as sole stockholder of Subsidiary, and no other corporate proceedings on the part of Parent or Subsidiary are necessary to authorize the execution and delivery of this Agreement or, except for the Parent Stockholders' Approval, the consummation by Parent and Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Subsidiary, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Subsidiary enforceable against each of them in accordance with its terms, except that such enforcement may be subject to

     (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          (b) The execution and delivery of this Agreement by each of Parent and Subsidiary do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of Parent or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets or
     (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by Parent and Subsidiary of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Parent Required Statutory Approvals and the Parent Stockholders' Approval and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b) (and whether resulting from such execution and delivery or consummation), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not have a Parent Material Adverse Effect.

          (c) Except for (i) any filings by Parent required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of a proxy statement relating to the Parent Stockholders' Approval (the "Proxy Statement") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any necessary filings with various state securities commissions, (iii) the making of the Merger Filing with the Secretary of State of the State of California in connection with the Merger, (iv) any required filings with or approvals from The Nasdaq Stock Market, Inc. ("Nasdaq"), and (v) any required filings with applicable state regulatory authorities (the filings and approvals referred to in clauses (i) through (v) are collectively referred to as the "Parent Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or Subsidiary or the consummation by Parent or Subsidiary of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not have a Parent Material Adverse Effect.

     SECTION 4.5 Reports and Financial Statements. Since May 15, 1997, Parent has filed with the SEC all forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. Parent has previously delivered or made available to the Company copies (including all exhibits, post-effective amendments and supplements thereto) of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the SEC, (b) its proxy statement relating to its 1998 annual meeting of stockholders, and (c) all other reports, including quarterly reports, and registration statements filed by Parent with the SEC since May 15, 1997 (other than registration statements filed on Form S-8) (the documents referred to in clauses (a), (b) and (c) filed prior to the date hereof are collectively referred to as
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

the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation in the preceding sentence shall not apply to any misstatement or omission in any Parent SEC Report filed prior to the date of this Agreement which was superseded by a subsequent Parent SEC Report filed prior to the date of this Agreement. The audited consolidated financial statements of Parent included in the Parent's Annual Report on Form 10-K for the year ended December 31, 1997 (collectively, the "Parent Financial Statements") have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended.

     SECTION 4.6 Absence of Undisclosed Liabilities. Except as disclosed in the Parent SEC Reports or as disclosed in Section 4.6 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries had at December 31, 1997, or has incurred since that date and as of the date hereof, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Parent Financial Statements or reflected in the notes thereto or (ii) which were incurred after December 31, 1997, and were incurred in the ordinary course of business and consistent with past practices; (b) liabilities, obligations or contingencies which (i) would not have a Parent Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof; and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of Parent and its subsidiaries prepared in accordance with GAAP consistently applied and which were incurred in the ordinary course of business.

     SECTION 4.7 Absence of Certain Changes or Events. Since the date of the most recent Parent SEC Report that contains consolidated financial statements of Parent, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, a Parent Material Adverse Effect and (ii) Parent and its subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

     SECTION 4.8 Litigation. Except as referred to in the Parent SEC Reports or as disclosed in Section 4.8 of the Parent Disclosure Schedule, there are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain the consummation of the Merger or which would reasonably be expected, either alone or in the aggregate with all such claims, actions or proceedings, to have a Parent Material Adverse Effect. Except as referred to in the Parent SEC Reports, neither Parent nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have a Parent Material Adverse Effect.

     SECTION 4.9 No Violation of Law. Except as disclosed in the Parent SEC Reports, neither Parent nor any of its subsidiaries is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which could not reasonably be expected to have a Parent Material Adverse Effect. Except as disclosed in the Parent SEC Reports, as of the date of this Agreement, to the knowledge of Parent, no investigation or review by any governmental or regulatory body or authority is pending or threatened involving Parent or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same. Parent has all permits, licenses, franchises, grants, variances, exemptions, easements, orders, authorizations, consents, certificates, identifications, registration numbers and approvals necessary to own, lease and operate its properties and to conduct its business as presently conducted (collectively, the "Parent Permits"), except for permits, licenses, franchises, grants, variances, exemptions, easements, orders,

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

authorizations, consents, certificates, identifications, registration numbers and approvals the absence of which would not have a Parent Material Adverse Effect.

     SECTION 4.10 Compliance with Agreements. Except as disclosed in the Parent SEC Reports, Parent and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under (a) the respective charter, by-laws or other similar organizational instruments of Parent or any of its subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which Parent or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, other than, in the case of clause (b) of this Section 4.10, breaches, violations and defaults which would not have a Parent Material Adverse Effect.

     SECTION 4.11  Taxes.

          (a) Parent and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns (as defined in Section 4.11(c)) required to be filed by them for all periods ending on or prior to December 31, 1997, other than those Tax Returns the failure of which to file would not have a Parent Material Adverse Effect, and such Tax Returns are true, correct and complete in all material respects and (ii) duly paid in full or made adequate provision in accordance with generally accepted accounting principles for the payment of all Taxes (as defined in Section 4.11(b)) for all past and current periods. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time or requests for extensions relating thereto will be timely filed. The liabilities and reserves for Taxes reflected in the Parent balance sheet included in the latest Parent SEC Report to cover all Taxes for all periods ending at or prior to the date of such balance sheet have been determined in accordance with generally accepted accounting principles and there is no material liability for Taxes for any period beginning after such date other than Taxes arising in the ordinary course of business. There are no material liens for Taxes upon any property or assets of Parent or any subsidiary thereof, except for liens for Taxes not yet due or Taxes contested in good faith and adequately reserved against in accordance with generally accepted accounting principles. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service (the "IRS") or any other governmental taxing authority with respect to Taxes of the Parent or any of its subsidiaries which would reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor its subsidiaries has waived any statute of limitations in respect of a material amount of Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency other than waivers and extensions which are no longer in effect. Neither Parent nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly-owned corporate subsidiary of Parent other than agreements the consequences of which are fully and adequately reserved for in the Parent Financial Statements. Neither Parent nor any of its corporate subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code.

          (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

          (c) For purposes of this Agreement, the term "Tax Return" shall mean any return, report or other document required to be supplied to a taxing authority in connection with Taxes.

     SECTION 4.12  Environmental Matters.

          (a) Except as disclosed in the Parent SEC Reports, (i) Parent and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws (defined in Section 4.12(b)), including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened, against Parent or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (iii) neither Parent, its subsidiaries nor any of their respective properties are subject to any liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (iii) that, singly or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

          (b) As used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term "Environmental Law" includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect during the term of this Agreement, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

          (c) As used herein, "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

     SECTION 4.13 Non-competition Agreements. Neither Parent nor any subsidiary of Parent is a party to any agreement which (i) purports to restrict or prohibit in any material respect any of them from, directly or indirectly, engaging in any business involving the acquisition, origination, sale or servicing of equipment leases or the sale of new and used computer and technology equipment or any other business currently engaged in by Parent or the Company or any corporations affiliated with either of them, and (ii) would restrict or prohibit the Company or any subsidiary of the Company (other than the Company and its subsidiaries that are currently so restricted or prohibited) from engaging in any such business. None of Parent's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with Parent, restricts in any material respect Parent or any subsidiary of Parent from, directly or indirectly, engaging in any of the businesses described above.

     SECTION 4.14 Title to Assets. Parent and each of its subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties as reflected in the most recent balance sheet included in the Parent Financial Statements, except for such properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Parent's business operations (in the manner presently carried on by the Parent), or (iii) as disclosed in the Parent SEC Reports, and except for such matters which could not reasonably be expected to have a Parent Material Adverse Effect. All leases under which Parent leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than failures to be in good standing, valid and effective and defaults under such leases which in the aggregate will not have a Parent Material Adverse Effect.

     SECTION 4.15 Reorganization and Pooling of Interests. None of the Parent, Subsidiary or, to their knowledge, any of their affiliates has taken or agreed or intends to take any action or has any knowledge of any fact or circumstance that (a) is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (b) would prevent the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC (a "Pooling Transaction"). As of the date hereof, other than directors and officers of Parent, the Redstone Group, Ltd. and persons who control or are under common control with the Redstone Group, Ltd. ("Redstone"), to the knowledge of Parent, there are no "affiliates" of Parent, as that term is used in paragraphs (c) and
(d) of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act").

     SECTION 4.16 Parent Stockholders' Approval. The only vote of securityholders of Parent required for approval and adoption of this Agreement and the Merger is an affirmative vote of a majority of the shares of Parent Common Stock present in person or by proxy at a meeting of such stockholders and entitled to vote thereat.

     SECTION 4.17 Brokers and Finders. Except for the fees and expenses payable to Friedman, Billings, Ramsey & Co., Inc., which fees are reflected in its agreement with Parent, Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Parent to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. Except for the fees and expenses paid or payable to Friedman, Billings, Ramsey & Co., Inc., there is no claim for payment by Parent of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 4.18 Ownership of Company Common Stock. Neither Parent nor any of its subsidiaries beneficially owns any shares of Company Common Stock as of the date hereof.

     SECTION 4.19 Proxy Statement. None of the information to be supplied by Parent for inclusion in the Proxy Statement will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of Parent to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     SECTION 4.20  Certain Business Practices. Except as described in Section
4.20 of the Parent Disclosure Schedule none of Parent, or, to the knowledge of Parent, any directors, officers, agents or employees of Parent (in their capacities as such) have (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful purposes relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment.

     SECTION 4.21 Fairness Opinion and Pooling Letter. The financial advisor of Parent, Friedman, Billings, Ramsey & Co., Inc. has rendered an opinion to the Board of Directors of Parent to the effect that the Exchange Ratio is fair from a financial point of view to Parent; it being understood and acknowledged by the Company that such opinion has been rendered for the benefit of the Board of Directors of Parent and is not intended to, and may not, be relied upon by the Company, its affiliates or their respective subsidiaries.

                                   ARTICLE V

       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS

     The Company and each of the stockholders, jointly and severally, represent and warrant to Parent and Subsidiary that, as of the date hereof and as of the Closing Date:

     SECTION 5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction listed on Section 5.1 of the Disclosure Schedule of the Company dated as of the date hereof and signed by an authorized officer of the Company (the "Company Disclosure Schedule"), which jurisdictions represent every jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole ("Company Material Adverse Effect"). For purposes of this Agreement, Company Material Adverse Effect shall not be deemed to include the impact of (a) actions and omissions by the Company (or any of its subsidiaries) taken at the request of Parent or Subsidiary in contemplation of the transactions contemplated hereby, and (b) the Merger and compliance with the provisions of this Agreement on the financial condition or results of operations of the Company. True, accurate and complete copies of the Company's Articles of Incorporation and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent.

     SECTION 5.2  Capitalization.

          (a) The authorized capital stock of the Company consists of 7,500 shares of Company Common Stock. As of May 15, 1998, (i) 600 shares of Company Common Stock were issued and outstanding, all of which were duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, (ii) 350 shares of Company Common Stock were held in the treasury of the Company, and (iii) 150 shares of Company Common Stock were reserved for issuance upon exercise of options issued and outstanding pursuant to the Company's existing stock option plans, all of which stock option plans are listed in Section 5.2(a) of the Company Disclosure Schedule. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Assuming the exercise of all outstanding options, warrants or rights to purchase Company Common Stock, as of May 15, 1998, there would be 750 shares of Company Common Stock issued and outstanding.

          (b) Except as disclosed in Section 5.2(b) of the Company Disclosure Schedule or in Section 5.2(a), as of the date hereof there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any subsidiary of the Company to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, any shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment.

     Section 5.2(b) of the Company Disclosure Schedule sets forth the exercise price, vesting schedule and expiration date of each such option, call, contract, commitment, understanding, arrangement, right or warrant. There are no voting trusts, proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company.

          (c) There are no agreements which require the Company to register any shares of Company Common Stock under the Securities Act or which would require the Parent to register any shares of Parent Common Stock under the Securities Act upon or after the Closing.

     SECTION 5.3 Subsidiaries. Each direct and indirect subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and each subsidiary of the Company is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary; except in all cases where the failure to be so qualified and in good standing will not have a Company Material Adverse Effect. All of the outstanding shares of capital stock of each corporate subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any corporate subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.

     SECTION 5.4  Authority; Non-Contravention; Approvals.

          (a) The Company has all requisite corporate power and authority to enter into this Agreement and any Transaction Documents (hereinafter defined) to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been approved by the Board of Directors and each of the holders of outstanding capital stock of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby. This Agreement has been executed by each holder of outstanding capital stock of the Company and each such holder has waived its right to dissent from the Merger and receive payment of the appraised value of such shares of capital stock in accordance with the provisions of Section 1300 of the GCL. This Agreement and the Transaction Documents to which the Company is a party have been, or upon execution and delivery will be, duly executed and delivered by the Company, and, constitute, or upon execution and delivery will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) general equitable principles. As used in this Agreement with respect to any party hereto, "Transaction Documents" means any of the following documents to which such person or entity is a party: (a) the Escrow Agreement; (b) the Employment Termination Agreement (as defined in Section 9.3(e) hereof); (c) the employment agreements referred to in Section 9.3(e); and (d) all other documents to be executed by any of the Company, any of the Stockholders, Parent or Subsidiary in connection with the consummation of the transactions contemplated by this Agreement.

          (b) The execution and delivery by the Company of this Agreement and the Transaction Documents to which the Company is a party do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance required by or result in a right of termination of acceleration under (whether as a result of a change of control of the Company or otherwise as a result of this Agreement), or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries, or result in the loss of any benefit or give any person the right to require any security to be repurchased under, any of the terms, conditions or provisions of (i) the respective charters or by-laws of the Company or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by the Company of the transactions contemplated by this Agreement and the Transaction Documents to which the Company is a party will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Company Required Statutory Approvals and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties as specified in Section 5.4(b) of the Company Disclosure Schedule. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b) (and whether resulting from such execution and delivery or consummation), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Company Material Adverse Effect.

          (c) Except for (i) any filings by the Company required by the HSR Act,
     (ii) the making of the Merger Filing with the Secretary of State of the State of California in connection with the Merger and (iii) the required filings with or approvals from state regulatory authorities listed in
     Section 5.4(c) of the Company Disclosure Schedule (the filings and approvals referred to in clauses (i) through (iii) are collectively referred to as the "Company Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval or permit of, any governmental or regulatory body or authority ("Governmental Entity") is necessary for the execution and delivery of this Agreement or any Transaction Document by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, prevent or delay consummation of any of the transactions contemplated hereby or otherwise prevent the Company from performing its obligations under this Agreement or have a Company Material Adverse Effect.

     SECTION 5.5 Financial Statements. The Company has delivered to Parent copies of the audited consolidated balance sheets of the Company and its subsidiaries as of May 31, 1995, June 30, 1996 and June 30, 1997, together with the audited consolidated statements of income and cash flows of the Company and its subsidiaries for the years then ended, and the notes thereto, accompanied by the reports thereon of Ernst & Young LLP, independent public accountants and unaudited consolidated balance sheets of the Company and its subsidiaries as of March 31, 1998, together with unaudited consolidated statements of income and cash flows of the Company and its subsidiaries for the period then ended, and the notes thereto (such audited and unaudited consolidated financial statements collectively being referred to as the "Company Financial Statements"). Except as disclosed in Section 5.5 of the Company Disclosure Schedule, the Company Financial Statements, including the notes thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except to the extent disclosed therein or required by changes in GAAP) and fairly present the financial position of the Company and its subsidiaries at the dates thereof and the results of operations and changes in financial position of the Company and its subsidiaries for the respective periods indicated.

     SECTION 5.6  Absence of Undisclosed Liabilities. Except as disclosed in
Section 5.6 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries had at December 31, 1997, or has incurred since that date and as of the date hereof, any liabilities or obligations (whether absolute, accrued, fixed, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto or (ii) which were incurred after December 31, 1997, and were incurred in the ordinary course of business and consistent with past practices, and (b) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of the Company and its subsidiaries prepared in accordance with GAAP consistently applied and which were incurred in the ordinary course of business.

     SECTION 5.7 Absence of Certain Changes or Events. Since December 31, 1997, the Company and its subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby). Except as disclosed in Section 5.7 of the Company Disclosure Schedule, since December 31, 1997, there has not been (i) any event, change, circumstance, fact or occurrence (whether or not covered by insurance) which has had, or is reasonably likely to have, a Company Material Adverse Effect, (ii) any material change by the Company in its accounting methods, principles or practices, (iii) any entry by the Company into any agreement, commitment or transaction material to the Company, except in the ordinary course of business and consistent with past practice or except in connection with the negotiation and execution and delivery of this Agreement and the Transaction Documents, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of the Company's securities, (v) other than pursuant to the Company Plans (as hereinafter defined) or as required by law, any increase in, amendment to, or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, (vi) granted any general increase in compensation, bonus or other benefits payable to the employees of the Company, except for increases occurring in the ordinary course of business in accordance with its customary practice, (vii) paid any bonus to the employees of the Company except in the ordinary course and consistent with past practice, (viii) any incurrence of indebtedness for borrowed money or assumption or guarantee of indebtedness for borrowed money by the Company, or the grant of any lien on the material assets of the Company to secure indebtedness for borrowed money, (ix) any sale or transfer of any material assets of the Company other than in the ordinary course of business and consistent with past practice, or (x) any loan, advance or capital contribution to or investment in any person by the Company.

     SECTION 5.8 Litigation. Except as disclosed in Section 5.8 of the Company Disclosure Schedule, there are no claims, suits, inquiries, actions, judicial or administrative proceedings, grievances or arbitrations pending or, to the knowledge of the Company or the Stockholders, threatened against, relating to or affecting the Company or any of its subsidiaries or relating to the transactions contemplated by this Agreement and the Transaction Documents, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator. Except as disclosed in Section 5.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries nor any of their respective properties or assets is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or arbitrator.

     SECTION 5.9 Proxy Statement. None of the information to be supplied by the Company or its subsidiaries for inclusion in the Proxy Statement will, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of Parent to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     SECTION 5.10 Permits; Compliance With Law. The Company and its subsidiaries have all permits, licenses, franchises, grants, variances, exemptions, easements, orders, authorizations, consents, certificates, identifications, registration numbers and approvals necessary to own, lease and operate their respective properties and to conduct their businesses as presently conducted (collectively, the "Company Permits"), except for permits, licenses, franchises, grants, variances, exemptions, easements, orders, authorizations, consents, certificates, identifications, registration numbers and approvals the absence of which would not have a Company Material Adverse Effect. Section 5.10 of the Company Disclosure Schedule sets forth a list of all
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

Company Permits and the jurisdiction issuing the same, all of which Company Permits are in good standing and not subject to meritorious challenge. The Company and its subsidiaries are not in violation of the terms of any Company Permit, except for delays in filing reports or violations which would not have a Company Material Adverse Effect. Section 5.10 of the Company Disclosure Schedule also sets forth, as of the date of this Agreement, all actions, proceedings or investigations, pending or, to the knowledge of the Company and the Stockholders, threatened against the Company that could reasonably be expected to result in the loss, revocation, suspension or cancellation of a Company Permit, except for any suspension, loss or revocation that could not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in
Section 5.10 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in violation of, or has been given notice or been charged with any violation of, any Company Permit or any law or statute, or any order, rule, regulation, ordinance, decree or judgment of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 5.10 of the Company Disclosure Schedule, as of the date of this Agreement, no investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of the Company or the Stockholders, threatened involving the Company or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same.

     SECTION 5.11 Contracts and Agreements. The contracts and agreements listed in Section 5.11 of the Company Disclosure Schedule constitute all of the written and oral contracts, commitments, leases and other agreements (including, without limitation, promissory notes, loan agreements and other evidences of indebtedness) to which the Company is a party or by which any of its properties are bound with respect to which the obligations of or the benefits to be received by the Company could reasonably be expected to have a value in excess of $100,000 in any consecutive 12-month period and all real property leases or sub-leases to which the Company is a party (each a "Company Material Contract"). Except as disclosed in Section 5.11 of the Company Disclosure Schedule, the Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (a) the respective charter, by-laws or similar organizational instruments of the Company or any of its subsidiaries, (b) any Company Material Contract or (c) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, the breach, violation or default of or under which would have a Company Material Adverse Effect, and the Company has not waived any right under or received any notice of default or termination under or assigned or otherwise transferred any rights under any such contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument.

     SECTION 5.12  Taxes.

          (a) The Company and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects, and (ii) duly and timely paid in full or made adequate provision in accordance with generally accepted accounting principles for the payment of all Taxes for all past and current periods. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time or requests for extensions relating thereto will be timely filed by the Company. With respect to any period for which Taxes are not yet due with respect to the Company and its subsidiaries, the Company has made due and sufficient current accruals for such Taxes in accordance with GAAP in the Company Financial Statements and there is no material liability for Taxes for any period beginning after December 31, 1997 other than Taxes arising in the ordinary course of business. The Company has withheld and paid all material Taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor, stockholder or other third party.

          (b) There are no material liens for Taxes upon any property or asset of the Company or any subsidiary thereof, except for liens for Taxes not yet due or Taxes contested in good faith and adequately reserved against in accordance with GAAP. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to Taxes of the Company or any of its subsidiaries and all material deficiencies of Taxes have been paid, fully settled or adequately provided for in the Company Financial Statements.

          (c) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company or any of its subsidiaries, for any taxable period. Except as disclosed in Section 5.5 of the Company Disclosure Schedule, no audit or other proceeding by any court, governmental or regulatory authority, or similar person is pending in regard to any Taxes due from or with respect to the Company or any of its subsidiaries, other than normal and routine audits by nonfederal governmental authorities. The Company has not received written notice that any assessment of material Taxes is proposed against the Company or any of its subsidiaries or any of its assets.

          (d) No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to the Company or any of its assets. Except as disclosed in Section 5.5 of the Company Disclosure Schedule, the Company has not agreed to make any material adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of the Company which, in each respective case, will or would reasonably cause the Company to include any material adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date. The Company is not, nor has it been during the five years preceding the date hereof, a "US real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

          (e) The Company is not a party to, is not bound by and has no obligation under, any Tax sharing agreement, Tax allocation agreement or similar contract, agreement or arrangement.

          (f) The Company has not executed or entered into with the IRS or any taxing authority, a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local, foreign or other income tax law, which will require any increase in taxable income or alternative minimum taxable income, or any reduction in tax credits for, the Company for any taxable period ending after the Closing Date.

          (g) There are no requests from any taxing authority for information relating to Taxes of the Company and no material reassessments (for property or ad valorem tax purposes) of any assets or any property owned or leased by the Company have been proposed in written form.

          (h) Neither the Company nor any Stockholder has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 5.13  Employee Benefit Plans; ERISA.

          (a) Section 5.13 of the Company Disclosure Schedule contains a list of the names and annual rates of compensation of the employees of the Company whose annual rates of compensation during the fiscal year ending December 31, 1997 (including base salary, bonuses, commissions and incentive pay) exceeded $50,000 and provides a description of each of the following which is sponsored, maintained or contributed to by the Company for the benefit of the employees of the Company, former employees of the Company, directors of the Company, former directors of the Company, or any agents, consultants or similar representatives providing services to or for the Company, or has been so sponsored, maintained or contributed to within six years prior to the Closing Date for the benefit of such individuals:

             (i) each "employee benefit plan," as such term is defined in
        Section 3(3) of the Employment Income and Retirement Security Act of 1974, as amended ("ERISA") (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA (each, a "Company Plan");

             (ii) each personnel policy, stock option plan, stock purchase plan, stock appreciation right, phantom stock plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 5.13(a)(i) (individually, a "Benefit Program or Agreement" and, collectively, the "Benefit Programs and Agreements").

          (b) True, correct and complete copies of each of the Company Plans, related trusts, insurance or group annuity contracts and each other funding or financing arrangement relating to any Company Plan, including all amendments thereto, have been furnished to Parent. There has also been furnished to Parent, with respect to each Company Plan required to file such report and description, the most recent report on Form 5500 and the summary plan description. True, correct and complete copies or descriptions of each Benefit Program or Agreement have also been furnished to Parent. A schedule of employer expenses with respect to each Company Plan and Benefit Program or Agreement for the current plan year and past plan year has been furnished to Parent along with any administration agreement associated with any Company Plan. Parent has also been furnished the recent actuarial report or valuation for each Company Plan subject to Title IV of ERISA. Additionally, the most recent determination letter from the IRS for each of the Company Plans intended to be qualified under Section 401 of the Code, and any outstanding determination letter application for such plans have been furnished.

        (c) (i) The Company has substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by it in connection with the Company Plans and the Benefit Programs or Agreements, and to the knowledge of the Company and the Stockholders there have been no material defaults or violations by any other party to the Company Plans or Benefit Programs and Agreements;

             (ii) All reports and disclosures relating to the Company Plans required to be filed by the Company with or furnished to governmental agencies, Company Plan participants or Company Plan beneficiaries have been filed or furnished in accordance with applicable law in a timely manner, and each Company Plan and each Benefit Program or Agreement has been administered in substantial compliance with its governing documents;

             (iii) Each of the Company Plans intended to be qualified under
        Section 401 of the Code satisfies the requirements of such section and has received a favorable determination letter from the IRS regarding such qualified status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which would adversely affect such qualified status;

             (iv) Each Company Plan and Benefit Program or Agreement has been administered in substantial compliance with its terms, the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements;

             (v) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company or the Stockholders, threatened against, or with respect to, any of the Company Plans or Benefit Programs and Agreements or their assets;

             (vi) All contributions required to be made to the Company Plans pursuant to their terms and provisions have been made timely;

             (vii) As to any Company Plan subject to Title IV of ERISA, there has been no event or condition which presents the risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation
        Section 4043.1 et seq., promulgated by the Pension Benefit

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

        Guaranty Corporation ("PBGC") have not been waived) has occurred, no notice of intent to terminate the Company Plan has been given under
        Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the Company Plan, no liability to the PBGC has been incurred, and the assets of the Company Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under the Company Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC;

             (viii) As to any Company Plan intended to be qualified under
        Section 401 of the Code, there has been no termination or partial termination of the Company Plan within the meaning of Section 411(d)(3) of the Code;

             (ix) No act, omission or transaction has occurred which would result in imposition on the Company of (1) breach of fiduciary duty liability damages under Section 409 of ERISA, (2) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or (3) a Tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

             (x) There is no matter pending (other than routine qualification determination filings) with respect to any of the Company Plans before the IRS, the Department of Labor or the PBGC;

             (xi) Each trust funding a Company Plan, which trust is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of such section and has received a favorable determination letter from the IRS regarding such exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect such exempt status;

             (xii) With respect to any employee benefit plan, within the meaning of Section 3(3) of ERISA, which is not listed in Section 5.13 of the Company Disclosure Schedule but which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Effective Time, by any corporation, trade, business or entity under common control with the Company, within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001 of ERISA ("Commonly Controlled Entity"), (1) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (2) no liability to the PBGC has been incurred by any Commonly Controlled Entity, which liability has not been satisfied, (3) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or
        Section 412 of the Code has been incurred, and (4) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made; and

             (xiii) Except as otherwise set forth in Section 5.13 of the Company Disclosure Schedule, the execution and delivery of this Agreement and the Transactions Documents and the consummation of the transactions contemplated hereby and thereby will not (1) require the Company to make a larger contribution to, or pay greater benefits under, any Company Plan or Benefit Program or Agreement than it otherwise would or (2) create or give rise to any additional vested rights or service credits under any Company Plan or Benefit Program or Agreement.

          (d) Except as otherwise set forth in Section 5.13 of the Company Disclosure Schedule, the Company is not a party to any agreement, nor has it established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for the Company upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

          (e) The Company is not a party to any agreement, contract, arrangement or plan which has, will or may provide payments to any officer, employee, stockholder, or highly compensated individual which will be "parachute payments" under Section 280G of the Code.

          (f) Except as otherwise set forth in Section 5.13 of the Company Disclosure Schedule, the Company is not a party to or bound by any employment contract or other employee benefit arrangements with "change of control," severance or similar provisions.

          (g) Each Company Plan which is an "employee welfare benefit plan," as such term is defined in section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

          (h) No Company Plan or Benefit Program or Agreement provides retiree medical or retiree life insurance benefits to any person and the Company is not contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

          (i) As to each Company Plan described in Section 5.13 of the Company Disclosure Schedule, which is a multiemployer plan within the meaning of
     Section 3(37) of ERISA, Section 5.13 of the Company Disclosure Schedule accurately describes the dollar amount of withdrawal liability which would be owed by the Company to such Company Plan if the Company ceased contributing to such Company Plan immediately after consummation of the transactions contemplated by this Agreement.

          (j) Except as set forth in Section 5.13 of the Company Disclosure Schedule, no Company Plan or Benefit Program or Agreement provides that payments pursuant to such Company Plan or Benefit Program or Agreement may be made in securities of the Company or a Commonly Controlled Entity, nor does any trust maintained pursuant to any Company Plan or Benefit Program or Agreement hold any securities of the Company or a Commonly Controlled Entity.

     SECTION 5.14 Labor Controversies. The Company is not a party to any collective bargaining agreement. The Company has not agreed to recognize any union or other collective bargaining representative, nor has any union or other collective bargaining representative been certified as the exclusive bargaining representative of any of its employees. There is no question concerning representation as to any collective bargaining representative concerning employees of the Company, and to the Company's knowledge, no labor union or representative thereof claims to or is seeking to represent employees of the Company. No union organizational campaign or representation petition is currently pending with respect to any of the employees of the Company. There is no labor strike or labor dispute, slowdown, work stoppage or lockout pending or, to the knowledge of the Company and the Stockholders, threatened against or affecting the Company, and the Company has not experienced any labor strike, slowdown, work stoppage or lockout since January 1, 1995. The Company (i) is, and has always been since January 1, 1995, in substantial compliance with all applicable laws regarding labor and employment practices, including, without limitation, applicable laws relating to terms and conditions of employment, equal employment opportunity, employee compensation, employee benefits, affirmative action, wages and hours, plant closing and mass layoff, occupational safety and health, immigration, workers' compensation, disability, unemployment compensation, whistle blower laws or other employment or labor relations laws, except where the failure to be in substantial compliance would not have a Company Material Adverse Effect, (ii) is not engaged, nor has it since January 1, 1995 engaged, in any unfair labor practices, and has no, and has not had since January 1, 1995 any, unfair labor practice charges or complaints before the National Labor Relations Board pending or, to the knowledge of the Company and the Stockholders, threatened against it, (iii) has no, and has not had since January 1, 1995 any, grievances, arbitrations, or other proceedings arising or asserted to arise under any collective bargaining agreement pending or, to the knowledge of the Company and the Stockholders threatened, against it and (iv) has no, and has not had since January 1, 1995 any, charges, complaints, or proceedings before the Equal Employment Opportunity Commission, Department of Labor or any other Governmental Entity responsible for regulating labor or employment practices, pending, or, to the knowledge of the Company and the Stockholders, threatened against it.

     SECTION 5.15 Environmental Matters. The Company does not hold, and neither the Company nor any of its subsidiaries has ever held, any ownership interest in any real property. The Company and its subsidiaries have conducted their respective businesses and operations in compliance with all applicable

Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted. None of the properties leased or operated by the Company or any of its subsidiaries contain any Hazardous Substance as a result of any activity of the Company or any of its subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws. Since January 1, 1995, neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any federal, state, local or foreign governmental entity indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses. There are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened, against the Company or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law. No Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties leased or operated by the Company or any of its subsidiaries as a result of any activity of the Company or any of its subsidiaries during the time such properties were leased or operated by the Company or any of its subsidiaries. Neither the Company, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law.

     SECTION 5.16 Non-competition Agreements. Neither the Company nor any subsidiary of the Company is a party to any agreement which (i) purports to restrict or prohibit in any material respect any of them or any corporation affiliated with any of them from, directly or indirectly, engaging in any business involving the acquisition, origination, sale or servicing of equipment leases or the sale of new and used computer and technology equipment, or any other material business currently engaged in by Parent or the Company or any corporations affiliated with either of them and (ii) would restrict or prohibit Parent or any subsidiary of the Parent (other than the Company and its subsidiaries that are currently so restricted or prohibited) from engaging in such business. None of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any subsidiary or affiliate of the Company from, directly or indirectly, engaging in any of the businesses described above.

     SECTION 5.17 Title to Assets. Except as disclosed in Section 5.17 of the Company Disclosure Schedule, the Company and each of its subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties and assets, whether tangible or intangible, real, personal or mixed, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company) or (iii) liens disclosed in the notes to Company Financial Statements. All leases under which the Company leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than failures to be in good standing, valid and effective and defaults under such leases which will not have a Company Material Adverse Effect.

     SECTION 5.18 Reorganization and Pooling of Interests. Neither the Company nor any of its affiliates has taken or agreed or intends to take any action or has any knowledge of any fact or circumstance that (a) is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code or (b) would prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction. Section 5.18 of the Company Disclosure Schedule identifies all persons who, to the knowledge of the Company and the Stockholders, may be deemed to be "affiliates" of the

Company, as that term is used in Accounting Series Releases No. 130 and No. 135 of the Securities and Exchange Commission ("SEC").

     SECTION 5.19 Certain Business Practices. None of the Company, or, to the knowledge of the Company and the Stockholders, any directors, officers, agents or employees of the Company (in their capacities as such) have (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful purposes relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment.

     SECTION 5.20 Intellectual Property Rights. Section 5.20 of the Company Disclosure Schedule sets forth a true and complete list and description of all registered patents, trademarks, servicemarks, tradenames, copyrights and applications therefor owned by or registered in the name of the Company, or in which the Company has any right, license or interest (the "Company Intellectual Property Rights"). Except as set forth in Section 5.20 of the Company Disclosure Schedule, the Company is not a party to any license agreement, whether written or oral, either as licensor or licensee, with respect to any Company Intellectual Property Rights. The Company has good and marketable title to or the right to use all Company Intellectual Property Rights and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the operation of the business of the Company without the payment of any royalty or similar payment. To the Company's knowledge, the Company is not infringing any patent, trademark, servicemark, tradename or copyright of others, and neither the Company nor any Stockholder is aware of any infringement by others of any such rights owned by the Company.

     SECTION 5.21 Insider Interests. No officer or director of the Company or holder of more than five percent of Company Common Stock outstanding on a fully-diluted basis has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or Company Intellectual Property Rights, used in or pertaining to the business of the Company, except for the ordinary rights of a stockholder or employee stock optionholder.

     SECTION 5.22 Brokers and Finders. Except for the fees and expenses payable to NationsBanc Montgomery Securities LLC, which fees are reflected in its agreement with the Company, the Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. Except for the fees and expenses paid or payable to NationsBanc Montgomery Securities LLC, there is no claim for payment by the Company of any investment banking fees, finder's fees, brokerage or agent commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 5.23 Business Relations. Except as disclosed in Section 5.23 of the Company Disclosure Schedule, neither the Company nor any Stockholder knows or has any reason to believe that any customer or supplier of the Company will cease or otherwise refuse to do business with the Company after the Effective Time in the same manner as such business was previously conducted with the Company except for such refusals to do business with the Company that could not be expected, either alone or in the aggregate with all such refusals, to have a Company Material Adverse Effect. The Company has not received any notice of any material disruption in the availability of the materials, services or products used by the Company in the conduct of its business, nor is the Company aware of any facts which could lead it to believe that the operations of the Company will be subject to any such material disruption.

     SECTION 5.24 Compensation Arrangements. Section 5.24(a) of the Company Disclosure Schedule lists all amounts that, solely as a result of the Merger, the Company or Parent will be obligated to pay after the Effective Time to persons who were employees of the Company prior to the Effective Time pursuant to provisions in their employment, executive compensation or other similar agreements relating to incentive bonuses or loan forgiveness payable in connection with the employee's continuation of employment after a change in control (not including any asset protection payments, severance payments or distributions of long-term deferred compensation). Section 5.24(b) lists all amounts that as of the date hereof, solely as a result of the Merger, the Company or Parent would be obligated to pay after the Effective Time to persons who were employees of the Company prior to the Effective Time pursuant to provisions in their employment, executive compensation or similar agreements other than (i) Compensation Expenses or (ii) payments that are payable upon a termination of the employee's employment by Parent or the Company.

                                   ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     Each Stockholder hereby represents and warrants to Parent, as of the date hereof and as of the Closing Date, as follows:

     SECTION 6.1 Owners of Company Common Stock. As of the date hereof, each such Stockholder is the holder of record and beneficially owns the number of shares of Company Common Stock set forth opposite its name on Exhibit B.

     SECTION 6.2  Authority.

          (a) If such Stockholder is an entity (i.e., not a natural person), such Stockholder has been duly created and is validly existing under the laws of the jurisdiction of its creation; such Stockholder has all requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; and the execution, delivery and performance by such Stockholder of this Agreement and Transaction Documents to which it is a party and the consummation by such Stockholder of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Stockholder.

          (b) Such Stockholder has full legal capacity to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform the obligations of such Stockholder hereunder and thereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity and with respect to Section 8.17 hereof, subject to limitations as to enforceability of the indemnification and contribution provisions contained therein). The Transaction Documents to which such Stockholder is a party have been duly and validly executed and delivered by such Stockholder and constitute valid and binding obligations of such Stockholder, enforceable against it in accordance with its terms, subject as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Each consent, authorization, order or approval of, or filing or registration with, any Governmental Entity required by applicable law on or before the Closing Date for or in connection with the execution and delivery by such Stockholder of this Agreement or any Transaction Documents, or the performance by such Stockholder of its obligations hereunder or under any Transaction Documents, will have been obtained or made on or before the Closing Date, except where the failure to obtain any such consent, authorization, order, approval, filing or registration would not affect such Stockholder's ability to perform its obligations under this Agreement or under any Transaction Documents in any material respect.

     SECTION 6.3 No Conflicts. The execution, delivery and performance by such Stockholder of this Agreement and the Transaction Documents to which it is a party does not (a) violate or breach any provision of any law or statute applicable to such Stockholder (and, if such Stockholder is a legal entity, any provision of its organizational or constituent documents), or (b) violate, breach, cause a default under or result in the creation of a lien pursuant to, any agreement or instrument to which such Stockholder is a party or to which it or any of its properties may be subject.

     SECTION 6.4 Investor Status. Each Stockholder is an "accredited investor" as such term is defined in Section 501(a) of Regulation D under the Securities Act. Each Stockholder alone, or with its purchaser representative, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of accepting Parent Common Stock under the terms and conditions of this Agreement. Each Stockholder has received a copy of (a) the Parent 1997 Annual Report to Stockholders and (b) the Parent Annual Report on Form 10-K for the year ended December 31, 1997 and (c) all other reports filed by Parent with the SEC under the Exchange Act since December 31, 1997 (collectively, the "Merger Disclosure Documents"). Each Stockholder has had an opportunity to ask questions of and receive answers from Parent and the Company concerning the terms and conditions of the Agreement and to obtain any additional information to the extent that Parent or the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Merger Disclosure Documents. Each Stockholder is acquiring the Parent Common Stock to be received by such Stockholder pursuant to this Agreement for (i) such Stockholder and not for any other person and (ii) investment purposes only and not with a view to, or in connection with the distribution of such stock in violation of federal securities laws.

     SECTION 6.5 Restrictions on Transfer. Each Stockholder acknowledges that if it should decide to dispose of any of the Parent Common Stock to be received by it in the Merger, it may do so only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. In connection with any offer, resale, pledge or other transfer (individually and collectively, a "Transfer") of any Parent Common Stock other than pursuant to an effective registration statement, Parent may require that the transferor of the Parent Common Stock provide to Parent an opinion of counsel which opinion shall be reasonably satisfactory in form and substance to Parent, to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any state or foreign securities laws. Each Stockholder agrees to the imprinting, so long as appropriate, of substantially the following legends on certificates representing the Parent Common Stock received hereunder:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND ACCORDINGLY MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

     SECTION 6.6 Reorganization and Pooling of Interests. No Stockholder has taken or agreed or intends to take any action or has any knowledge of any fact or circumstance that (a) is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (b) would prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction.

                                  ARTICLE VII

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 7.1 Conduct of Business by the Company Pending the Merger. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries to:

          (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

          (b) not (i) amend or propose to amend their respective charter or by-laws, (ii) split, combine or reclassify their outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions to the Company by a wholly-owned subsidiary of the Company;

          (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that the Company may issue shares upon exercise of outstanding stock options;

          (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than borrowings in the ordinary course of business (other than pursuant to credit facilities) or borrowings under the existing credit facilities of the Company or any of its subsidiaries (the "Existing Credit Facilities") up to the existing borrowing limit on the date hereof or borrowings to refinance existing indebtedness on terms which are reasonably acceptable to Parent, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) take any action that would jeopardize the treatment of the Merger as a pooling of interests under Opinion No. 16 of the Accounting Principles Board ("APB No. 16"), (iv) take or fail to take any action which action or failure to take action is reasonably likely to cause the Company or its Stockholders (except to the extent of stockholders in special circumstances) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger or otherwise is reasonably likely to cause the Merger not to qualify as a reorganization under Section 368(a) of the Code, (v) make any acquisition of any assets or businesses other than expenditures for current assets in the ordinary course of business and expenditures for fixed or capital assets in the ordinary course of business, (vi) sell, pledge, dispose of or encumber any material assets or businesses other than (a) sales of businesses or assets in the ordinary course of business, (b) sales of businesses or assets disclosed in
     Section 7.1 of the Company Disclosure Schedule, and (c) pledges or encumbrances pursuant to Existing Credit Facilities or other permitted borrowings, or (vii) enter into any binding contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement or the Transaction Documents;

          (f) subject to restrictions imposed by applicable law, confer with one or more representatives of Parent to report operational matters of materiality and the general status of ongoing operations;

          (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice; provided, however, that the Company and its subsidiaries shall in no event enter into or amend any written employment agreement providing for annual base salary in excess of $50,000 per annum;

          (h) not adopt, enter into or amend any pension or retirement plan, trust or fund, except as required to comply with changes in applicable law and not adopt, enter into or amend in any material respect any bonus, profit sharing, compensation, stock option, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employees or retirees generally, other than in the ordinary course of business, except (i) as required to comply with changes in applicable law, or (ii) as required pursuant to an existing contractual arrangement or agreement;

          (i) use commercially reasonable efforts to maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice;

          (j) not make, change or revoke any material Tax election or make any material agreement or settlement regarding Taxes with any taxing authority; and

          (k) not take or fail to take any action which action or failure to take action would materially delay consummation of the Merger.

     SECTION 7.2 Conduct of Business by Parent and Subsidiary Pending the Merger. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless the Company shall otherwise agree in writing, Parent shall, and shall cause its subsidiaries to:

          (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

          (b) not (i) amend or propose to amend their respective charters (except for any amendments by Parent of its Certificate of Incorporation to increase the number of authorized shares of Parent Common Stock) or by-laws, (ii) split, combine or reclassify (whether by stock dividend or otherwise) their outstanding capital stock, or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions to Parent by a wholly-owned subsidiary of Parent;

          (c) not (i) take any action that would jeopardize the treatment of the Merger as a pooling of interests under APB No. 16, (ii) take or fail to take any action which action or failure to take action is reasonably likely to cause the Company or its stockholders to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger or otherwise is reasonably likely to cause the Merger not to qualify as a reorganization under Section 368(a) of the Code, or (iii) take or fail to take any action which action or failure to take action would materially delay consummation of the Merger; and

          (d) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement.

     SECTION 7.3 Control of the Company's Operations. Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

     SECTION 7.4 Control of Parent's Operations. Nothing contained in this Agreement shall give to the Company, directly or indirectly, rights to control or direct Parent's operations prior to the Effective Time. Prior to the Effective Time, Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

     SECTION 7.5 Acquisition Transactions. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company shall not, and shall not permit any of its subsidiaries to, initiate, solicit, negotiate, encourage or provide information to facilitate, and the Company shall, and shall use its reasonable efforts to cause any officer, director or employee of the Company, or any attorney, accountant, investment banker, financial advisor or other agent retained by it or any of its subsidiaries, not to initiate, solicit, negotiate, encourage or provide information to facilitate, any proposal or offer to acquire all or any substantial part of the business or properties of the Company or any capital stock of the Company, whether by merger, purchase of assets or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as an "Acquisition Transaction"). The Company shall immediately notify Parent after receipt of any proposal for an Acquisition Transaction, indication of interest or request for information relating to the Company or its subsidiaries in connection with an Acquisition Transaction or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, a proposal for an Acquisition Transaction. Such notice to Parent shall be made orally and in writing.

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

                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

     SECTION 8.1  Access to Information.

          (a) Subject to applicable law, the Company and its subsidiaries shall afford to Parent and Subsidiary and their respective accountants, counsel, financial advisors and other representatives (the "Parent Representatives") and Parent and its subsidiaries shall afford to the Company and its accountants, counsel, financial advisors and other representatives (the "Company Representatives") full access during normal business hours with reasonable notice throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly to one another such information concerning their respective businesses, properties and personnel as Parent or Subsidiary or the Company, as the case may be, shall reasonably request; provided, however, that no investigation pursuant to this Section 8.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Parent and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Parent Representatives to hold, and the Company and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Company Representatives to hold, in strict confidence all nonpublic documents and information furnished to Parent and Subsidiary or to the Company, as the case may be, in connection with the transactions contemplated by this Agreement, except that (i) Parent, Subsidiary and the Company may disclose such information as may be necessary in connection with seeking the Parent Required Statutory Approvals and Parent Stockholders' Approval and the Company Required Statutory Approvals and
     (ii) each of Parent, Subsidiary and the Company may disclose any information that it is required by law or judicial or administrative order to disclose.

          (b) In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other all nonpublic written material provided pursuant to this Section 8.1 and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by Parent or the Company based on the information in such material shall be destroyed (and Parent and the Company shall use their respective reasonable best efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

     SECTION 8.2 Proxy Statement. The Company shall promptly furnish to Parent all information, and take such other actions, as may reasonably be requested by Parent in connection with the filing by Parent of the Proxy Statement with the SEC, the clearance of such Proxy Statement by the SEC and the compliance by Parent with its reporting obligations under the federal securities laws of the United States in connection with the Merger, including without limitation, unaudited consolidated balance sheets of the Company and its subsidiaries as of December 31, 1997 and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries for the calendar year ended December 31, 1997. The information provided and to be provided by the Company to Parent for use in the Proxy Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 8.3 Stockholders' Approvals. Parent shall call a stockholders' meeting, to be held as soon as reasonably practicable after the Proxy Statement is cleared by the SEC, for the purpose of voting upon the issuance of shares of Parent Common Stock pursuant to the Merger and such other related matters as it deems appropriate ("Parent Stockholders' Approval").

     SECTION 8.4 Compliance with the Securities Act. Parent and the Company shall each use its commercially reasonable efforts to cause each officer, each director and each other person who is an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act or Accounting Series Releases No. 130 and No. 135 of the SEC, of Parent or the Company, as the case may be, to deliver to

Parent and the Company on or prior to the Effective Time a written agreement (an "Affiliate Letter"), in substantially the form of Exhibit C,to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of Parent Common Stock issued in the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel reasonably satisfactory to Parent, is exempt from the registration requirements of the Securities Act and, in any case, until after the results covering 30 days of post-Merger combined operations of Parent and the Company have been filed with the SEC, sent to stockholders of Parent or otherwise publicly issued.

     SECTION 8.5 Nasdaq Listing. Parent shall file, at or before the Effective Time, an additional listing application with Nasdaq with respect to the shares of Parent Common Stock to be issued pursuant to the Merger and the shares of Parent Common Stock to be reserved for issuance upon the exercise of any outstanding Company Options as provided in Section 3.5 hereof.

     SECTION 8.6 Expenses and Fees. Except as otherwise provided in Section 3.1 hereof, all costs and expenses incurred in connection with this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

     SECTION 8.7  Agreement to Cooperate.

          (a) Subject to the terms and conditions herein provided and subject to the fiduciary duties of the respective boards of directors of the Company and Parent, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of Parent and the Company and their respective subsidiaries, all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

          (b) Without limitation of the foregoing, if required by applicable law, each of Parent and the Company undertakes and agrees to file as soon as practicable, and in any event prior to 15 days after the date hereof, a Notification and Report Form under the HSR Act with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto. Each party shall promptly notify the other party of any communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other governmental entity and permit the other party to review in advance any proposed communication to any of the foregoing.

          (c) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, including any Acquisition Transaction, Parent shall have the right, at its own expense, to participate therein, and the Company will not settle any such litigation without the consent of Parent, which consent will not be unreasonably withheld.

     SECTION 8.8 Public Statements. The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such consultation.

     SECTION 8.9 Notification of Certain Matters. Each of the Company, Parent and Subsidiary agrees to give prompt notice to each other of, and to use commercially reasonable efforts to remedy, (i) the occurrence

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

or failure to occur of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at the Effective Time and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 8.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 8.10 Corrections to Proxy Statement. Prior to the date of approval of the issuance of shares of Parent Common Stock pursuant to the Merger by Parent's stockholders, each of the Company, Parent and Subsidiary shall correct promptly any information provided by it to be used specifically in the Proxy Statement that shall have become false or misleading in any material respect and Parent shall take all steps necessary to file with the SEC and have cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the stockholders of the Parent, in each case to the extent required by applicable law.

     SECTION 8.11 Employment Agreements. At the Closing, Parent or the Surviving Corporation shall offer to enter into employment agreements with John
F. Allen and John M. Howe in the form set forth in Section 8.11 of the Parent Disclosure Schedule.

     SECTION 8.12 Benefits and Contracts. During the twelve-month period immediately following the Effective Time, Parent shall provide generally to employees of the Company, employee benefits either (a) under employee benefit plans on terms and conditions which when taken as a whole are substantially similar to those currently provided by Parent to its similarly situated employees or (b) under the Company Plans. For purposes of participation and vesting under such employee benefit plans described in (a) above, (i) service under any qualified plans of the Company shall be treated as service under Parent's qualified plans, (ii) service under any other employee benefit plans of the Company shall be treated as service under any similar employee benefit plans maintained by Parent. Parent shall cause the welfare benefit plans that cover the employees of the Company after the Effective Time to (i) waive any waiting period and restrictions and limitations for preexisting conditions or insurability and (ii) cause any deductible, co-insurance, or maximum out-of-pocket payments made by employees of the Company under the Company's welfare benefit plans to be credited to such employees under such welfare benefit plans, so as to reduce the amount of any deductible, co-insurance, or maximum out-of-pocket payments payable by such employees under the welfare benefit plans after the Effective Time. Parent also shall cause the Company and its subsidiaries to honor all employment, severance, consulting, and other compensation contracts disclosed in Section 8.12 of the Company Disclosure Schedule between the Company and any current or former director, officer, or employee thereof.

     SECTION 8.13 Cooperation With Respect to Tax Returns. Parent shall reasonably cooperate with the Stockholders with respect to any matters involving the Stockholders arising out of the Stockholders' ownership of the Company prior to the Effective Time or the transactions contemplated by this Agreement, including matters relating to tax returns and any tax audits, appeals, claims or litigation with respect to such tax returns or the preparation of such tax returns. In connection therewith, Parent shall make available to the Stockholders such files, documents, books and records of the Company and the Subsidiary for inspection and copying as may be reasonably requested by the Stockholders and shall cooperate with the Stockholders with respect to retaining information and documents which relate to such matters.

     SECTION 8.14  Indemnification of Directors and Officers.

          (a) Parent and Subsidiary agree that the indemnification obligations set forth in the Company's Articles of Incorporation as of the date of this Agreement shall survive the Merger (and, prior to the Effective Time, Parent shall cause the By-laws of Subsidiary to reflect such provisions) and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company.

          (b) After the Effective Time, Parent and the Subsidiary shall, to the fullest extent permitted under the applicable law, indemnify and hold harmless each present and former director or officer of the

     Company and each such person who served at the request of the Company as a director, officer, partner, fiduciary, employee or agent of the Company (collectively, the "Pre-Merger Indemnified Parties") against all costs and expenses (including reasonable attorneys fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or relating to any action or omission in their capacity as an officer, director, employee, agent or other person to whom this provision applies, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). Without limiting the generality of the foregoing, in the event of any such claim, action, suit, proceeding or investigation, Parent or Subsidiary shall pay the fees and expenses of counsel selected by any Pre-Merger Indemnified Party, which counsel shall be reasonably satisfactory to Parent and Subsidiary, as the case may be, promptly after statements therefor are received.

     SECTION 8.15 Miscellaneous Matters. John F. Allen may retain and remove from the Company's offices at any time after the Closing Date personal memorabilia relating to the period during which the Company was owned by John F. Allen or his Affiliates and family, including without limitation framed and unframed photographs, news clippings, public service awards and citations, official proclamations, personal effects, certificates and copies of historical records.

     SECTION 8.16 Announcement of Post-Merger Results. As soon as the first full calendar month of combined results of operations of the Parent and the Company are available following the Merger, Parent will make public such results of operations in a manner that satisfies the requirements under the applicable pooling rules (including ASR No. 135 and Staff Accounting Bulletin ("SAB") No.
65) to allow affiliates of Parent or the Company to reduce their risk relative to their stockholdings (e.g., publication of at least 30 days of combined operating sales and net income). Parent shall provide the Stockholders with a copy of such public statement promptly following its release.

     SECTION 8.17  Resale Registration Statement.

          (a) As soon as reasonably practicable after the date hereof, Parent shall prepare and file with the SEC a Registration Statement on Form S-3 or other appropriate form pursuant to Rule 415 under the Securities Act, or other similar rule of the SEC covering the resale by the Stockholders of the shares of Parent Common Stock issued to them in connection with the Merger (the "Resale Registration Agreement"). The Company shall, promptly after any request by Parent, furnish to Parent all financial statements and other information as may be requested by Parent in connection with preparation and filing of the Resale Registration Statement. Parent shall use all commercially reasonable efforts to cause the Resale Registration Statement to be declared effective and to keep the Resale Registration Statement continuously effective for a period of two years following the Closing Date, or, if sooner, until the date on which the Stockholders have disposed of all shares of Parent Common Stock issued to them in connection with the Merger. Parent further agrees, if necessary during the time that the Resale Registration Statement is required to be maintained effective, to amend or supplement the Resale Registration Statement when required by the registration form, by the instructions applicable to such form, or by the Securities Act or the rules and regulations thereunder.

          (b) Parent agrees to furnish promptly to each Stockholder such number of copies of the Resale Registration Statement, any amendments thereto, any documents incorporated by reference therein, the prospectus included in the Resale Registration Statement, including any preliminary prospectus, and such other documents as such Stockholder may reasonably request in writing in order to facilitate the disposition of the shares of Parent Common Stock covered by the Resale Registration Statement ("Registered Stock").

          (c) Parent agrees to promptly notify each holder of Registered Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement to such prospectus or an amendment of the Resale Registration Statement necessary in order to maintain the effectiveness of the Resale Registration

     Statement and to ensure that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and to promptly file with the SEC and make available to such holder any such supplemented prospectus or amended Resale Registration Statement.

          (d) Each Stockholder agrees that, upon receipt of written notice from Parent of the happening of any event of the kind described in Section 8.17(c) hereof, such Stockholder will treat such information as confidential, will immediately discontinue the disposition of Registered Stock pursuant to the Resale Registration Statement until such Stockholder's receipt of the copies of the revised prospectus contemplated by Section 8.17(c) hereof (a "Suspension Period") and, if so directed by Parent, such Stockholder will deliver to Parent all copies, other than permanent file copies then in such Stockholder's possession, of the most recent prospectus covering such Registered Stock at the time of receipt of such notice. Parent agrees and acknowledges that for the period beginning on the date on which Parent announces its results of operations for the first full calendar month of combined operations of Parent and the Company and ending six months thereafter (i) it shall not impose any single Suspension Period in excess of 30 consecutive days, (ii) a period of at least 10 trading days must occur between Suspension Periods and (iii) that the total number of days constituting Suspension Periods shall not exceed 100 days in the aggregate, provided that such limitations shall not apply to events of the type described in Section 8.17(c) hereof which are beyond Parent's control.

          (e) Parent shall use all commercially reasonable efforts to register or qualify the Registered Stock under such other securities or blue sky laws of such jurisdictions as each holder of Registered Stock shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable each such holder of Registered Stock to consummate the public sale or other disposition in such jurisdictions of the Registered Stock owned by such holder, except that Parent shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified.

          (f) Parent shall use all commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Resale Registration Statement, and if one is issued, use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Resale Registration Statement at the earliest possible moment.

          (g) Parent shall promptly file appropriate additional listing applications, and shall use all commercially reasonable efforts to cause the Registered Stock to be listed on the securities exchange or quoted on the automated quotation system on which the Parent Common Stock is then listed or quoted.

          (h) Parent shall otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with the Resale Registration Statement and make generally available to Parent's security holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby (90 days in case the period covered corresponds to a fiscal year of Parent), an earnings statement of Parent which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions).

          (i) In connection with the Resale Registration Statement, Parent shall pay the following registration expenses: (i) all registration and filing fees; (ii) the fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of Parent's counsel in connection with blue sky qualifications of the Registered Stock); (iii) printing expenses; (iv) the reasonable fees and disbursements of counsel for Parent and the customary fees and expenses for independent certified public accountants retained by Parent; and (v) the reasonable fees and expenses of any experts retained by Parent in connection with such registration. Parent shall not have any obligation to pay any legal fees of the holders of Registered Stock, any fees or expenses of independent certified public accountants retained by the Company, any underwriting fees, discounts, or commissions attributable to the sale of Registered Stock, or any out-of-pocket expenses of the holders of Registered Stock (or the agents of such holders who manage the holders' accounts).

          (j) Each Stockholder shall comply with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, among other things, requires a seller of Registered Stock and all affiliates of that seller to suspend all bids for or purchases of shares of Parent Common Stock at least one business day before and during any offers and sales of Registered Stock by that seller and until that seller's offers and sales terminate and prohibits any person from stabilizing the prices of a security to facilitate an offering of that security.

          (k) Each of Parent, the Company and the Stockholders shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of such party's obligations under this Section 8.17, including without limitation any actions reasonably requested by Parent in connection with obtaining any required consents or approvals to the actions contemplated hereby under the Securities Act.

          (l) Parent agrees to indemnify and hold harmless each holder of Registered Stock (a "Holder"), its directors and officers, and each person, if any, who controls each Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, and expenses (including reasonable attorneys fees and costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or the prospectus contained therein or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities, or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to Parent by such Holder or on such Holder's behalf expressly for use therein; and, provided further, that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this subsection shall not apply to the extent that it has been established that any such loss, claim, damage, liability, or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability, or expense at or prior to the written confirmation of the sale of the Registered Stock to such person and such current copy of the prospectus was previously provided to the Holder and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability, or expense. Any indemnification obligation of Parent pursuant to this Section 8.17(l) shall be in addition to and not exclusive of any other liability or indemnification obligation that Parent may have at law or in equity or pursuant to Article X of this Agreement.

          (m) Each Holder, severally but not jointly, agrees to indemnify and hold harmless Parent, its directors and officers, and each person, if any, who controls Parent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Parent to such Holder, but only with respect to information furnished in writing by such Holder or on such Holder's behalf expressly for use in the Resale Registration Statement or prospectus relating to the Registered Stock, any amendment or supplement thereto, or any preliminary prospectus; provided, however, that such Holder shall not be obligated to provide such indemnity to the extent that such losses, claims, damages, liabilities or expenses result from the failure of Parent to promptly amend or take action to correct or supplement any such Resale Registration Statement or Prospectus on the basis of corrected or supplemental information provided in writing by such Holder to Parent expressly for such purpose. In case any action or proceeding shall be brought against Parent or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against such Holder, such Holder and its directors, officers and controlling persons shall have the rights and duties given to Parent, and Parent or its directors or officers or such controlling person shall have the rights and duties given to such Holder, by the preceding section hereof. In no event shall the liability of any Holder of Registered Stock hereunder be greater in amount than the amount of the proceeds received by such Holder upon the sale of the Registered Stock giving rise to such indemnification obligation. Any indemnification obligation of a Holder pursuant to this
     Section 8.17(m) shall be in addition to, and not exclusive of, any other liability or

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

     indemnification obligation that such Holder may have at law or in equity or pursuant to Article X of this Agreement.

          (n) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any person entitled to indemnification under Section 8.17(l) or 8.17(m) above (a "Securities Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (a "Securities Indemnifying Party"), the Securities Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Securities Indemnified Party, and shall assume the payment of all expenses. Such Securities Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Securities Indemnified Party unless (i) the Securities Indemnifying Party has agreed to pay such fees and expenses, (ii) the Securities Indemnifying Party has failed to assume the defense of such action within a reasonable time following written notice thereof from the Securities Indemnified Party or fails to employ counsel reasonably satisfactory to such Securities Indemnified Party, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Securities Indemnified Party and the Securities Indemnifying Party, and such Securities Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Securities Indemnifying Party to represent such Securities Indemnified Party (in which case, if such Securities Indemnified Party notifies the Securities Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Securities Indemnifying Party, the Securities Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Securities Indemnified Party; it being understood, however, that the Securities Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Securities Indemnified Parties, which firm shall be designated in writing by such Securities Indemnified Parties). The Securities Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Securities Indemnifying Party shall indemnify and hold harmless such Securities Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

          (o) If the indemnification provided for in this Section 8.17 is unavailable to the Securities Indemnified Parties in respect of any losses, claims, damages, liabilities, or judgments referred to herein, then each Securities Indemnifying Party, in lieu of indemnifying such Securities Indemnified Party, shall contribute to the amount paid or payable by such Securities Indemnified Party as a result of such losses, claims, damages, liabilities and judgments in the following manner: as between Parent on the one hand and a Holder on the other, in such proportion as is appropriate to reflect the relative fault of Parent on the one hand and such Holder on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of Parent on the one hand and of a Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of subsection 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          Notwithstanding the provisions of this Section 8.17(o), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which shares of the Registered Stock of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. Each Holder's obligation to contribute pursuant to this Section 8.17(o) is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the Holders and not joint.

          (p) The indemnity and contribution agreements contained in this
     Section 8.17 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Securities Indemnified Party or by or on behalf of Parent, and (iii) the consummation of the sale or successive resale of the Registered Stock.

     SECTION 8.18 Document Review. At least three business days prior to the filing of the Resale Registration Statement or the Proxy Statement with the SEC, Parent will provide the Company and the Stockholders with copies of such documents and will make all changes to such documents reasonably requested by the Company or the Stockholders to information contained therein relating to the Company or the Stockholders.

                                   ARTICLE IX

                                   CONDITIONS

     SECTION 9.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) the issuance of shares of Parent Common Stock pursuant to this Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of Parent under applicable law and applicable Nasdaq requirements;

          (b) an additional listing application shall have been filed with Nasdaq with respect to the shares of Parent Common Stock issuable in the Merger and those to be reserved for issuance upon exercise of Company Options as provided in Section 3.5 hereof;

          (c) the waiting period applicable to the consummation of the Merger under the HSR Act, if any, shall have expired or been terminated;

          (d) the Proxy Statement shall have been cleared by the SEC;

          (e) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

          (f) no statute, rule or regulation shall have been enacted by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the Merger illegal;

          (g) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby, and all consents from lenders required to consummate the Merger, including, without limitation, all required consents or approvals of each person that is a party to a contract or agreement identified in Section 5.11 of the Company Disclosure Schedule shall have been obtained and be in effect at the Effective Time;

          (h) Arthur Andersen LLP, certified public accountants for Parent, shall have delivered a letter, dated the Closing Date, addressed to Parent, in form and substance reasonably satisfactory to Parent, to the effect that the Merger will qualify for a pooling of interests accounting treatment if consummated in accordance with this Agreement; and

          (i) each of the parties to the Agreement shall have received a letter dated the Closing Date, addressed to the Company, from Ernst & Young LLP, certified public accountants for the Company, regarding such firm's concurrence with the Company's management's conclusions that no conditions exist related to the Company that would preclude the Parent's accounting for the Merger with the Company as a pooling of interests under APB No. 16 if closed and consummated in accordance with this Agreement.

     SECTION 9.2 Conditions to Obligation of the Company to Effect the Merger. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

          (a) Parent and Subsidiary shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent and Subsidiary contained in this Agreement shall be true and correct on and as of the date made and (except to the extent that such representations and warranties speak as of an earlier date) on and as of the Closing Date as if made at and as of such date, and the Company shall have received a certificate of the Chairman of the Board and Chief Executive Officer, the President or a Vice President of Parent and of the President and Chief Executive Officer or a Vice President of Subsidiary to that effect;

          (b) the Company shall have received an opinion of Shartsis, Friese & Ginsburg LLP, in form and substance reasonably satisfactory to the Company, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by Parent, the Company or Subsidiary as a result of the Merger, and (iii) no gain or loss will be recognized by the holders of Company Common Stock upon the exchange of their Company Common Stock solely for shares of Parent Common Stock. In rendering such opinion, such counsel may rely upon representations contained in certificates of officers and certain stockholders of Parent, the Company and Subsidiary;

          (c) the Company shall have received from McDermott, Will & Emery a written opinion dated the Closing Date, in substantially the form attached hereto as Exhibit D.

          (d) on the Closing Date, Parent shall have delivered to each Stockholder a certificate representing the number of shares of Parent Common Stock which such holder has the right to receive pursuant to Article III hereof; and

          (e) the Resale Registration Statement shall have been declared effective by the SEC on or before the Closing Date and shall be effective on the Closing Date.

     SECTION 9.3 Conditions to Obligations of Parent and Subsidiary to Effect the Merger. Unless waived by Parent and Subsidiary, the obligations of Parent and Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

          (a) the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company and the Stockholders contained in this Agreement shall be true and correct on and as of the date made and (except to the extent that such representations and warranties speak as of an earlier date) on and as of the Closing Date as if made at and as of such date, and Parent shall have received a Certificate of the President and Chief Executive Officer of the Company and of each Stockholder to that effect;

          (b) Parent shall have received (i) from Shartsis, Friese & Ginsburg LLP a written opinion dated the Closing Date, in substantially the form attached hereto as Exhibit E; and (ii) from attorneys representing each Stockholder written opinions dated the Closing Date in form and substance reasonably satisfactory to Parent;

          (c) each holder of Company Common Stock shall have delivered to Parent the certificates representing such Company Common Stock, which certificates shall be properly endorsed for transfer or accompanied by duly executed stock powers in either case executed in blank or in favor of Parent or its designee;

          (d) Parent, the Escrow Agent and each Stockholder shall have executed and delivered the Escrow Agreement;

          (e) prior to the Effective Time, John M. Howe shall have terminated his employment with the Company pursuant to that certain Employment Termination Agreement (the "Employment Termination Agreement") dated the date hereof and attached hereto as Exhibit F. The Surviving Corporation or Parent and each of John F. Allen and John M. Howe shall have executed and delivered employment agreements in substantially the form set forth in
     Section 8.11 of the Parent Disclosure Schedule (the "Employment Agreements"), each of even date herewith by and between the Surviving Corporation or Parent, as the case may be, and each such person;

          (f) each director and officer of the Company shall have resigned from his or her position as a director or officer of the Company, as the case may be, effective as of the Effective Time;

          (g) either (i) the Company shall have obtained and delivered to Parent all necessary consents or waivers under that certain Amended and Restated Loan Agreement among the Company, Fleet Bank, N.A. and other banks dated June 19, 1995 (the "Loan Agreement") to enable the Merger and the other transactions contemplated by this Agreement to be consummated without causing an event of default or any acceleration of indebtedness under the Loan Agreement, or (ii) all outstanding indebtedness under the Loan Agreement shall have been repaid and the Loan Agreement shall have been terminated prior to the Effective Time; and

          (h) The Company shall have delivered to Parent Company Financial Statements prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and which fairly present the financial position of the Company and its subsidiaries at the dates thereof and the results of operations and changes in financial position of the Company and its subsidiaries for the respective periods indicated, which Company Financial Statements will reflect a 100% deferral of interim rents and will not reflect any other changes from the Company Financial Statements delivered pursuant to Section 5.5 hereto unless approved in writing by Parent.

                                   ARTICLE X

                                INDEMNIFICATION

     SECTION 10.1 Indemnification of Parent Indemnified Parties. Subject to the overall limitations and time limitations set forth in Section 10.5 below and the limitations on recourse set forth in Section 10.6 below, each Stockholder, jointly and severally, agrees to indemnify and hold harmless Parent and each officer, director, employee, consultant, stockholder and affiliate of Parent (which after the Closing shall include the Company) (collectively, the "Parent Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, "Damages") which any of the Parent Indemnified Parties may sustain, or to which any of Parent Indemnified Parties may be subjected, relating to or arising directly or indirectly out of any breach or default by the Company or the Stockholders of any of their representations or warranties contained in Article V or VI hereof (determined without regard to any qualifications as to materiality in such representations or warranties) or any covenants or agreements under this Agreement. Any Damages which any Parent Indemnified Party sustains, or to which any of the Parent Indemnified Parties may be subjected, are referred to herein as "Parent Indemnified Costs".

     SECTION 10.2 Indemnification of the Company Indemnified Parties. Subject to the overall limitations and time limitations set forth in Section 10.5 below and the limitations on recourse set forth in Section 10.6 below, Parent agrees to indemnify and hold harmless the Company, each Stockholder and each officer, director, authorized representative, employee, consultant, stockholder, limited partner, general partner or affiliate of the Company or any Stockholder which is not a natural person (collectively, the "Company Indemnified Parties" and together with Parent Indemnified Parties, the "Indemnified Parties") from and against any and all Damages which any of the Company Indemnified Parties may sustain, or to which any of the Company Indemnified Parties may be subjected, related to or arising directly or indirectly out of any breach or default by Parent or Subsidiary of any of their representations or warranties contained in Article IV hereof (determined without regard to any qualifications as to materiality in such representations or warranties), or any covenants or agreements under this Agreement. Any Damages which any Company Indemnified Party sustains, or to which any of the Company Indemnified Parties may be subjected, are referred to herein as the "the Company Indemnified Costs" and together with Parent Indemnified Costs, the "Indemnified Costs". Any Indemnified Costs arising out of or relating to any breach or default by any party who is obligated to provide indemnification hereunder (an "Indemnifying Party") of any of his, her or its representations, warranties, covenants or agreements under this Agreement are referred to herein as Indemnified Representation Costs.

     SECTION 10.3 Defense of Third-Party Claims. An Indemnified Party shall give prompt written notice to any Indemnifying Party of the commencement or assertion of any action, proceeding, demand or claim by a third party (collectively, a "third-party action") in respect of which such Indemnified Party shall seek indemnification hereunder. Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it, he or she may have to such Indemnified Party under this Article X except to the extent the failure to give such notice materially and adversely prejudices such Indemnifying Party. The Indemnifying Party shall have the right to assume control of the defense of, settle or otherwise dispose of such third-party action on such terms as he, she or it deems appropriate; provided, however, that:

          (a) The Indemnified Party shall be entitled, at his, her or its own expense, to participate in the defense of such third-party action (provided, however, that the Indemnifying Parties shall pay the attorneys' fees of the Indemnified Party) if (i) the employment of separate counsel shall have been authorized in writing by any such Indemnifying Party in connection with the defense of such third-party action, (ii) the Indemnifying Parties shall not have employed counsel reasonably satisfactory to the Indemnified Party to take charge of such third-party action, or (iii) the Indemnified Party's counsel shall have advised the Indemnified Party in writing, with a copy to the Indemnifying Party, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel or that there are defenses available to the Indemnified Party that are not available to the Indemnifying Party);

          (b) The Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party;

          (c) To the extent that the Indemnified Party participates in the defense of any third-party action as contemplated by Section 10.3(a), the Indemnified Party shall obtain the prior written approval of the Indemnifying Party before entering into or making any settlement, compromise, admission or acknowledgment of the validity of such third party action or any liability in respect thereof.

          (d) No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such third-party action; and

          (e) The Indemnifying Party shall not be entitled to control (but shall be entitled to participate at his, her or its own expense in the defense
     of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission or acknowledgment of any third-party action (i) as to which the Indemnifying Party fails to assume the defense within a reasonable length of time or (ii) to the extent the third-party action seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets or financial condition of the Indemnified Party; provided, however, that the Indemnified Party shall make no settlement, compromise, admission or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.

     The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Article X and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested.

     SECTION 10.4 Direct Claims. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 10.3 because no third-party action is involved, the Indemnified Party shall notify the Indemnifying Party in writing of any Indemnified Costs which such Indemnified Party claims are subject to indemnification under the terms hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim except to the extent the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.

     SECTION 10.5 Limitations. Subject to Section 10.6 and Section 12.8 hereof, the following limitations shall apply to claims for Indemnified Costs made pursuant to this Article X; provided, however, that, notwithstanding anything herein to the contrary, (i) the following limitations shall not apply to any claims contemplated by Sections 8.17(l) or 8.17(m) hereof and (ii) the limitations in Section 10.5(a) (relating to Minimum Loss) shall not apply to any claims for Parent Indemnified Costs related to or arising out of a breach of the representations and warranties of the Company and the Stockholders contained in
Section 5.24 hereof.

          (a) Minimum Loss. No Indemnifying Party shall be required to indemnify an Indemnified Party under this Article X for any Indemnified Representation Costs except to the extent that the aggregate amount of Indemnified Costs for which the Indemnified Party is otherwise entitled to indemnification pursuant to this Article X exceeds $500,000 (the "Minimum Loss"), whereupon the Indemnified Party shall be entitled to be paid the entire amount of such Indemnified Representation Costs, subject to the limitations on recovery and recourse set forth in this Section 10.5 and in
     Section 10.6 below. For purposes of determining the aggregate amount of Minimum Loss suffered by an Indemnified Party, each representation and warranty contained in this Agreement for which indemnification can be or is sought hereunder shall be read (including, without limitation, for purposes of determining whether a breach of such representation or warranty has occurred) without regard to materiality qualifications that may be contained therein (including a Company Material Adverse Effect or a Parent Material Adverse Effect). As used in the foregoing provisions of this
     Section 10.5(a), an "Indemnified Party" refers to all of the Parent Indemnified Parties on the one hand and all of the Company Indemnified Parties on the other hand, and an "Indemnifying Party" refers to Parent on the one hand and the Company and each Stockholder, together, on the other hand.

          (b) Limitation as to Time. Except as hereinafter provided, no Indemnifying Party shall be liable for any Indemnified Costs pursuant to this Article X relating to or arising out of any breach of a representation or warranty contained in this Agreement unless a written claim for indemnification in accordance with Section 10.3 or 10.4 is given by the Indemnified Party to the Indemnifying Party with respect thereto by 5:00 p.m., Eastern time, on the date of issuance of the first report of Parent's independent auditors on the combined operations of Parent and the Company following the Merger. Notwithstanding anything in this Agreement to the contrary, (i) there shall be no time limitation with respect to claims relating to or arising out of a breach of a covenant or agreement contained in this Agreement; and (ii) the representations and warranties set forth in
     Section 5.24 hereof shall survive for a period of four years after the Closing Date.

          (c) Liability Cap. Without limiting any of the foregoing provisions of this Section 10.5, the parties hereto agree that the indemnification obligations of the Company and Stockholders under this Article X shall be limited to $7.9 million and the indemnification obligations of Parent under this Article X shall be limited to an amount equal to $7.9 million in Indemnified Costs.

          (d) NOL Offset. Parent agrees that any indemnification obligations of the Stockholders under this Article X with respect to a breach of any representations or warranties of the Company or the Stockholders in Section
     5.12 hereof shall first be satisfied by setting off an equivalent amount of the accrued Net Operating Loss of the Company (up to the aggregate amount of the actual accrued Net

     Operating Loss of the Company as of the Effective Date); provided that the Stockholders shall only be entitled to apply the accrued Net Operating Loss of the Company as a setoff with respect to that portion of the indemnification obligation that represents amounts owed to any taxing authority for which the Net Operating Loss of the Company could otherwise be applied (e.g., to the extent that such indemnification obligations include any amounts due as a result of penalties assessed by a taxing authority for which the Company's accrued Net Operating Loss could not be applied, such amount may not be set off by the Stockholders). Any amount of the accrued Net Operating Loss of the Company which is used by the Stockholders to set off against any indemnification obligation with respect to Section 5.12 shall not be counted towards the Minimum Loss provisions of
     Section 10.5(a) or the liability cap provisions of Section 10.5(c).

          (e) Limitations on Indemnification. Article X shall not apply to any claims arising under or related to the Employment Agreements, the Escrow Agreement or the Affiliate Letters.

     SECTION 10.6 Recourse Against Escrowed Shares. Subject to Section 12.8 hereof, any claim by a Parent Indemnified Party against any Stockholder for Parent Indemnified Costs payable under this Article X (other than a claim related to or arising out of a breach of the representation and warranty set forth in Section 5.24 hereof) shall be payable only out of the Escrowed Shares for all amounts due to the Parent Indemnified Party from such Stockholder with respect to such claim and shall be payable in an amount not to exceed the Maximum Escrow Amount (as defined below) of such Stockholder. In no event shall the Parent Indemnified Party be entitled to be paid out of the Escrowed Shares in respect of claims against a Stockholder an amount in excess of such Stockholder's Maximum Escrow Amount. In the event of any claim pursuant to
Section 10.1 hereof by a Parent Indemnified Party against one or more Stockholders, each such Stockholder's Maximum Escrow Amount shall be reduced (but not below zero) by such Stockholder's pro rata portion, determined in accordance with the percentage set forth opposite such Stockholder's name on Exhibit B, of the amount paid out of the Escrowed Shares in respect of such claim, and, to the extent that the portion of such claim for which such Stockholder is liable exceeds such Stockholder's Maximum Escrow Amount as of the time of payment of such claim out of the Escrowed Shares, the Parent Indemnified Party shall then be entitled to seek the remaining amount of such claim from such other Stockholders whose respective Maximum Escrow Amounts exceed zero, pro rata based upon the Maximum Escrow Amounts of such Stockholders as of the time of payment of such claim, until such claim has been paid in full or each Stockholder's Maximum Escrow Amount has been reduced to zero. For purposes of this Section 10.6, a Stockholder's "Maximum Escrow Amount" shall mean, at any time, such Stockholder's pro rata share of the Escrowed Shares, less any amounts previously deducted from such Stockholder's Maximum Escrow Amount in accordance with this Section 10.6. For purposes of satisfying a claim for Parent Indemnified Costs under this Section 10.6, the Escrowed Shares shall be valued $25 per share. Subject to the provisions of Section 12.8, the parties hereto intend and agree that, notwithstanding anything to the contrary stated in any other paragraph of this Agreement, the Parent Indemnified Parties' sole recourse against the Stockholders for any claim with respect to a breach of this Agreement (other than a claim contemplated by Sections 8.17(l) or 8.17(m) hereof or a claim related to or arising out of the representation and warranty set forth in Section 5.24 hereof) shall be governed by, and subject to the terms and provisions of, the Escrow Agreement, and that the maximum aggregate liability of the Stockholders under this Article X shall in no event exceed $7.9 million.

                                   ARTICLE XI

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 11.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, whether before or after the Parent Stockholders' Approval, by the mutual written consent of the Company and Parent or as follows:

          (a) The Company shall have the right to terminate this Agreement:

             (i) upon a breach of a representation or warranty of Parent contained in this Agreement which has not been cured in all material respects and which has had or is likely to have a Parent Material Adverse Effect and caused any of the conditions set forth in Section 8.2(a) to be incapable of being satisfied by the Termination Date;

             (ii) if the Merger is not completed by December 31, 1998 (the "Termination Date") (unless due to a delay or default on the part of the Company);

             (iii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the Company and if the Company shall have used reasonable efforts to prevent the entry of such order;

             (iv) if Parent (A) fails to perform in any material respect any of its covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default specifying such default in reasonable detail is given to Parent by the Company;

             (v) if the stockholders of Parent fail to approve the issuance of the shares of Parent Common Stock pursuant to the Merger at a duly held meeting of stockholders called for such purpose or any adjournment or postponement thereof; or

             (vi) if the Average Closing Price is less than $21.00. For purposes of this Agreement, "Average Closing Price" shall mean the average of the daily closing prices per share of Parent Common Stock (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source chosen by Parent) during the 20 consecutive trading days in which such shares are traded on Nasdaq, ending at the close of trading on the fifth trading day preceding any then scheduled Closing Date (such amount to be appropriately adjusted for any stock split or stock dividend or distribution, combination or other change in Parent Common Stock).

          (b) Parent shall have the right to terminate this Agreement:

             (i) upon a breach of a representation or warranty of the Company or the Stockholders contained in this Agreement which has not been cured in all material respects and which has had or is likely to have a Company Material Adverse Effect and has caused any of the conditions set forth in Section 9.3(a) to be incapable of being satisfied by the Termination Date;

             (ii) if the Merger is not completed by December 31, 1998 (unless due to a delay or default on the part of Parent);

             (iii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of Parent and if Parent shall have used reasonable efforts to prevent the entry of such order; or

             (iv) if the Average Closing Price is less than $21.00.

     SECTION 11.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company pursuant to the provisions of Section 11.1, this Agreement shall forthwith become void and there shall be no liability or further obligation on the part of the Company, Parent, Subsidiary or their respective officers or directors (except with respect to this Section 11.2, the second sentence of Section 8.1(a) and Sections 8.1(b), 8.6 and 12.4, all of which shall survive the termination). Nothing in this Section 11.2 shall relieve any party from liability for any willful and intentional breach of any covenant or agreement of such party contained in this Agreement.

     SECTION 11.3 Amendment. This Agreement may not be amended except by action taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law. Such amendment may take place at any time prior to the Closing Date, and, subject to applicable law, whether before or after approval by the stockholders of the Company, Parent or Subsidiary.

     SECTION 11.4 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE XII

                               GENERAL PROVISIONS

     SECTION 12.1  Survival of Representations and Warranties.

          (a) Except as set forth in Section 12.1(b) of this Agreement, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement; provided, however, that nothing in this Section 12.1(a) shall in any way limit the effect of disclosures made by a party in the Disclosure Schedules attached hereto with respect to the representations and warranties of such party.

          (b) Each representation, warranty, covenant and agreement set forth in this Agreement shall survive the Effective Time. The representations and warranties of the Company and the Stockholders set forth in Section 5.24 hereof shall survive the Effective Time for a period of four years from the Effective Time. All other representations and warranties made by any of the parties to this Agreement shall expire on the last day, if any, that any claims for breaches of such representations and warranties may be made pursuant to Section 10.5 hereof, except that any such representation or warranty that has been made the subject of a third-party or direct claim prior to such expiration date shall survive with respect to such claim until the final resolution of such claim pursuant to Article X. Except as otherwise specifically stated in this Agreement, all covenants and agreements in this Agreement shall survive the Closing indefinitely.

     SECTION 12.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) If to Parent or Subsidiary to:

          First Sierra Financial, Inc.
          600 Travis Street
          Suite 7050
          Houston, Texas 77002
          Attention: Chief Executive Officer
           with a copy to:

          Karen A. Dewis
          McDermott, Will & Emery
          600 13th Street, N.W.
          Washington, DC 20005-3096

          (b) If to the Company, to:

          Oliver-Allen Corporation, Inc.
          801 Larkspur Landing
          Larkspur, California 94939
          Attention: John F. Allen

          with a copy to:

          Jeffrey A. O'Connell
          Shartsis, Friese & Ginsburg LLP
          One Maritime Plaza
          Eighteenth Floor
          San Francisco, California 94111

          (c) If to the Stockholders, to:

     SECTION 12.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the parties.

     SECTION 12.4 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof,
(b) shall not be assigned by operation of law or otherwise, except that Subsidiary may assign this Agreement to any other wholly-owned subsidiary of Parent. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

     SECTION 12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 12.6 Parties in Interest. Other than as provided in Section 3.5 hereof, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 12.7 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     SECTION 12.8 No Waiver Relating to Claims for Fraud. Notwithstanding anything herein to the contrary, the liability of any party under Article X shall be in addition to, and not exclusive of any other liability that such party may have at law or equity based on such party's intentional misrepresentations or fraudulent acts or omissions. Notwithstanding anything herein to the contrary, none of the provisions set forth in this Agreement, including, but not limited, to the provisions set forth in Sections 10.5(a) (relating to Minimum Loss), 10.5(b) (relating to limitations on the period of time during which a claim for indemnification may be brought), or 10.5(c) (relating to liability caps) or 10.6 (relating to recourse against Escrowed Shares), shall be deemed a waiver by any party to this Agreement of any right or remedy which such party may have at law or equity based on any other party's intentional misrepresentations or fraudulent acts or omissions, nor shall any such provisions limit, or be deemed to limit, (a) the amounts of recovery sought or awarded in any such claim for fraud, (b) the time period during which such a claim for fraud may be brought, or (c) the recourse which any such party may seek against another party with respect to such a claim for fraud; provided, that with respect to such rights and remedies at law or equity, the parties further acknowledge and agree that none of the provisions of this Section 12.8, nor any references to this Section 12.8 throughout this Agreement, shall be deemed a waiver of any defenses which may be available in respect of actions or claims for fraud or violation of state or federal securities laws, including but not limited to, defenses of statutes of limitations or limitations of damages.

     SECTION 12.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, Parent, Subsidiary and the Company have caused this Agreement to be signed by their respective officers and attested to as of the date first written above.

                                                            FIRST SIERRA FINANCIAL, INC.

Attest:

                /s/ MICHAEL A. SABEL                                      By: /s/ THOMAS J. DEPPING
-----------------------------------------------------         -------------------------------------------------
                                                                           Name: Thomas J. Depping
                                                                              Title: President
                                                            SIERRA ACQUISITION CORPORATION I

Attest:

                /s/ MICHAEL A. SABEL                                      By: /s/ THOMAS J. DEPPING
-----------------------------------------------------         -------------------------------------------------
                                                                          Name:  Thomas J. Depping
                                                                              Title: President
                                                            OLIVER-ALLEN CORPORATION, INC.

Attest:

                  /s/ QUINTON YEUNG                                         By: /s/ JOHN F. ALLEN
-----------------------------------------------------         -------------------------------------------------
                                                                             Name: John F. Allen
                                                                              Title: President

                                                  STOCKHOLDERS:

                                                            John F. Allen and Elizabeth H. Allen,
                                                            Trustees, John F. Allen and Elizabeth H. Allen
                                                            Family Trust, U/T/D July 10, 1992

                                                                            By: /s/ JOHN F. ALLEN
                                                              -------------------------------------------------
                                                                               John F. Allen,
                                                                                   Trustee

                                                            John R. Domingos, Trustee, Elizabeth W. F. Allen
                                                            Trust, U/T/D December 26, 1992

                                                                          By: /s/ JOHN R. DOMINGOS
                                                              -------------------------------------------------
                                                                              John R. Domingos,
                                                                                   Trustee

                                                            John R. Domingos, Trustee, Nicholas M. Allen Trust,
                                                            U/T/D December 26, 1992

                                                                          By: /s/ JOHN R. DOMINGOS
                                                              -------------------------------------------------
                                                                              John R. Domingos,
                                                                                   Trustee

                                                            The Marin Community Foundation

                                                                         By: /s/ THOMAS PETERS, PH.D
                                                              -------------------------------------------------
                                                                            Thomas Peters, PH.D,
                                                                                  President

                                                                      APPENDIX B



                                 July 28, 1998



Board of Directors


First Sierra Financial, Inc.


600 Travis Street, #7050


Houston, TX 77002



Gentlemen:



     You have requested that Friedman, Billings, Ramsey & Co., Inc. ("FBR") provide you with its opinion as to the fairness, from a financial point of view, to holders of common stock ("Stockholders") of First Sierra Financial, Inc. ("FSFH") of the Exchange Ratio (as hereinafter defined) to be provided by FSFH pursuant to the Agreement and Plan of Merger by and between FSFH and Oliver-Allen Corporation ("OAC"), dated June 10, 1998 (the "Merger Agreement"), pursuant to which OAC will be merged with and into FSFH (the "Merger"). The Merger Agreement provides, among other things and subject to certain terms and conditions, that each issued and outstanding share of OAC common stock shall be converted into a number of shares of FSFH Common Stock determined by dividing
(i) $79 million minus any transaction fees incurred by OAC in excess of $5.1 million by (ii) $25 and then dividing the quotient thereof by the aggregate number of shares of OAC common stock issued and outstanding at the closing of the Merger (the "Exchange Ratio"). In addition, each option to purchase OAC common stock that is outstanding at the closing of the Merger (an "OAC Option") shall be converted into an option to purchase the number of shares of FSFH Common Stock equal to the number of shares of OAC common stock subject to the OAC Option multiplied by the Exchange Ratio at an exercise price equal to the exercise price under the OAC Option divided by the Exchange Ratio. The Merger Agreement will be considered at a special meeting of the Stockholders of FSFH. The terms of the Merger are more fully set forth in the Merger Agreement.



     In delivering this opinion, FBR has completed the following tasks:



          1. reviewed OAC's Audited Financial Statements for the fiscal years ended June 30, 1997, 1996 and 1995;



          2. reviewed OAC's Unaudited Quarterly Financial Statements for the nine months ending March 31, 1998;



          3. reviewed OAC's Federal and State (California only) Tax Returns for the three years ended December 31, 1996, 1995 and 1994;



          4. reviewed OAC's Descriptive Memorandum and Management Presentation which were prepared by OAC's management and NationsBanc Montgomery Securities;



          5. reviewed OAC's financial projections for the five years ended June 30, 1998 through 2002;



          6. reviewed First Sierra's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for the fiscal year ended December 31, 1997, and First Sierra's Quarterly Reports on Form 10-Q filed with the SEC for the fiscal quarters ended March 31, 1998, and September 30 and June 30, 1997;



          7. reviewed the reported market prices and trading activity for First Sierra Common Stock for the period May 15, 1997 through June 8, 1998;



          8. reviewed certain information, including financial forecasts, relating to the businesses, earnings, assets, liabilities and prospects of First Sierra and OAC furnished to FBR by senior management of First Sierra and OAC, as well as the amount and timing of the cost savings and related expenses and revenue enhancements expected to result from the Merger furnished to FBR by senior management of First Sierra and OAC (the "Synergies");

          9. conducted discussions with members of senior management of First Sierra and OAC concerning the respective businesses, prospects, regulatory conditions and contingencies of First Sierra and OAC before and after giving effect to the Merger and the Synergies;

          10. compared the results of operations and financial condition of First Sierra and OAC with those of certain publicly-traded financial services companies that FBR deemed to be reasonably comparable to First Sierra or OAC, as the case may be;

          11. reviewed the financial terms, to the extent publicly available, of certain acquisition transactions that FBR deemed to be reasonably comparable to the Merger;

          12. reviewed the potential pro forma impact of the Merger to the Stockholders;

          13. reviewed a copy of the Merger Agreement; and

          14. reviewed such other financial studies and analyses and took into account such other matters as FBR deemed necessary, including an assessment of general economic, market and monetary conditions.

     In rendering this opinion, FBR did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning FSFH and OAC furnished to it by FSFH or OAC, or the publicly-available financial and other information regarding FSFH and certain other financial services companies. FBR has assumed, for the purposes of this opinion, that all such information is accurate and complete. FBR has further relied on the assurances of management of FSFH and OAC that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading. With respect to financial forecasts for OAC and FSFH provided to FBR by their respective management, FBR has assumed, for the purposes of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of such management at the time of preparation as to the future financial performance of OAC and FSFH, as the case may be. FBR has assumed that there has been no material change in OAC's assets, financial condition, result of operations, business or prospects since March 31, 1998. FBR did not undertake an independent appraisal of the assets or liabilities (contingent or otherwise) of OAC nor was FBR furnished with any such appraisals. FBR is not an expert in the evaluation of allowances for loan or lease losses, was not requested to and did not review the adequacy of such allowances, and was not requested to and did not review any individual credit files of OAC. FBR's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to FBR as of the date of this opinion. FBR expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger.

     FBR, as part of its institutional brokerage, research and investment banking practice, is regularly engaged in the valuation of securities and the evaluation of transactions in connection with mergers and acquisitions of commercial banks, savings institutions, financial institution holding companies, leasing companies and other specialty finance companies, initial and secondary offerings, mutual-to-stock conversions of savings institutions, as well as business valuations for other corporate purposes for financial services companies and real estate related companies. FBR has experience in, and knowledge of, the valuation of specialty finance company securities in Texas, California and the rest of the United States.

     FBR has acted as a financial advisor to FSFH in connection with the Merger and will receive a fee for services rendered which is contingent upon the consummation of the Merger. In the ordinary course of FBR's business, it may effect transactions in the securities of FSFH for its own account and/or for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities. From time to time, principals and/or employees of FBR may also have positions in such securities.

     Based upon and subject to the foregoing, as well as any such other matters as we consider relevant, it is FBR's opinion, as of the date hereof, that the Exchange Ratio is fair, from a financial point of view, to the Stockholders of FSFH.

     This letter is solely for the information of the Board of Directors and Stockholders of FSFH and may not be relied upon by any other person or used for any other purpose, reproduced, disseminated, quoted from or referred to without FBR's prior written consent; provided, however, this letter may be referred to and reproduced in its entirety in proxy materials sent to the Stockholders in connection with the solicitation of approval for the Merger.



                                      Very truly yours,



                                      /s/ FRIEDMAN, BILLINGS, RAMSEY & CO., INC.



                                      FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

--------------------------------------------------------------------------------

                          FIRST SIERRA FINANCIAL, INC.
                               600 TRAVIS STREET
                                   SUITE 7050
                               HOUSTON, TX 77002

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST SIERRA
                                FINANCIAL, INC.

     FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 28, 1998



    The undersigned stockholder(s) of First Sierra Financial, Inc. ("First Sierra") hereby constitute(s) and appoint(s) Thomas J. Depping and Sandy B. Ho and each of them acting individually, with full power of substitution and revocation, the true and lawful attorney or attorneys and proxies of the undersigned to vote all shares of the common stock, par value $.01 per share, of First Sierra (the "First Sierra Common Stock") owned by or of record in the name of the undersigned, at the special meeting of the stockholders of First Sierra to be held on August 28, 1998 at the Four Seasons Hotel, 1300 Lamar, Houston, Texas 77010 (the "Special Meeting"), or at any adjournments or postponements thereof, for the purposes listed on the reverse side hereof.


    This Proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE OF THIS PROXY. This Proxy may be revoked at any time before it is voted at the Special Meeting by either (i)(a) executing and returning a proxy bearing a later date or
(b) filing written notice of such revocation with First Sierra at 600 Travis Street, Suite 7050, Houston, TX 77002, Fax Number: (713) 221-1818, Attention:
Sandy B. Ho or (ii) attending the Special Meeting and voting in person.

THE BOARD OF DIRECTORS OF FIRST SIERRA UNANIMOUSLY RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.


(1) Approval of Issuance of Shares of First Sierra Common Stock in connection with Merger with Oliver-Allen Corporation, Inc.:

    Approve the issuance of shares of First Sierra Common Stock pursuant to an Agreement and Plan of Merger, dated as of June 10, 1998, by and among First Sierra, Sierra Acquisition Corporation I ("Acquisition") and Oliver-Allen Corporation, Inc. ("Oliver-Allen"), providing for, among other things, the merger of Acquisition with and into Oliver-Allen (the "Merger") and the conversion of each outstanding share of Oliver-Allen common stock, par value $10 per share, into a number of shares of First Sierra Common Stock, determined by dividing (i) $79,000,000 minus any transaction fees in excess of $5,100,000 by (ii) $25, and then dividing the quotient thereof by the aggregate number of shares of common stock of Oliver-Allen issued and outstanding as of the effective time of the Merger.


         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN


                 Continued and to be signed on the reverse side

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(2) Approval of Amendment to Restated Certificate of Incorporation:

    Approve an Amendment to the Restated Certificate of Incorporation of First Sierra to increase the number of authorized shares of First Sierra Common Stock from 25,000,000 to 100,000,000.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

(3) Amendment to 1997 Stock Option Plan

    Approved an amendment to First Sierra's 1997 Stock Option Plan to increase the number of shares of First Sierra Common Stock reserved for issuance thereunder to 20% of the shares of First Sierra Common Stock outstanding at any given time.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

    Should any other matters requiring a vote of the stockholders arise, the attorneys above are authorized to vote the same in accordance with their best judgment in the best interest of First Sierra. Management is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.
                                             MARK HERE FOR ADDRESS
                                             CHANGE AND NOTE AT LEFT   [ ]

                                             Please mark, date and sign exactly
                                             as your name(s) appear(s) at left
                                             and return in the enclosed
                                             envelope. If acting as attorney,
                                             executor, administrator, trustee,
                                             guardian, etc., please give full
                                             title. If the signer is a
                                             corporation, please sign the full
                                             corporate name, by fully authorized
                                             officer. If shares are held
                                             jointly, each stockholder named
                                             should sign.

                                             Signature:
                                             -----------------------------------

                                             Date:
                                             -----------------------------------

                                             Signature:
                                             -----------------------------------

                                             Date:
                                             -----------------------------------

--------------------------------------------------------------------------------